Exhibit 99.1

PRINCIPAL FINANCIAL GROUP

ESOP/KSOP PRE-APPROVED PLAN

Third Coast Bank, SSB

401(k) and Employee Stock Ownership Plan

Introduction

The provisions of this Plan apply as of the Effective Date or such later date as may be specified in the Plan or in any attached addendums. This Plan is an ESOP that includes a cash or deferred arrangement under Code §401(k). The Employer’s retirement plan is set out in this document and any amendments to this document. The Plan also includes one or more Trust Agreements and any amendments to these agreements.

Words and phrases defined in Section 2.01 shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise. These words and phrases have initial capital letters to aid in identifying them as defined terms. References to “Section” are references to the provisions set forth in Article 1 through Article 12 of this document. Some of the defined terms and phrases in Section 2.01 and some of the provisions contained in the following articles do not apply to the Plan. The provisions set forth in Plan Elections shall determine whether or not the terms and provisions apply.

Article 1

Plan Elections

Section 1.01 - New, Restated or Amended Plan

This Plan constitutes a restatement of a Plan which was qualifiable under §401(a) of the Internal Revenue Code. Except as provided elsewhere in the Plan, the provisions of this restatement are effective on July 1, 2022. This is the RESTATEMENT DATE.

Section 1.02 - Employer

The Employer is Third Coast Bank, SSB . The Employer is a C Corporation.

Section 1.03 - Plan Name and Plan Number

The Plan Name is Third Coast Bank, SSB 401(k) and Employee Stock Ownership Plan.

The Plan Number is 001.

Section 1.04 - Effective Date

The Plan’s original Effective Date is January 1, 2009.

Section 1.05 - Yearly Date

The Yearly Date is the first day of each Plan Year. The Yearly Date is January 1, 2009 and the same day of each following year.

Section 1.06 - Fiscal Year

The Fiscal Year is the Employer’s taxable year and ends on December 31st.

Section 1.07 - Named Fiduciary

Third Coast Bank, SSB is the Named Fiduciary.

Section 1.08 - Plan Administrator

The Employer is the Plan Administrator. The Plan Administrator’s address is 1800 West Loop S. Suite 100, Houston, Texas 77027; the telephone number is (713) 960-1300; and the Employer’s Tax Identification Number is 26-2027557.

Section 1.09 - Predecessor Employer and Prior Employer

(a)

Predecessor Employer. A Predecessor Employer is a firm of which the Employer was once a part (e.g., due to a spin-off or a change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company). Service with a Predecessor Employer that maintained this Plan is automatically counted since the Employer is defined as including such Predecessor Employer. There are no Predecessor Employers included under the Plan.

(b)

Prior Employer. A Prior Employer is an Employee’s last employer immediately prior to the Employer which is not a Predecessor Employer or a Controlled Group member, but for which service credit is granted under the Plan. Service with such Prior Employer shall be counted only if service continued without interruption. There are no Prior Employers included under this Plan.

Section 1.10 - Eligibility and Participation

The requirements to enter the Plan as a Participant are set forth below. An Eligible Employee is any Employee of the Employer or of an Adopting Employer who is not excluded below. An Independent Contractor is not an Employee. If the Internal Revenue Service (or another agency or court) determines that an individual who the Employer considered to be an Independent Contractor is an Employee of the Employer, then such individual shall become an Eligible Employee as soon as administratively feasible following the reclassification date unless he is otherwise excluded in this Section 1.10. An Employee is eligible to participate in the Plan on the first applicable Entry Date after the Entry requirements below are met.

(a)	Entry Requirements. There is no age or Entry Service requirement.

(b)

Excluded Employees. The following classes of Employees will be excluded: (1) Bargaining Employees; (2) Nonresident Aliens; (3) an individual considered by the Employer to be an independent contractor who is later determined by the Internal Revenue Service to be an Employee, and such individual will continue to be excluded following the reclassification date; and (4) Leased Employees.

(c)	Entry Date. The Entry Date shall be the day the entry requirements are satisfied.

(d)

Entry Date for Top Heavy Contributions. Notwithstanding any other provision in the Plan to the contrary, the earliest Entry Date shall be used to determine if a Participant is an Active Participant for purposes of any minimum contribution under Section 12.04.

(e)

Entry Date for Rollover Contributions. Notwithstanding any other provision in the Plan to the contrary, an Eligible Employee can make Rollover Contributions to the Plan without satisfying any of the entry requirements set forth above.

(f)	Bargaining Employees. Bargaining Employees are not covered by this Plan.

Section 1.11 - Entry Service Crediting

This Section does not apply because there is no Entry Service requirement.

Section 1.12 - Highly Compensated Employee and Testing Methods

(a)	Highly Compensated Employee. The definition of Highly Compensated Employee in Section 2.01 is modified as follows:

(1)	Top Paid Group Election. In determining who is a Highly Compensated Employee, the Employer is not making a top-paid group election.

(2)	Calendar Year Data Election. In determining who is a Highly Compensated Employee (other than as a 5-percent owner), the Employer is not making a calendar year data election.

(b)	Testing Methods. This Plan shall use the current year testing method for purposes of the ADP and ACP Tests.

Section 1.13 - Compensation

(a)

Definition of Compensation. Compensation is used for contribution determinations other than for top-heavy minimum contributions. Compensation, for purposes of Section 2.01 and Section 4.07, and subject to any modifications set forth below, is defined as the definition under Information Required to be Reported Under Code §§6041, 6051, and 6052 (“Wages, Tips and Other Compensation” box on Form W-2), subject to any modifications set forth in this Section 1.13(a), determined on a cash basis.

(b)

Post-Severance Compensation. Post-severance Compensation shall (1) include payments for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; (2) include payments received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income; and (3) exclude salary continuation payments made for Participants who are permanently and totally disabled, as defined it Code §22(e)(3).

(c)

Compensation Exclusions. Compensation shall exclude the following: (1) Code §414(s) Safe Harbor exclusions (reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions), and welfare benefits); (2) Deemed Code §125 Compensation; (3) Bonuses; (4) Commissions; (5) restricted stock; and (6) Section 83(b) income.

(d)	Compensation Inclusions. No other items are included in the Compensation selected in Section 1.13(a).

(e)

Annual Compensation and Compensation Year. Annual Compensation for a Plan Year is an Employee’s Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year. The Compensation Year is the consecutive 12-month period ending on the last day of each Plan Year.

(f)

Compensation Limit for Elective Deferrals. Elective Deferral Contributions may be made with respect to Compensation that exceeds the annual Compensation limit in the definition of Compensation in Plan Section 2.01, provided such Elective Deferral Contributions otherwise satisfy any applicable limitations.

(1)

Compensation in Applying the Code §415 Limitations. In applying the Code §415 limitations under Section 4.07, Compensation means Compensation as defined above, but without regard to any exclusions set forth in Section 1.13(c) above other than Deemed Code §125 Compensation.

Section 1.14 - Elective Deferral Contributions

Elective Deferral Contributions for a Participant are equal to a portion of Compensation as specified in an Elective Deferral Agreement. Such Elective Deferral Contribution shall not be made before the later of (1) the adoption or effective date of the cash or deferred arrangement (CODA) or (2) the date the Participant signs the Elective Deferral Agreement. An Employee who is eligible to participate in the Plan for purposes of Elective Deferral Contributions may file an Elective Deferral Agreement with the Employer. The Participant shall modify or terminate an Elective Deferral Agreement by filing a new Elective Deferral Agreement. An Elective Deferral Agreement shall remain in effect until modified or terminated by the Participant. An Elective Deferral Agreement may be terminated according to the terms of an automatic contribution arrangement, if elected below.

An Elective Deferral Agreement to start or modify Elective Deferral Contributions shall be effective as soon as administratively feasible on or after the Participant’s Entry Date (Reentry Date, if applicable) or any following change date. An Elective Deferral Agreement to start or modify Elective Deferral Contributions must be entered into on or before the date it is effective. An Elective Deferral Agreement to stop Elective Deferral Contributions may be entered into on any date. Such Elective Deferral Agreement shall be effective as soon as administratively feasible following the date on which the Elective Deferral Agreement is entered into.

(a)	Change Date. The change date to increase or decrease the amount of Elective Deferral Contributions shall be any date. With respect to bonuses, no separate change date shall be available.

(b)

Catch-Up Contributions. All Employees who are eligible to make Elective Deferral Contributions and who are age 50 or older by the end of their taxable year shall be eligible to make Catch-up Contributions. Catch-up Contributions shall be matched.

(c)

Roth Elective Deferral Contributions. All Participants who are eligible to make Elective Deferral Contributions may elect to designate all or any portion of their future Elective Deferral Contributions as Roth Elective Deferral Contributions. Distributions of Excess Amounts described in Section 4.08 from the portion of the Participant’s Account resulting from Elective Deferral Contributions shall be made on a pro rata basis from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such Contributions were made for the applicable year. However, a Participant may elect to designate the order for such distributions as specified by the Participant in accordance with procedures established by the Plan Administrator.

(d)	Automatic Contribution Arrangement (ACA). The Plan does not currently provide for an Automatic Contribution Arrangement (ACA).

(e)	Eligible Automatic Contribution Arrangement (EACA). The Plan does not currently provide for an Eligible Automatic Contribution Arrangement (EACA).

Section 1.15 - 401(k) Safe Harbor Contributions

The Plan is a 401(k) Safe Harbor Plan and the 401(k) safe harbor provisions (including the annual notice requirements) described in Section 4.09 apply.

(a)	Satisfaction of Testing. The Plan is intended to satisfy the ADP Test Safe Harbor and the ACP Test Safe Harbor.

(b)	Contribution for All Plan Years. The Employer will make the 401(k) Safe Harbor Contributions for all Plan Years. The ADP Test Safe Harbor shall be satisfied using Qualified Matching Contributions.

(c)

Amount of Contribution. The amount of the Qualified Matching Contributions shall be equal to 100% of Elective Deferral Contributions that are not over 3% of Compensation, plus 50% of Elective Deferral Contributions which are over 3% but are not over 5% of Compensation.

(d)

Calculation Period. Qualified Matching Contributions are calculated based on Elective Deferral Contributions and Compensation for each payroll period, and Qualified Matching Contributions shall be made for all persons who were Active Participants at any time during that payroll period.

(e)	HEART Act Match. The Employer shall not make Matching Contributions for a Participant who dies or becomes Totally Disabled while performing Qualified Military Service.

(f)	Ineligible Participants. There are no ineligible Participants under this Section.

Section 1.16 - QACA Safe Harbor Contributions

QACA Safe Harbor Contributions are not currently permitted.

Section 1.17 - Matching Contributions

(a)

Matching Contribution Formula. The Employer may make discretionary Matching Contributions. If the Employer makes discretionary Matching Contributions to the Plan, the Employer shall provide the Plan Administrator (or Trustee, if applicable), written instructions describing (a) how the discretionary Matching Contribution formula will be allocated to Participants (e.g., a uniform percentage of Elective Deferrals or a flat dollar amount), (b) the computation period(s) to which the discretionary Matching Contribution formula applies, and (c) if applicable, a description of each business location, business classification, or employee group subject to separate discretionary Matching Contribution allocation formulas. Such instructions must be provided no later than the date on which the discretionary Matching Contribution is made to the Plan. A summary of these instructions must be communicated to Participants who receive discretionary Matching Contributions. The summary must be communicated to Participants no later than 60 days following the date on which the last discretionary Matching Contribution is made to the Plan for a Plan Year.

(b)	Catch-Up Contributions Matched. Catch-up Contributions shall be matched.

(c)	Voluntary Contributions Matched. Voluntary Contributions are not permitted.

(d)	HEART Act Match. The Employer shall not make Matching Contributions for a Participant who dies or becomes Totally Disabled while performing Qualified Military Service.

(e)	Ineligible Employees. There are no ineligible Participants under this Section.

(f)	Status as Qualified Matching Contributions. Matching Contributions shall not be Qualified Matching Contributions.

Section 1.18 - Other Employer Contributions and Forfeitures

(a)

Qualified Nonelective Contributions. Qualified Nonelective Contributions may be made for each Plan Year in an amount determined by the Employer. The amount allocated to each eligible person shall be equal to the Qualified Nonelective Contributions multiplied by the ratio of such person’s Annual Compensation for the Plan Year to the total Annual Compensation of all such persons. The Qualified Nonelective Contributions shall be allocated to each person meeting the requirements in Section 1.19(b). Such Qualified Nonelective Contributions shall be made only for, or allocated only to, Nonhighly Compensated Employees.

(b)

Discretionary Contributions. Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer. Discretionary Contributions and Forfeitures, if applicable, shall be allocated as of the last day of the Plan Year. The allocation shall be made for each person meeting the requirements in Section 1.19(b). The amount allocated shall be equal to the Discretionary Contributions multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation for all such persons.

In years in which the Plan is a Top-heavy Plan, as defined in Section 12.02, and the minimum contribution under Section 12.04 is not being provided by other contributions to this Plan or another plan of ours, the allocation shall be made to each person meeting the requirements in Section 1.19(b) and each person entitled to a minimum contribution under Section 12.04. In all other years, the allocation shall be made for each person meeting the requirements in Section 1.19(b). The amount allocated shall be equal to the Discretionary Contributions multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation for all such persons.

The allocation for any person who does not meet the requirements in Section 1.19(b) shall be limited to the amount necessary to fund the minimum contribution.

In years in which the Plan is a Top-heavy Plan, the minimum contribution under Section 12.04 is not being provided by other contributions to this Plan or another plan of ours, and the allocation described above (or any subsequent allocation described below) would provide an allocation for any person less than the minimum contribution required for such person under Section 12.04, such minimum contribution shall first be allocated to all such persons. Then any amount remaining shall be allocated to the remaining persons sharing in the allocation based on Annual Compensation as described above, as if they were the only persons sharing in the allocation for the Plan Year.

The Employer named in Section 1.02 and each Adopting Employer may not determine different amounts of Discretionary Contributions to be allocated separately to their respective Employees.

(c)

Forfeiture Application. Forfeitures of Nonvested Accounts when a Participant receives a distribution of his entire Vested Account, as described in Section 4.05, shall occur on the first day of the Plan Year following the Plan Year in which the Participant receives, or is deemed to receive, the distribution.

Section 1.19 - Net Profit and Contribution Requirements

(a)	Net Profit Requirement. Employer Contributions shall be made without regard to current or accumulated Net Profits.

(b)

Requirements for Contributions. Employer Contributions that are subject to the requirements of this Section 1.19(b) and Forfeitures, if applicable, shall be made for or allocated to each person who was an Active Participant at any time during the Plan Year and has at least 1,000 Hours of Service during the latest Accrual Service Period ending on or before the last day of the Plan Year.

(c)	Accrual Service Period. The Accrual Service Period is the consecutive 12-month period ending on the last day of the Plan Year.

Section 1.20 - Contribution Modifications

(a)	Contribution Limitations. The Annual Additions for a Participant during a Limitation Year shall not be more than the Maximum Annual Addition pursuant to Section 4.07.

(b)	Limitation Year. The Limitation Year is the consecutive 12-month period ending on the last day of the Plan Year.

(c)

Multiple Defined Contribution Plans. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, as defined in Section 4.07, the provisions of Section 4.07(c) through Section 4.07(f) shall apply as if the other plan were a Pre-approved Plan.

(d)

Top-Heavy Plan Requirements. The amount and allocation of Contributions shall be subject to the provisions of Article 12 of the Plan in Plan Years when this is a Top-heavy Plan, as defined in Section 12.02. Section 12.04 provides that during any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Nonkey Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year.

(e)

Prohibited Allocation of Employer Stock in an S Corporation. If Employer Stock is stock in an S Corporation, no portion of the assets of the Plan attributable to (or allocable in lieu of) Employer Stock may, during a Nonallocation Year, accrue as described in Section 4.12(b), or be allocated as described in Section 4.12(c), subject to the following provisions:

(1)	Determination Date. The Determination Date is December 31.

(2)	Calculation of Category 3 Synthetic Equity. The number of shares of Synthetic Equity in Category 3 will be calculated annually on the Determination Date.

(3)

Transfers to Avoid a Code §409(p) Nonallocation Year. If necessary to prevent a Nonallocation Year as described in Section 4.12(a), the Plan Administrator will transfer the minimum number of shares of Employer Stock from the ESOP accounts of Disqualified Persons to the Non-ESOP accounts of those persons that will result in Disqualified Persons owning 49% of the sum of the outstanding shares of stock in the S Corporation (including Deemed-Owned Shares) and the Synthetic Equity Shares owned by Disqualified Persons.

(4)

Payment of Taxes. The payment of taxes on unrelated business taxable income under Code §512(e) will not be paid from the accounts of Participants who have an account in the Non-ESOP Portion of the Plan containing Transferred Shares.

Section 1.21 - Voluntary Contributions, Rollover Contributions and In-Plan Roth Rollovers

(a)	Voluntary Contributions. Voluntary Contributions are not permitted.

(b)	Rollover Contributions. Rollover Contributions may be made by an Eligible Employee or Inactive Participant, subject to the following:

(1)

Direct Rollovers. Direct Rollovers will be accepted from a qualified plan described in Code §§401(a) or 403(a); an annuity contract described in Code §403(b); and an eligible plan under Code §457(b). Direct Rollovers may include any portion of a designated Roth account.

(2)

Participant Rollovers from Other Plans. Participant Rollovers from other plans will be accepted from a qualified plan described in Code §§401(a) or 403(a); an annuity contract described in Code §403(b); and an eligible plan under Code §457(b).

(3)	Participant Rollovers from an IRA. Participant Rollovers from an IRA will be accepted from an individual retirement account or individual retirement annuity described in Code §§408(a) or (b).

(c)	In-Plan Roth Rollovers. In-Plan Roth Rollovers are not permitted.

Section 1.22 - Investments

(a)

Investment Direction. Subject to the provisions of Article 5, the Annuity Contract, and if applicable, the Trust Agreement(s), the investment of a Participant’s Account shall be directed by the Participant for all Contributions.

(b)	Loans to Participants. Loans are available to a Participant subject to the provisions of Section 6.06.

(1)	Loan Administrator. The Loan Administrator is VP Benefits/Payroll Manager.

(2)	Minimum Loan. The minimum amount of any loan is $1,000.

(3)

Maximum Loan. The maximum amount of any loan is the lesser of (A) 50% of the Participant’s Vested Account, reduced by any outstanding loan balance or (B) $50,000, reduced by the highest outstanding loan balance during the one-year period ending on the day before the loan is made.

(4)	Number of Outstanding Loans. The number of outstanding loans for a Participant shall be limited to one (1).

(5)

Number of Loans Approved. The number of loans approved for a Participant in any rolling 12-month period shall be limited to one (1). In addition to the limitations of this section, after the repayment of an outstanding loan or approval of a loan, no additional loans will be approved for a Participant for 365 days.

(6)	Term of Loan. The term of the loan shall be limited to five years.

(7)

Source of Loan Limited. Loans shall only be available from the portion of the Participant’s Vested Account resulting from all Contributions, excluding any amounts resulting from a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan that is subject to the survivor annuity requirements of Code §§401(a)(11) and 417.

(8)	Employer Stock. The ESOP Portion of the Plan may not be redeemed for purposes of a loan.

(9)

Timing of a Default. If any payment of principal and interest, or any portion thereof, remains unpaid at the end of the calendar-year quarter following the calendar-year quarter in which the payment was due, the loan shall be in default.

(10)

Severance from Employment. An outstanding loan shall become due and payable in full 1 days after a Participant has a Severance from Employment and ceases to be a party-in-interest as defined in ERISA or after complete termination of the Plan except as follows: Subject to the provisions of Section 6.06 and in accordance with nondiscriminatory procedures set up by the Loan Administrator, a Participant may include an outstanding loan balance in a Direct Rollover to another qualified plan.

(c)	Life Insurance. Life Insurance coverage is not provided under this Plan.

(d)	Employer Stock. The ESOP Portion of the Plan is designed to invest primarily in Employer Stock, subject to the following:

(1)

Contributions That Can Be Invested in Employer Stock. The following Employer Contributions can be invested in Employer Stock in the ESOP Portion of the Plan: (A) Elective Deferral Contributions; (B) Matching Contributions; (C) Safe Harbor Contributions; (D) Discretionary Contributions; (E) Qualified Nonelective Contributions; and (F) Rollover Contributions. The amount of such new Contributions that can be directed to be invested in Employer Stock may not exceed 25% of the new Contributions.

(2)	Voting Rights for Employer Stock. Voting rights of all shares of Employer Stock allocated to a Participant’s account will be determined as follows:

(A)

Registration-Type Employer Stock. With respect to Employer Stock that is Registration-Type Employer Stock, each Participant or beneficiary is entitled to direct the Plan as to the manner in which shares of Employer Stock that are entitled to vote, and are allocated to his or her account, are to be voted.

(B)

Non-Registration-Type Employer Stock. With respect to Employer Stock that is not Registration-Type Employer Stock, Participants will be allowed to direct the voting rights for Significant Corporate Events only. The Trustee will have the voting rights for all other matters.

(C)

Number of Shares That Can Be Voted. With respect to matters on which the Participant is entitled to vote, the Participant may cast one vote for each share of Employer Stock allocated to his or her account.

(D)

Shares for Which No Voting Directions Are Received. With respect to matters on which the Participant is entitled to vote and on which no voting directions have been received from the Participant, such shares will be voted in proportion to the directions received.

(E)	Voting Non-Allocated Shares. Unallocated shares of Employer Stock shall be voted in proportion to the directions received.

(3)	Tender Rights. Tender rights or exchange offers for Employer Stock will be determined by the Trustee.

(e)	In-Kind Contributions. The Employer may make all or any portion of the Employer Contributions which are to be invested in Employer Stock to the Trustee in the form of Employer Stock.

(f)	Exempt Loans. With respect to any Exempt Loan incurred by the Plan, the provisions of Section 5.09 shall apply.

(g)

C Corporation Treatment of Dividends. Any dividends the Employer elects to allocate under Section 5.03 will be allocated in the ratio that each eligible Participant’s Employer Stock Account bears to the total Employer Stock Accounts of all Participants.

Section 1.23 - Vesting Percentage

Vesting Percentage, subject to the provisions of Section 2.01, is used to determine the nonforfeitable percentage of a Participant’s Account resulting from Employer Contributions.

Elective Deferral Contributions and Qualified Nonelective Contributions are 100% vested when made. The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age shall be 100%. Beginning January 1, 2007, the Vesting Percentage shall also be 100% for a Participant who dies or becomes disabled while performing Qualified Military Service. For purposes of this paragraph, disabled means the disability is subsequently determined to meet the definition of Totally Disabled.

Any portion of a Participant’s Account that is not 100% vested when made as provided above shall also be 100% when made.

Section 1.24 - Vesting Service

(a)	Vesting Service. A year of Vesting Service is a Vesting Service Period in which an Employee has at least 1,000 Hours of Service.

(b)	Vesting Service Period. A Vesting Service Period is the consecutive 12-month period ending on the last day of each Plan Year.

(c)	Vesting Break. A Vesting Break is a Vesting Service Period in which an Employee is credited with 500 or fewer Hours of Service.

(d)	Vesting Rule of Parity. The vesting rule of parity shall not be applied in determining Vesting Service.

Section 1.25 - Equivalencies

Hours of Service shall be determined on the basis of actual Hours of Service that an Employee is paid or entitled to payment if the Employer maintains hourly records for such Employee. If the Employer does not maintain hourly records for an Employee, Hours of Service shall be determined on the basis of days worked. An Employee shall be credited with ten (10) Hours of Service for each day in which he would otherwise be credited with at least one Hour of Service.

Section 1.26 - Withdrawal Benefits

(a)	Rollover Contributions. A Participant may withdraw any part of his Vested Account resulting from Rollover Contributions. A Participant may make such a withdrawal at any time.

(b)

401(k) Hardship. Subject to the provisions of Section 6.05(a), a Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions in the event of hardship due to an immediate and heavy financial need. Withdrawals from the Participant’s Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant’s Elective Deferral Contributions (and earnings thereon accrued as of December 31, 1988).

A Participant may also withdraw any part of his Vested Account resulting from any of the following Contributions: (1) Matching Contributions (other than Qualified Matching Contributions and QACA Matching Contributions), (2) Discretionary Contributions, and (3) Rollover Contributions.

Hardship distributions relating to medical, tuition, and funeral expenses of a Primary Beneficiary are permitted.

(c)

Age 59 1⁄2 Withdrawals. A Participant may withdraw any part of his eligible Vested Account any time after he attains age 59%. A Participant may only withdraw his Vested Account resulting from the following Contributions: (1) Elective Deferral Contributions, (2) Matching Contributions, (3) Safe Harbor Matching Contributions, (4) Qualified Nonelective Contributions, (5) Discretionary Contributions, and (6) Rollover Contributions. A Participant may make such a withdrawal at any time.

(d)	Five Years as An Active Participant. Withdrawals solely because a Participant has been an Active Participant for at least five years are not permitted.

(e)

Qualified Reservist Distribution. A Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions if such distribution meets the requirements to be a Qualified Reservist Distribution.

(f)	Employer Stock. The ESOP Portion of the Plan may not be redeemed for purposes of withdrawals.

Section 1.27 - Retirement and the Start of Benefits

(a)	Normal Retirement Age. Normal Retirement Age is the age at which the Participant’s Account becomes nonforfeitable if he is an Employee. A Participant’s Normal Retirement Age is age 65.

(b)	Normal Retirement Date. Normal Retirement Date means the date the Participant reaches his Normal Retirement Age.

(c)	Start of Retirement Benefits. A Participant may not choose to have retirement benefits begin before he has a Severance from Employment.

(d)	Early Retirement Date. Early retirement is not permitted.

(e)	Totally Disabled. The definition of Totally Disabled is tied to Social Security disability.

(f)	Vested Benefit Modifications. Section 6.03 permits an Inactive Participant to elect to receive a distribution after he has a Severance from Employment.

(g)

Small Vested Account Modifications. If the value of the Participant’s Vested Account does not exceed $5,000, the entire Vested Account shall be distributed, subject to Section 11.07. Any payment of a small vested account over $1,000 will be considered a Mandatory Distribution, without regard to the Participant’s age at the time of such distribution.

(h)

Beneficiary Modifications. Section 11.08 provides that if there is no Beneficiary named or surviving when a Participant dies, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant’s estate for the benefit of the estate.

Section 1.28 - Forms of Distribution for Retirement Benefits

(a)

ESOP Portion of the Plan. With respect to the ESOP Portion of the Plan, distribution shall be made pursuant to a uniform, nondiscriminatory Distribution Policy promulgated by the Plan Administrator and in accordance with the applicable distribution provisions of Article 7. Any shares of Employer Stock acquired with the proceeds of an Exempt Loan that are distributed from the Plan are subject to a Right of First Refusal as described in Section 7.01(g).

(b)	Non-ESOP Portion of the Plan. With respect to the Non-ESOP Portion of the Plan:

(1)	Automatic Form of Distribution. Subject to the distribution provisions of Article 7, the automatic form of distribution of retirement benefits shall be a single sum payment.

(2)	Optional Forms of Distribution. There are no optional forms of distribution.

(3)	Distribution Modifications. Section 1.28(b)(1) and Section 1.28(b)(2) will be modified as follows:

(A)	Monies from a prior money purchase plan are not held under the Plan.

(4)

Spousal Consent for Distributions. This Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan that is subject to the survivor annuity requirements of Code §§401(a)(11) and 417. Therefore, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity.

Section 1.29 - Adopting Employers

The Adopting Employers listed in the participation agreements attached to this Plan participate with the Employer in a single plan for the benefit of their Employees, as specified in such agreement.

Section 1.30 - Merger or Spin-Off

The following plans merged into this Plan:

(a)	The Heritage Bank 401(k) Plan, effective May 18, 2020

(b)	Third Coast Bank, SSB Employee Stock Ownership Plan , effective July 1, 2022

Article 2

Definitions

Section 2.01 - Definitions

Account means the Participant’s share of the Plan Fund. Separate accounting records shall be kept for those parts of his Account resulting from the following:

(a)	Rollover Contributions

(b)	Pre-tax Elective Deferral Contributions

(c)	Roth Elective Deferral Contributions

(d)	QACA Matching Contributions

(e)	Matching Contributions that are not Qualified Matching Contributions or QACA Matching Contributions

(f)	Qualified Nonelective Contributions

(g)	All other Employer Contributions

If the Participant’s Vesting Percentage is less than 100% as to any of the Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

A Participant’s Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. The Participant’s Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

Accrual Service Period means the period defined in Section 1.19(c).

ACP Test means the nondiscrimination test described in Code §401(m)(2) as provided for in Section 4.08(d).

ACP Test Safe Harbor means the method described in Section 4.09 for satisfying the ACP Test with respect to Matching Contributions.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions of Section 3.01.

Adopting Employer means an employer that is listed in the attached participation agreements.

ADP Test means the nondiscrimination test described in Code §401(k)(3) as provided for in Section 4.08(c).

ADP Test Safe Harbor means the method described in Section 4.09(b) for satisfying the ADP Test.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and that is affiliated within the meaning of Code §414(m) and the regulations thereunder. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annual Compensation means the Employee’s annual Compensation defined in Section 1.13.

Annuity Contract means the annuity contract or contracts into which the Employer, and the Adopting Employers adopting this Plan as a separate plan enter, or the Trustee enters, whichever is appropriate, with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan.

Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or any other form.

Bargaining Employee means an Employee who is represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Regulation Section 1.410(b)-9. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. (See Section 11.08.)

C Corporation means, under United States federal income tax law, any corporation that is taxed separately from its owners.

Catch-up Contributions means Elective Deferral Contributions that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or older by the end of their taxable year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferral Contributions without regard to Catch-up Contributions, such as the limits on the Maximum Annual Additions, as defined in Section 4.07, the dollar limitation on Elective Deferral Contributions under Code §402(g) (not counting Catch-up Contributions), and the limit imposed by the ADP Test. (See Section 1.14(b) and Section 4.01.)

Catch-up Contributions are not subject to the limits on the Maximum Annual Additions, are not counted in the ADP Test, and are not counted in determining the minimum allocation under Code §416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

Claimant means any person who makes a claim for benefits under this Plan. (See Section 10.05.)

Code means the Internal Revenue Code of 1986, as amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

Compensation means one of the following as specified in Section 1.13:

(a)

Information Required to be Reported Under Code §§6041. 6051, and 6052 (“Wages, Tips and Other Compensation” box on Form W-2). Compensation is defined as wages, within the meaning of Code §3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code §§6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code §3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(b)

Code §3401(a) Wages. Compensation is defined as wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(c)

Simplified 415 Compensation. Compensation is defined as wages, salaries, Differential Wage Payments, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums. tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation §1.62-2(c)), excluding:

(1)

employer contributions (other than elective contributions described in Code §402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), unless otherwise specified in Section 1.13(a);

(2)

amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Regulation §1.421-1(b)), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(4)

other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and

(5)	other items of remuneration that are similar to any of the items listed in (1) through (4) above.

If provided in Section 1.09(a), Compensation shall include compensation with a Predecessor Employer which did not maintain this Plan, in which event the crediting of such compensation shall be determined on a reasonably uniform basis to all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

Except as provided herein, Compensation for a specified period is the Compensation actually paid or made available (or if earlier, includible in gross income) during such period, unless otherwise elected in Section 1.13.

Compensation for a Limitation Year shall also include Compensation paid by the later of 2% months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the plan, if the payment is regular Compensation for services during the employee’s regular working hours, or Compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the employee while the Employee continued in employment with the Employer. If elected under Section 1.13(b), Compensation shall include payments (1) for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued, and/or (2) received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2% months after the Severance from Employment date or the end of the Plan Year that includes the Severance from Employment date, except Compensation paid to a Participant who is permanently and totally disabled, as defined in Code §22(e)(3), if provided in Section 1.13.

Back pay, within the meaning of Regulation §1.415(c)-2(g)(8), shall be treated as Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Unless otherwise provided in Section 1.13, Compensation paid or made available during a specified period shall include amounts that would otherwise be included in Compensation but for an election under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

Unless otherwise provided in Section 1.13, Compensation shall also include deemed Code §125 Compensation, which is an amount that is excludible under Code §106 that is not available to a Participant in cash in lieu of group health coverage under a Code §125 arrangement solely because the Participant is unable to certify that he has other health coverage. Amounts are deemed Code §125 Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Unless otherwise provided in Section 1.13, Compensation shall include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions), and welfare benefits.

Specific Compensation may be included or excluded from this definition if provided in Section 1.13.

For purposes of Section 4.08, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with Code §414(s) and the regulations thereunder.

The annual Compensation of each Participant taken into account in determining contributions and allocations for any determination period (the period over which Compensation is determined) shall not exceed $275,000, as adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). If provided in Section 1.13, Elective Deferral Contributions may be made with respect to Compensation that exceeds the annual compensation limit, provided such Elective Deferral Contributions otherwise satisfy any applicable limitations. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s contributions or allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period.

Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

Compensation Year means the consecutive 12-month period defined in Section 1.13.

Contingent Annuitant means an individual named by the Participant to receive a lifetime benefit after the Participant’s death in accordance with a survivorship life annuity.

Contributions means Employer Contributions, Participant Contributions, and Rollover Contributions as set out in Article 4, unless the context clearly indicates only specific contributions are meant.

Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that is under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code §414(b), Code §414(c) and the regulations thereunder and, for purposes of determining contribution limitations under Section 4.07(a), as modified by Code §415(h). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code §414(o) and the regulations thereunder.

Designated Beneficiary means the individual who is designated by the Participant (or the Participant’s surviving spouse) as the Beneficiary of the Participants interest under the Plan and who is the designated beneficiary under Code §401(a)(9) and Regulation §1.401(a)(9)-4.

Designated Roth Account means the portion of a Participant’s Account resulting from Roth Elective Deferral Contributions, In-plan Roth Rollovers, the portion of a Rollover Contribution from a designated Roth account under another plan, and the respective earnings thereon. The Designated Roth Account shall be record kept in a manner that satisfies the separate accounting requirements of Regulation §1.401(k)-1(f).

Differential Wage Payments means any payments that are made by an Employer to an individual with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than 30 days. Such payments shall be made in accordance with Code §3401(h) and represent all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Discretionary Contributions means discretionary Employer Contributions as provided in Section 1.18(b) and Section 4.01.

Distributee means an Employee or former Employee. Also, the Employee’s (or former Employee’s) surviving spouse and the Employee’s (or former Employee’s) spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code §414(p), are Distributees with regard to the interest of the spouse or former spouse. A Distributee includes the Employee’s (or former Employee’s) nonspouse Designated Beneficiary, in which case, the distribution can only be transferred to a traditional IRA or Roth IRA established on behalf of the nonspouse Designated Beneficiary for the purpose of receiving the distribution.

Early Retirement Age means the age defined in Section 1.27(d).

Early Retirement Date means the date specified in Section 1.27(d) which a Participant selects for beginning his early retirement benefit after he reaches Early Retirement Age and has had a Severance from Employment. If a Participant has a Severance from Employment before satisfying any age requirement for Early Retirement Age, but after satisfying any other requirements, the Participant shall be entitled to elect a distribution of his Vested Account as an early retirement benefit upon satisfying such age requirement.

Effective Date means the date specified in Section 1.04.

Elective Deferral Agreement means an agreement between an Eligible Employee and the Employer under which an Eligible Employee may make Elective Deferral Contributions. An Elective Deferral Agreement (or change thereto) must be made in such manner (including by means of voice response or other electronic system under circumstances that the Employer permits) and in accordance with such rules as the Employer may prescribe in a nondiscriminatory manner.

Elective Deferral Agreements cannot relate to Compensation that is payable prior to the effective date of the Elective Deferral Agreement or to Compensation that is payable prior to the later of the adoption or effective date of the cash or deferred arrangement (CODA). In addition, except for occasional bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (a) the performance of services relating to the contributions and (b) when the compensation that is subject to the election would have been payable to the Employee in the absence of an election to defer.

Elective Deferral Agreements shall be made, changed, or terminated according to the provisions of Section 1.14(a) and Section 4.01(a). An Elective Deferral Agreement may also be terminated according to the terms of an automatic contribution arrangement, if any, under Section 1.14 and Section 1.16.

Elective Deferral Contributions means Employer Contributions made in accordance with either an Elective Deferral Agreement or the terms of an automatic contribution arrangement. Elective Deferral Contributions means Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions, unless the context clearly indicates only one is meant.

Employee means an Employee who meets the requirements specified in Section 1.10. However, to the extent an Employee becomes an Employee as a result of a Code §410(b)(6)(C) transaction, that Employee shall not be an Eligible Employee during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. This period is called the transition period. The transition period may end earlier if there is a significant change in the coverage under the Plan or if the Employer chooses to cover all similarly situated Employees as of an earlier date. A Code §410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business. Further, for purposes of this provision, only Employees of the Employer or Adopting Employers are eligible to participate in the Plan.

Eligible Retirement Plan means an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a traditional IRA, a Roth IRA, an annuity plan described in Code §403(a), an annuity contract described in Code §403(b), or a qualified plan described in Code §401(a), that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse as the Alternate Payee under a qualified domestic relations order, as defined in Code §414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a Designated Roth Account, an Eligible Retirement Plan with respect to such portion shall include only (1) another designated Roth account of the individual from whose Account the payments or distributions were made or (2) a Roth IRA of such individual.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Designated Beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code §401(a)(9); (3) any hardship distribution; (4) any Permissible Withdrawal; and (5) any other distribution(s) that is reasonably expected to total less than $200 during a year. For purposes of the $200 rule, a distribution from a Designated Roth Account and a distribution from other accounts under the Plan shall be treated as made under separate plans.

Any portion of a distribution that consists of after-tax employee contributions that are not includible in gross income may be transferred only to (i) a traditional individual retirement account or annuity described in Code §408(a) or (b) (a “traditional IRA”); (ii) a Roth individual retirement account or annuity described in Code §408A (a “Roth IRA”); or (iii) a qualified plan or an annuity contract described in Code §401(a) and 403(b), respectively, that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer. The term Employee shall include any individual receiving Differential Wage Payments. The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraphs as provided in Code §414(n) or (o). Individuals who meet the requirements above may not participate in the ESOP unless they are employed by the corporation that issues the stock held by the ESOP or by any corporation that is a member of the same controlled group of corporations (within the meaning of Code Section 1563(a), as modified by Code §409(l)(4)(B) and (C) and as determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)). For all other purposes under the ESOP, including nondiscrimination and coverage, employees who meet the definition herein are treated as Employees.

Employer means, except for purposes of Section 4.07, the employer named in Section 1.02 and any successor corporation, trade or business which will, by written agreement, assume the obligations of this Plan or any Predecessor Employer that maintained this Plan. Any Employer adopting an ESOP must be a C corporation or S Corporation and cannot be a joint venture or a partnership.

Employer Contributions means Elective referral Contributions, Matching Contributions, Qualified Nonelective Contributions, QACA Nonelective Contributions and Discretionary Contributions as set out in Article 1 and contributions made by the Employer in accordance with the provisions of Section 12.04, unless the context clearly indicates only specific contributions are meant.

Employer Group means each separate group of entities which consists of the Employer and all Adopting Employers that are members of the same Controlled Group as the Employer or consist of an Adopting Employer that is not a member of the same Controlled Group as the Employer and all other Adopting Employers who are members of the same Controlled Group as such Adopting Employer.

Employer Stock means common stock issued by the Employer that is readily tradable on an established securities market. If there is no such common stock, then Employer Stock means common stock issued by the Employer that has a combination of voting power and dividend rights equal to or in excess of (a) that class of common stock of the Employer having the greatest voting power, and (b) that class of common stock of the Employer having the greatest dividend rights. For purposes of this paragraph, Employer includes a corporation that is a member of the same controlled group within the meaning of Code §409(l)(4).

Entry Date means the date an Employee first enters the Plan as an Active Participant for purposes of the Contributions specified in Section 1.10. (See Section 3.01.)

Entry Service means an Employee’s service as defined in Section 1.11. Entry Service shall include service with a Controlled Group member but only for the period such organization is a member of the Controlled Group.

If provided in Section 1.09(a), Entry Service shall include service with a Predecessor Employer which did not maintain this Plan. If provided in Section 1.09(b), Entry Service shall include service with a Prior Employer. If Entry Service includes service with a Predecessor Employer or Prior Employer, the crediting of such service shall be determined on a reasonably uniform basis to all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

Entry Service shall include a Period of Military Duty. If the elapsed time method is used, the entire Period of Military Duty shall be included to the extent it has not already been counted as Entry Service. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for the Employer during such Period of Military Duty to the extent such hour has not already been counted for purposes of Entry Service.

If the elapsed time method is used, Entry Service shall be measured from his Hire Date to his most recent Severance Date. This Period of Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Entry Service shall be expressed as years (on the basis that 365 days equal one year), months (for purposes of the aggregation of fractional months, 30 days equals one month) or days.

If the elapsed time method is used, Entry Service shall include a Period of Severance (service spanning rule) if (a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months, or (b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

If the hours method is used and the Entry Service Period shifts to the Plan Year, an Employee will be credited with two years of Entry Service if he has the Hours of Service required for a year of Entry Service in both his first and second Entry Service Periods.

If the method of crediting Entry Service changes, the provisions of Section 11.13 shall apply.

Entry Service Period means the period defined in Section 1.11.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ESOP means an employee stock ownership plan within the meaning of Code §4975(e)(7) and is designed to invest primarily in Employer Stock.

ESOP Portion means the portion of the Plan that is invested in Employer Stock or that is intended to be available to be invested in Employer Stock.

Exempt Loan means a loan described in Code §4975(d)(3) that meets the requirements for exemption from excise tax imposed under Code §4975(a) and (b) described in Regulation Section 54.4975-7(b).

401(k) Safe Harbor Plan means a plan that satisfies the ADP Test Safe Harbor and to which the 401(k) safe harbor provisions of Section 4.09 apply as provided in Section 1.15.

Fiscal Year means the Employer’s taxable year as provided in Section 1.06.

Forfeiture means the part, if any, of a Participant’s Account that is forfeited. (See Section 4.05 for rules regarding Forfeitures.)

Forfeiture Date means the date the Participant incurs five consecutive Vesting Breaks. Highly Compensated Employee means any Employee who:

(a)	was a 5-percent owner at any time during the year or the preceding year, or

(b)

for the preceding year had compensation from the Employer in excess of $120,000 and, if the Employer so elects in Section 1.12(a)(1), was in the top-paid group for the preceding year. The $120,000 amount is adjusted at the same time and in the same manner as under Code §415(d).

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer has made a calendar year data election in Section 1.12(a)(2), the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5-percent owner.

Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. Each Employer Group may choose to make a calendar year data election or a top-paid group election. Any such election(s) must be in writing and by the date prescribed in Code §414(q). These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code §414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance).

The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code §4’4(q) and the regulations thereunder.

For purposes of this definition, the above references to compensation shall mean Compensation as defined in Section 4.07.

Hire Date means the date an Employee first performs an Hour of Service.

Hour of Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer.

Hour of Service means, for the hours method of crediting service in this Plan, the following:

(a)	Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable service period.

(b)

Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit shall be given to the Employee:

(1)

for more than 501 Hours of Service under this subparagraph (b) on account of any single continuous period in which the Employee performs no Duties (whether or not such period occurs in a single service period); or

(2)

for an Hour of Service for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s or workmen’s compensation, or unemployment compensation, or disability insurance laws; or

(3)	for an Hour of Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above shall be subject to the limitations set forth in that subparagraph.

The crediting of Hours of Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining Hours of Service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of Hours of Service to service periods.

Hours of Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code §414(b), (c), (m), or (o) and the regulations thereunder for purposes of entry and vesting. Hours of Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code §414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for vesting purposes, during a Parental Absence an Employee shall be credited with the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the service period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following service period.

The Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable, are consistently applied, and are nondiscriminatory) to apply one or more of the equivalency methods set forth in Department of Labor Regulation §2530.200b-3.

Inactive Participant means a former Active Participant who has an Account. (See Section 3.02.)

Independent Contractor means, for purposes of Section 1.10, an individual considered by the Employer to be an independent contractor who is later determined by the Internal Revenue Service to be an Employee. If provided in Section 1.10, such individual will continue to be excluded following the reclassification date.

In-Plan Roth Rollover means the irrevocable rollover of all or any portion of a Participant’s Vested Account (other than a Designated Roth Account) to a Designated Roth Account. The rollover shall be subject to the provisions of Section 4.04, and made i accordance with Code §402A(c)(4) and any subsequent guidance.

Insurance Policy means the life insurance policy or policies issued to `.he Trustee by the Insurer as provided in Section 5.08.

Insurer means Principal Life Insurance Company or the insurance company or companies named by the Trustee in its discretion or as directed under the Trust Agreement to issue Annuity Contracts. In addition, if this Plan is a restatement of a Prior Plan, Insurer shall also mean any life insurance company which has issued a group annuity contract to either the Employer or the Trustee and such contract remains in effect.

Investment Fund means the total of Plan assets, excluding the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under, or invested pursuant to, the terms of any applicable Trust Agreement or Trust Agreements.

The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. The part of a Participant’s Account invested in a funding arrangement that establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant’s Account invested in other funding arrangements snail be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant’s Account invested in such arrangement to the total of the Investment Fund invested in such arrangement.

Investment Manager means any fiduciary (other than a Trustee or Named Fiduciary):

(a)	who has the power to manage, acquire, or dispose of any assets of the Plan;

(b)

who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (3) is a bank, as defined in that Act; or (4) is an insurance company qualified to perform services described in paragraph (a) above under the laws of more than one state; and

(c)	who has acknowledged in writing being a fiduciary with respect to the Plan.

Late Retirement Date means, with respect to a Participant who continues to work for the Employer after his Normal Retirement Date, the earliest day that the Participant has a Severance from Employment. If permitted under Section 1.27(c), an earlier Retirement Date may apply if the Participant so elects. A later Retirement Date may apply if the Participant so elects under Section 6.04.

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code §414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an employee of the recipient if (a) such employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code §415(c)(3), (2) immediate participation, and (3) full and immediate vesting, and (b) Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force.

Loan Administrator means the person(s) or position(s) named in Section 1.22(b)(1).

Mandatory Distribution means a distribution to a Participant that is made without the Participant’s consent and is made to the Participant before he attains the older of age 62 or his Normal Retirement Age. If elected in Section 1.27(g), Mandatory Distribution means a distribution to a Participant that is made without the Participant’s consent, without regard to the Participant’s age at the time of such distribution.

Matching Contributions means Employer Contributions that are contingent on a Participant’s Elective Deferral Contributions or Voluntary Contributions. (See Section 1.15(c), Section 1.16(h), Section 1.17, Section 4.01, Section 4.09 and Section 4.11.)

Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons named in Section 1.07 who have authority to control and manage the operation and administration of the Plan.

Named Fiduciary for Contributions means the Named Fiduciary responsible for collecting Contributions pursuant to Section 10.01.

Net Profits means the Employer’s current or accumulated net earnings, determined according to generally accepted accounting practices, before any Contributions made by the Employer under this Plan and before any deduction for Federal or state income tax, dividends on the Employer’s stock, and capital gains or losses. If the Employer is a nonprofit organization under Code §501(c)(3), Net Profits means excess revenues (excess of receipts over expenditures).

Nonhighly Compensated Employee means an Employee of the Employer who is not a Highly Compensated Employee.

Non-bargaining Employee means an Employee who is not represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

Non-ESOP Portion means the portion of the Plan that is not the ESOP Portion of the Plan.

Nonresident Alien means a nonresident alien, within the meaning of Code §7701(b)(1)(B), who receives no earned income, within the meaning of Code §911(d)(2), from the Employer that constitutes income from sources within the United States, within the meaning of Code §861(a)(3), or who receives such earned income but it is all exempt from income tax in the United States under the terms of an income tax convention.

Nonvested Account means the excess, if any, of a Participant’s Account over his Vested Account.

Normal Form means a single life annuity with installment refund.

Normal Retirement Age means the age defined in Section 1.27(a).

Normal Retirement Date means the date defined in Section 1.27(b). Retirement benefits shall begin on a Participant’s Normal Retirement Date if he has had a Severance from Employment, has a Vested Account, and has not elected to have retirement benefits begin later. However, retirement benefits shall not begin before the older of age 62 or his Normal Retirement Age, unless the qualified election procedures of Section 7.02(c) or Section 7.03(c), as applicable, are met. If permitted in Section 1.27(c), a Participant may choose to have retirement benefits begin on his Normal Retirement Date, even if he is an Employee on such date.

Parental Absence means an Employee’s absence from work (a) by reason of pregnancy of the Employee, (b) by reason of birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Participant Contributions means Voluntary Contributions and Required Contributions, unless the context clearly indicates only one is meant.

Part-time, Temporary, or Seasonal Employee means an Employee who is regularly scheduled to work less than 1,000 Hours of Service in an Entry Service Period. In the event such an Employee (a) works at least 1,000 Hours of Service during an Entry Service Period based on the Hours of Service credited at the end of the Entry Service Period or (b) his employment status changes to full-time, he shall no longer be considered a Part-time, Temporary, or Seasonal Employee.

Period of Military Duty means, for an Employee (a) who served as a member of the armed forces of the United States, and (b) who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code, the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Period of Service means a period of time beginning on an Employee’s Hire Date and ending on his Severance Date.

Period of Severance means a period of time beginning on an Employee’s Severance Date and ending on the date he again performs an Hour of Service. A one-year Period of Severance means a Period of Severance of 12 consecutive months. Solely for purposes of determining whether a one-year Period of Severance has occurred for entry or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

Plan means the Employer’s retirement plan set forth in this document, including any later amendments hereto. The term Plan shall include the Trust Agreement, if any, set up in conjunction with the Plan, unless the context clearly indicates otherwise.

Plan Administrator means the person or persons who administer the Plan. (See Section 1.08.)

Plan Fund means the total of the Investment Fund and the guaranteed benefit policy portion of any Annuity Contract. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The total of all amounts held under the Plan Fund shall equal the value of the aggregate Participants’ Accounts under the Plan.

Plan Year means a consecutive 12-month period beginning on a Yearly Date and ending on the day before the next Yearly Date. If the Yearly Date changes, the change will result in a short Plan Year. If a service period is based on the Plan Year, corresponding years before the Effective Date shall be included.

Plan-Year Quarter means a period beginning on a Quarterly Date and ending on the day before the next Quarterly Date.

Predecessor Employer means, except for purposes of Section 4.07, a predecessor employer, if any, defined in Section 1.09(a).

Pre-tax Elective Deferral Contributions means a Participant’s Elective Deferral Contributions that are not includible in the Participant’s gross income at the time deferred.

Primary Beneficiary means an individual named as a Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant’s Account balance under the Plan upon the death of the Participant.

Prior Employer means a prior employer, if any, defined in Section 1.09(b).

Prior Plan means a retirement plan of the Employer or of a Predecessor Employer that was qualifiable under Code §401(a), and of which this Ran is a restatement. If, because of a merger, consolidation, or transfer of assets or liabilities, this Plan is a continuation of a plan that was qualifiable under Code §401(a), that plan shall be a Prior Plan. If, with the approval of any governmental agency to which it is subject, the assets of a terminated plan of the Employer which was qualified under Code §401(a) are transferred to this Plan, that terminated plan shall be deemed to be the Prior Plan.

Prior Plan Assets means the assets accumulated under the Prior Plan which have not been distributed and which are held under this Plan.

Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the U.S. Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

Qualified Joint and Survivor Annuity means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund, where the Contingent Annuitant is the Participant’s spouse and survivorship percentage is 50%, unless specified in Section 1.28(b)(1). A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code §414(p). The amount of benefit payable under the Qualified Joint and Survivor Annuity shall be the amount of benefit that may be provided by the Participant’s Vested Account.

Qualified Nonelective Contributions means Employer Contributions (other than Elective Deferral Contributions and Qualified Matching Contributions) that are nonforfeitable when allocated to Participants’ Accounts and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment under Section 6.03) applicable to Elective Deferral Contributions.

Qualified Preretirement Survivor Annuity means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order under Code §414(p).

Qualified Reservist Distribution means any distribution to an individual if: (1) such distribution is from an individual retirement plan, or from amounts attributable to employer contributions made pursuant to elective deferrals described in Code §402(g)(3)(A) or (C) or Code §501(c)(18)(D)(iii); (2) such individual was (by reason of being a member of a reserve component (as defined in Sec:!on 101 of Title 37 of the U.S. Code)) ordered or called to active duty after September 11, 2001, for a period in excess of 179 days or for an indefinite period; and (3) such distribution is made during the period beginning on :he date of such order or call and ending at the close of the active duty period.

Quarterly Date means each Yearly Date and the third, sixth, and ninth Mont—. Date after each Yearly Date that is within the same Plan Year.

Readily Tradable means that Employer Stock is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1934, or traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority where the security is deemed by the Securities and Exchange Commission as having a ready market under SEC Rule 15c3-1.

Reentry Date means the date a former Active Participant reenters the Plan. (See Section 3.01.)

Regulation means any regulation as promulgated by the Secretary of the Treasury or delegates of the Treasury Department, as amended and/or renumbered from time to time. If this Plan references a regulation that is promulgated by any other Department, Agency, Commission, or other federal entity, then the name of such Department, Agency, Commission, or other federal entity will be referenced with such regulation.

Required Contributions means nondeductible employee contributions required from an active participant in order to participate in the Prior Plan. Required Contributions, and earnings thereon, shall be 100% vested and nonforfeitable at all times.

Restatement Date means the date the Plan was last restated. (See Section 1.01.)

Retirement Date means the date a retirement benefit will begin and is a Participant’s Early, Normal, or Late Retirement Date, as the case may be.

Rollover Contributions means the rollover contributions that are made by an Eligible Employee or an Inactive Participant. (See Section 4.03.)

Roth Elective Deferral Contributions means a Participant’s Elective Deferral Contributions that are not excludible from the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the Participant in his Elective Deferral Agreement. Whether an Elective Deferral Contribution is not excludible from a Participant’s gross income will be determined in accordance with Regulation Section 1.401(k)-1(0(2). ‘n the case of a Self-employed Individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.

S Corporation means, for United States federal income tax purposes, a closely held corporation (or, in some cases, a limited liability company (LLC) or a partnership) that makes a valid election to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code.

Self-Directed Brokerage Account means that portion of a Participant’s Account that is invested at the Participant’s direction in the Self-Directed Brokerage Account, Self-Directed Brokerage Accounts are only permitted under the Plan if such accounts are also permitted under the terms of the Trust Agreement.

Semi-yearly Date means each Yearly Date and the sixth Monthly Date after each Yearly Date that is within the same Plan Year.

Severance Date means the earlier of (a) the date on which an Employee quits, retires, dies, or is discharged, or (b) the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence, or layoff. Solely to determine whether a one-year Period of Severance has occurred for entry or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

Severance from Employment means, except for purposes of Section 4.07, an Employee has ceased to be an employee of the employer maintaining the Plan. An Employee does not have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains such Plan with respect to the Employee.

Significant Corporate Event means any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in regulations under Code §409(e)(3).

Totally Disabled means, except as otherwise provided in Section 1.27(e), that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act. The determination of disability shall be applied uniformly to all Participants and may not discriminate in favor of Highly Compensated Employees.

Trust Agreement means an agreement of trust between the Employer and Trustee established for holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract or any other investment arrangement.

Trust Fund means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement.

Trustee means, for trusteed plans, the party or parties named in the Trust Agreement(s).

Valuation Date means the date the value of the assets of the Investment Fund is determined. The value of each Account maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies) and in a nondiscriminatory manner, assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates. (See Section 5.02(b) for additional ESOP rules.)

Vested Account means the vested part of a Participant’s Account. If all Employer Contributions are 100% vested, the Participant’s Vested Account is equal to his Account. If not all Employer Contributions are 100% vested, and the Participant’s Vesting Percentage for all Employer Contributions is 100%, the Vested Account equals his Account. If not all Employer Contributions are 100% vested and the Participant’s Vesting Percentage for all Employer Contributions is not 100%, the Vested Account equals the sum of (a) and (b) below:

(a)	The part of the Participant’s Account resulting from Employer Contributions made before a prior Forfeiture Date and all other Contributions that were 100% vested when made.

(b)

The balance of the Participant’s Account in excess of the amount in (a) above multiplied by his Vesting Percentage. If his Vesting Percentages that apply to such Employer Contributions are not equal, the balance of his Account resulting from all types of Employer Contributions subject to the same Vesting Percentage shall be multiplied by the applicable Vesting Percentage and each product added together to determine this amount. If the Participant has withdrawn any part of his Account resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above, and his Vesting Percentage with respect to such Contributions is less than 100%, the amount determined under this subparagraph (b) shall be equal to P(AB + D)—D as defined below:

P = The Participant’s Vesting Percentage.

AB = The balance of the Participant’s Account in excess of the amount in (a) above.

D =	The amount of the withdrawal resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above.

If the amount determined in this (b) is determined using different Vesting Percentages, this formula shall apply separately to the calculation done for the balance of his Account resulting from all types of Employer Contributions subject to the same Vesting Percentage, including only the balance of his Account in excess of the amount in (a) above resulting from Employer Contributions subject to the same Vesting Percentage and the amount of the withdrawal resulting from such Employer Contributions. This calculation is not required if the Vesting Percentage is 100%.

Vesting Break means, wiper: the elapsed time method is used, a one-year Period of Severance. An Employee incurs a Vesting Break on the last day of a one-year Period of Severance. When the hours method is used, Vesting Break is defined in Section 1.24(c). An Employee incurs a Vesting Break on the last day of the Vesting Service Period in which he has a Vesting Break.

Vesting Percentage means the Participant’s Vesting Percentage determined under Section 1.24. If the schedule used to determine a Participant’s Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour of Service on or after the date of the change and the Participant’s Vesting Percentage on the day before the date of the change is not reduced under this Plan. The provisions of Section 11.01 regarding changes in the computation of Vesting Percentage shall apply.

Vesting Service means an Employee’s service determined under Section 1.24. Vesting Service is subject to the modifications selected under that item. Vesting Service shall include service with a Controlled Group member, but only for the period that such organization is a member of the Controlled Group.

If selected in Section 1.09(a), Vesting Service shall include service with a Predecessor Employer which did not maintain this Plan. If selected in Section 1.09(b), Vesting Service shall include service with a Prior Employer. If Vesting Service includes service with a Predecessor Employer or Prior Employer, the crediting of such service shall be determined on a reasonably uniform basis to all similarly situated Employees based on all relevant facts and circumstances so as not to discriminate in favor of Highly Compensated Employees.

Vesting Service shall include a Period of Military Duty. If the elapsed time method is used, the entire Period of Military Duty shall be included to the extent it has not already been counted as Vesting Service. If the hours method is used, an Hour of Service shall be credited (without regard to the 501 Hours of Service limitation) for each hour the Employee would normally have been scheduled to work for the Employer during such Period of Military Duty, to the extent such hour has not already been credited as Vesting Service.

If the elapsed time method is used, Vesting Service shall be measured from his Hire Date to his most recent Severance Date. Vesting Service shall be reduced by all or any part of a Period of Service that is not counted. Vesting Service shall also be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Vesting Service shall be expressed as years and fractional parts of a year (to four decimal places) on the basis that 365 days equal one year.

If the elapsed time method is used, Vesting Service shall include a Period of Severance (service spanning rule) if (a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months, or (b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

If the method of crediting Vesting Service changes, Section 11.01 and Section 11.13 shall apply.

Vesting Service Period means the period defined in Section 1.24(b).

Voluntary Contributions means the Contributions by a Participant that are 100% vested and are not required as a condition of employment or participation, or for obtaining additional Employer Contributions. Voluntary Contributions, and earnings thereon, shall be 100% vested and nonforfeitable at all times. (See Section 1.21(a) and Section 4.02.)

Yearly Date means the Yearly Date defined in Section 1.05.

Years of Service means an Employee’s Vesting Service as defined in Section 1.24(a), disregarding any modifications that exclude se-vice. If Vesting Service is not defined in Section 1.24(a), Years of Service shall be determined as a Vesting Service Period in which the Employee has at least 1,000 Hours of Service.

Article 3

Participation

Section 3.01 - Active Participant

For purposes of the Contributions as specified in Section 1.10, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest date specified in Section 1.10 on which he is an Eligible Employee and has met all of the entry requirements selected in Section 1.10. This date is his Entry Date for such Contributions. Notwithstanding the foregoing, at the discretion of the Plan Administrator, in accordance with their established nondiscriminatory procedures, an Employee may make a one-time irrevocable election not to participate in this Plan. Such election must be made no later than the date the Employee first becomes eligible to participate in any plan of the Employer and shall remain in effect for the duration of the Employee’s employment with the Employer.

If the entry requirements are changed, an Employee who was an Active Participant immediately prior to the effective date of the change is deemed to satisfy the new requirements and his Entry Date shall not change.

Each Employee who was an active participant under the Prior Plan on the day before the Restatement Date shall continue to be an Active Participant under this Plan on the Restatement Date if he is still an Eligible Employee on such Restatement Date and his Entry Date snail not change.

If service with a Predecessor Employer or a Prior Employer is counted for purposes of Entry Service in Section 1.09, an Employee shall be credited with such service on the date he becomes an Employee and shall become an Active Participant on the earliest date specifies in Section 1.10, for purposes of the Contributions specified in Section 1.10, on which he is an Eligible Employee and has met all of the entry requirements selected in Section 1.10. This date is his Entry Date for such Contributions.

If a person has been an Eligible Employee who has met all of the entry requirements for purposes of the Contributions specified in Section 1.10, bit is not an Eligible Employee on the date that would have been his Entry Date for such Contributions, he shall become an Active Participant for purposes of such Contributions on the date he again becomes an Eligible Employee. This date is his Entry Date for such Contributions.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, he shall become an Active Participant immediately if he has satisfied the entry requirements for purposes of the Contributions specified in Section 1.10 and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date for such Contributions.

An Inactive Participant shall again become an Active- Participant (resume active participation in the Plan) for purposes of the Contributions for which he previously had an Entry Date on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date for such Contributions. Upon again becoming an Active Participant, he cease to be an Inactive Participant.

A former Participant shall again become an Active Participant (resume active participation in the Plan) for purposes of the Contributions for which he previously had an Entry Date on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date for such Contributions.

A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with section 1.410(b)-3(a) of the regulations.

Section 3.02 - Inactive Participant

An Active Participant shall become an Inactive Participant on the earlier of the following:

(a)	the date the Participant ceases to be an Eligible Employee, or

(b)	the effective date of complete termination of :ne Plan under Article 9.

An Employee or former Employee who was an inactive participant under the Prior Plan on the day before the Restatement Date shall continue to be an Inactive Participant under this Plan on the Restatement Date. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the Prior Plan, unless otherwise stated in this Plan.

Section 3.03 - Cessation of Participation

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

Section 3.04 - Adopting Employers (Single Plan)

Each Adopting Employer identified as a single plan in the attached participation agreements is a Controlled Group member and participates with the Employer in this Plan. An Adopting Employer’s agreement to participate in this Plan shall be in writing. The Employer has the right to amend the Plan. An Adopting Employer does not have the right to amend the Plan.

If the Adopting Employer did not maintain a Prior Plan, the date of participation specified in Section 1.29 (the day following the end of its transition period described in Code §410(b)(6)(C)(ii) for an Adopting Employer not listed in Section 1.29) shall be the Entry Date for any of its Employees who have met the requirements in Section 3.01 as of that date. Service with and Compensation from an Adopting Employer shall be included as service with and Compensation from the Employer beginning on the date the Adopting Employer became a Controlled Group Member, unless otherwise specified in Section 1.29. Transfer of employment, without interruption, between an Adopting Employer and another Adopting Employer or the Employer shall not be considered an interruption of service. The Err player’s Fiscal Year in Section 1.06 shall be the Fiscal Year used in interpreting this Plan for Adopting Employers.

Contributions made by an Adopting Employer shall be treated as Contributions made by the Employer. Forfeitures arising from those Contributions shall be used for the benefit of all Participants.

An employer shall not be an Adopting Employer if it ceases to be a Controlled Group member. Such an employer may continue a retirement plan for its Employees in the form of a separate document. This Plan shall be amended to delete a former Adopting Employer from Section 1.29.

If (i) an employer ceases to be an Adopting Employee or the Plan is amended to remove an Adopting Employer arid (ii) the Adopting Employer does not continue a retirement plan for the benefit of its Employees, partial termination may result and the provisions of Article 9 shall apply.

Article 4

Contributions

Section 4.01 - Employer Contributions

Employer Contributions are conditioned on initial qualification of the Plan. If the Plan is denied initial qualification, the provisions of Section 11.15 shall apply.

Employer Contributions are made without regard to current or accumulated Net Profits, unless otherwise specified in Section 1.19(a). If Employer Contributions are made from Net Profits in excess of Elective Deferral Contributions and Wage Rate Contributions, and such excess is not sufficient to provide the Matching Contributions, Qualified Nonelective Contributions and Additional Contributions, if any, such Contributions shall be proportionately reduced. Elective

Deferral Contributions and Wage Rate Contributions shall in all events be made without regard to Net Profits. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code §401(a), §402, §412, and §417, and as an employee stock ownership plan (“ESOP”) within the meaning of Code §4975(e)(7).

(a)	Elective Deferral Contributions. Elective Deferral Contributions made pursuant to either an Elective

Deferral Agreement or the terms of an automatic contribution arrangement shall not be made earlier than the date (i) the Participant performs the services that relate to such Elective Deferral Contribution or (ii) the Compensation used to calculate such Elective Deferral Contribution would be payable to the Participant if not contributed to the Plan.

No Participant shall be permitted to have Elective Deferral Contributions, as defined in Section 4.08, made under this Plan, or any other plan, contract, or arrangement maintained by the Employer, during any calendar year, in excess of the dollar limitation contained in Code §402(g) in effect for the Participant’s taxable year beginning in such calendar year. If Catch-up Contributions are permitted in Section 1.14(b), the dollar limitation in the preceding sentence shall be increased by the dollar limit on Catch-up Contributions under Code §414(v)(2)(B)(i) for the taxable year for any Participant who will be age 50 or older by the end of the taxable year. Elective Deferral Contributions returned as a Permissible Withdrawal shall not be counted for purposes of the dollar limitation in Code §402(g).

The dollar limitation contained in Code §402(g) was $18,500 for taxable years beginning in 2018. After 2012, the $18,500 limit is adjusted by the Secretary of the Treasury for cost-of-living increases under Code §402(g)(4). Any such adjustments will be in multiples of $500.

Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code §414(v)(2)(B)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code §414(v)(2)(B)(i) was $6,000 for taxable years beginning in 2018. The limit shall be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C), and any such adjustments shall be in multiples of $500.

If Section 1.14(b) is selected, Catch-up Contributions may be made to this Plan as provided in that Section. If Section 1.14(b) is selected and the percent of Compensation maximum Elective Deferral Contribution limit is equal to or greater than 75% of Compensation, a Participant who is eligible to make Catch-up Contributions shall have his Elective Deferral Contributions, including Catch-up Contributions, limited to the maximum Elective Deferral Contribution percentage, if any, specified in Section 1.14. If a maximum Elective Deferral Contribution is selected in Section 1.14 and the percent of Compensation maximum Elective Deferral Contribution limit is less than 75%, a Participant who is eligible to make Catch-up Contributions shall not be so limited unless his Elective Deferral Contributions, including Catchup Contributions, exceed the maximum Elective Deferral Contribution limit in Section 1.14 plus the dollar amount of Catch-up Contributions permitted.

Employer Contributions are allocated according to the provisions of Section 4.06.

The Employer may make all or any portion of any contribution which is to be invested in Employer Stock to the Trustee in the form of Employer Stock.

The Employer may make all or a part of an annual Employer Contributions (Contributions that are calculated based on Annual Compensation or Compensation for the Plan Year) before the end of the Plan Year. If the annual Contribution is made for or allocated to each person who was an Active Participant at any time during the Plan Year, such Contributions made before the end of the Plan Year may be allocated when made in a manner that approximates the allocation that would otherwise have been made for the Plan Year. Succeeding allocations shall take into account amounts previously allocated for the Plan Year. The percentage of the Employer Contribution allocated to the Participant for the Plan Year shall be the same percentage that would have been allocated to him if the entire allocation had been made for the Plan Year. Excess allocations shall be forfeited and reallocated as necessary to provide the percentage applicable to each Participant. Any other annual Contributions made before the end of the Plan Year shall be held unallocated until the advance Contributions (and earnings) are allocated according to the provisions of Section 4.06.

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code §404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and in Article 9 and Article 11, the assets of the Plan, including the corpus or income of the Trust, shall never be diverted to or used for the Employer’s benefit and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

Prior Plan Assets resulting from contributions made by the Employer shall be treated in the same manner as Employer Contributions made under this Plan. If the Prior Plan Assets are transferred from a terminated plan, they shall be treated in the same manner as Employer Contributions made hereunder before a Forfeiture Date.

Section 4.02 - Voluntary Contributions By Participants

Voluntary Contributions are not permitted under the terms of this Plan.

Section 4.03 - Rollover Contributions

If permitted under Section 1.21(b), a Rollover Contribution may be made by an Eligible Employee or an Inactive Participant (if provided in Section 1.21(b), Rollover Contributions may only be made by a Participant) if the following conditions are met:

(a)

The Contribution is a Participant Rollover Contribution or a direct rollover of an Eligible Rollover Distribution from the types of plans and contributions specified in Section 1.21 and identified below.

Direct Rollovers. If selected by the Employer in Section 1.21(b), the Plan will accept a direct rollover of an Eligible Rollover Distribution from (i) a qualified plan described in Code §§401(a) or 403(a), including after-tax employee contributions; (ii) an annuity contract described in Code §403(b), including after-tax employee contributions; and (iii) an eligible plan under Code §457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. If Roth Elective Deferral Contributions are permitted in Section 1.14(c), a direct rollover from the sources described above shall include any portion of a designated Roth account.

Participant Rollover Contributions from Other Plans. If selected by the Employer in Section 1.21(b), the Plan will accept a Participant contribution of an Eligible Rollover Distribution from (i) a qualified plan described in Code §§401(a) or 403(a), excluding after-tax employee contributions; (ii) an annuity contract described in Code §403(b), excluding after-tax employee contributions; and (iii) an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. If Roth Elective Deferral Contributions are permitted in Section 1.14(c), a Participant contribution of an Eligible Rollover Distribution from the sources described above shall include distributions of a designated Roth account only to the extent such amount would otherwise be includible in a Participants gross income.

Participant Rollover Contributions from IRAs. If selected by the Employer in Section 1.21(b), the Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or individual retirement annuity described in Code §408(a) or (b) that is eligible to be rolled over and would otherwise be includible in the Participant’s gross income.

(b)	The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code §401(a).

(c)

The Contribution is made in the form of a direct rollover under Code §401(a)(31) or is a receiver made under Code §§§402(c) or 408(d)(3)(A) within 60 days after the Eligible Employee or Inactive Participant receives the distribution.

(d)

The Eligible Employee furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above. Such evidence must be reasonable and cannot effectively eliminate or substantially impair the Eligible Employee’s right to elect a direct rollover.

(e)	In case of an Inactive Participant, The Contribution must be of an amount distributed from another plan of the Employer, or a plan of a Controlled Group member.

Except as provided in the following sentence, a Rollover Contribution shall be allowed in cash only. If the Plan allows investment in a Self-Directed Brokerage Account or Qualifying Employer Securities, an in-kind distribution may be rolled into the Plan if the in-kind distribution is of an allowable security under the Self-Directed Brokerage Account or Qualifying Employer Securities. Rollover Contributions must be made according to the procedures set up by the Plan Administrator.

If the Plan allows loans in Section 1.22(b), a Rollover Contribution may include a direct rollover of an outstanding loan balance that is not in default in accordance with nondiscriminatory procedures set up by the Loan Administrator. If provided in Section 1.21(b)(2), Rollover Contributions shall not include an outstanding loan balance.

If the Eligible Employee is not an Active Participant when the Rollover Contribution is made, he shall be deemed an Active Participant only for the purpose of Investment and distribution of the Rollover Contribution. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Voluntary Contributions until the time he meets all of the requirements to become an Active Participant.

Rollover Contributions made by an Eligible Employee or an Inactive Participant shall be credited to his Account. The part of the Participant’s Account resulting from Rollover Contributions is 100% vested and nonforfeitable at all times. Separate accounting records shall be maintained for those parts of his Rollover Contributions consisting of (i) voluntary contributions which were deducted from the Participant’s gross income for Federal income tax purposes; (ii) after-tax employee contributions, including the portion that would not have been includible in the Participant’s gross income if the contributions were not rolled over into this Plan; and (iii) any portion of a designated Roth account, including the portion that would not have been includible in :he Participant’s gross Income if the contributions were not rolled over into this Plan.

Prior Plan Assets which result from the Participant’s rollover contributions shall be treated in the same manner as Rollover Contributions made under this Plan.

Section 4.04 - In-Plan Roth Rollovers

If permitted under Section 1.21(c), all or any portion of an Eligible Rollover Distribution (an “otherwise distributable amount”), may be rolled over as an In-plan Roth Rollover to a Designated Roth Account under .l-e Plan if the following conditions are met:

(a)

The In-plan Roth Rollover is made by a Participant, a Beneficiary who is a surviving spouse, or a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order under as defined in Code §414(p).

(b)	Such person shall be provided a written explanation describing features of the In-plan Roth rollover.

(c)	The In-plan Roth Rollover is a direct rollover or a 60-day rollover.

(d)	The Plan maintains such records as are necessary for the proper reporting of In-plan Roth Rollovers.

(e)	The In-plan Roth Rollover does not include any outstanding loan balance.

(f)	The Designated Roth Account resulting from an In-plan Roth Rollover shall continue to be included in the account balances for the calculation of the Top-heavy Ratio described in Section 12.02.

If permitted under Section 1.21(c), In-plan Roth Rollovers are allowed from all or any portion of a Participant’s Vested Account (other than a Designated Roth Account) that is not otherwise eligible for distribution (“an otherwise nondistributable amount”) in accordance with the provisions of Code §402A(c)(4)(E). The conditions above apply to an In-plan Roth Rollover of otherwise nondistributable amounts, except that a 60-day rollover shall not be permitted. Any distribution restrictions that applied to the otherwise nondistributable amounts shall continue to apply after the rollover.

Section 4.05 - Forfeitures

The Nonvested Account of a Participant shall be forfeited as of the earlier of (a) the date the record keeper is notified that the Participant died (if prior to such date he has had a Severance from Employment), or (b) the Participant’s Forfeiture Date.

A Participant’s Nonvested Account shall be forfeited before the earlier of (a) or (b) above if, after he has a Severance from Employment, he receives, or is deemed to receive, a distribution of his entire Vested Account under Section 6.01, Section 6.03, or Section 11.07. The forfeiture shall occur as of the first day of the Plan Year following the Plan Year in which the Participant receives, or is deemed to receive, the distribution.

A Forfeiture of Matching Contributions that relate to excess amounts and Matching Contributions that relate to automatic Elective Deferral Contributions distributed as Permissible Withdrawals shall also occur as provided in Section 4.08, Section 4.10, and Section 4.11.

Forfeitures shall be determined at least once during each Plan Year. Forfeitures may be used to pay administrative expenses or to reduce Employer Contributions (other than Elective Deferral Contributions) made after the Forfeitures are determined. Forfeitures of Matching Contributions that relate to excess amounts as provided in Section 4.08, that have not been used to pay administrative expenses, shall be used to reduce Employer Contributions (other than Elective Deferral Contributions) made after the Forfeitures are determined. Forfeitures that have not been used to pay administrative expenses or to reduce Employer Contributions shall be allocated as soon administratively feasible but in no event later than the end of the Plan Year following the Plan Year in which such Forfeitures are determined as provided in Section 4.06. Upon allocation to Accounts, or application to reduce Employer Contributions, Forfeitures shall be deemed to be Employer Contributions.

If a Participant again becomes an Eligible Employee after receiving a distribution which caused all of his Nonvested Account to be forfeited, then, unless otherwise waived by the Employer, such Eligible Employee shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from Participant Contributions and Rollover Contributions). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks which begin after the date of the distribution.

If a Participant’s Forfeitures are to be restored either because the Employer waived repayment or because the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account that was forfeited on the date of distribution, unadjusted for any investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution or only received a distribution of Participant Contributions or Rollover Contributions, and he again performs an Hour of Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the Participant’s Account as if he had made a required repayment on the date he performed such Hour of Service. Restoration of the Participant’s Account shall include restoration of all Code §411(d)(6) protected benefits with respect to the restored Account, according to applicable Treasury regulations. Provided, however, the Plan Administrator shall not restore the Nonvested Account if (a) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (b) that Forfeiture Date would rest,.’: in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

If the Employer waives the repayment above, the Plan Administrator shall restore the Participant’s Account by the close of the Plan Year in which the Participant again becomes an Eligible Employee. If the Employer does not waive the repayment and the Participant makes the repayment, the Plan Administrator shad restore the Participant’s Account by the close of the Plan Year following the Plan Year in which repayment is made. The permissible sources for restoration of the Participant’s Account are Forfeitures or special Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant’s Annual Additions, as defined in Section 4.07.

If a portion of a Participant’s Account is forfeited, Employer Stock released from the suspense account and allocated to the Participant’s Account must be forfeited only after other assets. If more than one class of Employer Stock is allocated to a Participant’s Account, the same proportion of each class will be forfeited.

Section 4.06 - Allocation

Employer Contributions that are not subject to the requirements in Section 1.19 shat: be allocated to re Participants for whom such Contributions are made and credited to the Participant’s Account. Employer Contributions that are subject to the requirements in Section 1.19 (plus any Forfeitures for the Plan Year) shall be allocated among all persons meeting the requirements in Section 1.19.

The amount allocated to such a person shall be determined the allocation formula selected in Section 1.18 and Article 12.

Forfeitures that have not been used to pay administrative expenses or used to reduce Employer Contributions shall be allocated as soon administratively feasible but in no event later than the end of the Plan Year following for the Plan Year in which such Forfeitures are determined.

Discretionary Contributions in Section 1.18(b) (and Forfeitures) shall be allocated to the persons for whom such Contributions are made under Section 1.18. Such Contributions shall be allocated when made and credited to the person’s Account.

If indicated in Section 1.18(b), the Discretionary Contribution shall not be allocated to provide the top-heavy minimum contribution under Plan Section 11.04. Discretionary Contributions shall be allocated in the manner described in Section 1.18(b).

If Discretionary Contributions are not permitted under Section 1.18(b), Forfeitures shall be allocated for the Plan Year to each person meeting the requirements in Section 1.19(b) in the ratio of such person’s Annual Compensation for the Plan Year to the total Annual Compensation of all such persons and shall be deemed to be Additional Contributions. This amount snail be credited to the person’s Account.

If Leased Employees are Eligible Employees, in determining the amount of Employer Contributions allocated to a person who is a Leased Employee, contributions provided by the leasing organization that are attributable to services such Leased Employee performs for the Employer shall be treated as provided by the Employer. Those contributions shall not be duplicated under this Plan.

Section 4.07 - Contribution Limitation

(a)	Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined:

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(1)	employer contributions;

(2)	employee contributions; and

(3)	forfeitures.

Annual Additions to a defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, shall also include the following:

(4)	mandatory employee contributions, as defined in Code §411(c)(2)(C) and section 1.411(c)-1(c)(4) of the regulations, to a defined benefit plan;

(5)	contributions allocated to any individual medical benefit account, as defined in Code §415(I)(2), which is part of a pension or annuity plan maintained by the Employer;

(6)

amounts attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code §419A(d)(3), under a welfare benefit fund, as defined in Code §419(e), maintained by the Employer;

(7)	annual additions under an annuity contract described in Code §403(b); and

(8)	allocations under a simplified employee pension.

Compensation means one of the following as specified in Section 1.13:

(1)

Information Required to be Reported Under Code Sections 6041, 6051, and 6052 (“Wages, Tips and Other Compensation” box on Form W-2). Compensation is defined as wages, within the meaning of Code §3401(a), and all other payments of compensation to an employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the employee a written statement under Code §§6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code §3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(2)

Code 43401(a) Wages. Compensation is defined as wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

(3)

Simplified 415 Compensation. Compensation is defined as wages, salaries, Differential Wage Payments, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding:

(A)

employer contributions (other than elective contributions described in Code §§402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), unless otherwise specified in Section 1.13(a);

(B)

amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(D)

other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent the premiums are not includible in the gross income of the employee and are not salary reduction amounts described in Code §125); and

(E)	other items of remuneration similar to ar.” of the items listed in (A) through (D) above.

Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available (or if earlier, includible in gross income) during such Limitation Year, unless otherwise specified in Section 1.13.

Compensation for a Limitation Year shall also include Compensation paid by the later of 2% months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the plan, if the payment is regular Compensation for services during the employee’s regular working hours, or Compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the employee while the Employee continued in employment with the Employer. If elected under Section 1.13(b), Compensation shall include payments (1) for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued, and/or (2) received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent included in gross income.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, ever. if they are paid by the later of 2% months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment, except, Compensation paid to a Participant who is permanently and totally disabled, as defined in Code §22(e)(3), if selected and as provided in Section 1.13.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), a- 457(b).

Unless otherwise specified in Section 1.13, Compensation shall also include deemed Code §125 Compensation, which is an amount that is excludible under Code §106 that is not available to a Participant in cash in lieu of group health coverage under a Code §125 arrangement solely because the Participant is unable to certify that he has other health coverage. Amounts are deemed Code §125 Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Compensation shall not include amounts paid as Compensation to a nonresident alien, as defined in Code §7701(b)(1)(8), who :s not a Participant in the Plan to the extent the Compensation is excludible from gross income and is not effectively connected with the conduct of a trade or business within the United States.

Defined Contribution Dollar Limitation means $55,000, automatically adjusted under Code §415(d) effective January 1 of each year, as published in the Internal Revenue Bulletin. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s Annual Additions for a Limitation Year cannot exceed the currently applicable dollar limitation (as in effect before the January 1 adjustment) prior to January 1. However, after a January 1 adjustment is made, Annual Additions for the entire Limitation Year are permitted to reflect the dollar limitation as adjusted on January 1.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code §414(b) as modified by Code §415(h)), all commonly controlled trades or businesses (as defined in Code §414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code §415(h)), or affiliated service groups (as defined in Code §414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code §414(o).

Limitation Year means a calendar year or the consecutive 12-month period elected by the Employer in Section 1.20(b). If the Limitation Year ends on the last day of the Fiscal Year and the Fiscal Year is a 52-53 week period, then the Limitation Year shall be such period. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Maximum Annual Addition means, except for catch-up contributions described in Code §414(v), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of (1) the Defined Contribution Dollar Limitation, or (2) 100 percent of the Participant’s Compensation for the Limitation Year.

A Participant’s Compensation for a Limitation Year shall not include amounts in excess of the limitation under Code §401(a)(17) in effect for the calendar year in which the Limitation Year begins.

The compensation limitation referred to in (2) shall not apply to an individual medical benefit account (as defined in Code §415(l); or a post-retirement medical benefits account for a key employee (as defined in Code §419A(d)(1)).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Annual Addition will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months (including any fractional parts of a month) in the short Limitation Year

12

If the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan is treated as if the Plan was amended to change the Limitation Year and create a short Limitation Year ending on the date the Plan is terminated.

If a short Limitation Year is created, the limitation under Code §401(a)(17) shall be prorated in the same manner as the Defined Contribution Dollar Limitation.

Pre-approved Plan means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

Predecessor Employer means, with respect to a Participant, a former employer if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for the former employer. Predecessor Employer also means, with respect to a Participant, a former entity that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

Severance from Employment means an employee has ceased to be an employee of the Employer maintaining the plan. An employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains the plan with respect to the employee.

(b)

This Section 4.07(b) applies 1, the Participant is not covered under another defined contribution as defined in Regulation §1.415(c)-1(a)(2)(i), (without regard to whether the plan(s) have been terminated) maintained by the Employer. The amount of Annual Additions that may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Annual Addition or any other limitation contained in this Plan. if the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Addition, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Addition.

(c)

This Section 4.07(c) applies if, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in Regulation §1.415(c)-1(a)(2)(i), (without regard to whether the plan(s) have been terminated) maintained by the Employer that provides an Annual Addition during any Limitation Year, and no such plan is an individually designed plan. The Annual Additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition, reduced by the Annual Additions credited to a Participant’s account under the other defined contribution plan(s) for the same Limitation Year. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) maintained by the Employer are less than the Maximum Annual Addition, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Annual Addition. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) in the aggregate are equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(d)

This Section 4.07(d) applies if, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in Regulation §1.415(c)-1(a)(2)(,), (without regard to whether the plan(s) have been terminated) maintained by the Employer that provides an Annual Addition during any Limitation Year, and such other plan is an individually designed plan. The Annual Additions that may be credited to the Participant’s Account under this Plan for any Limitation Year will be limited in accordance with (c) above as though the other plan were a Pre-approved Plan, unless the Employer provides other limitations in Section 1.20(c).

(e)	The limitation of this section shall be determined ar. applied taking into account the rules in Section-4.07(f) below.

(f)	Other Rules.

(1)

Aggregating Plans. For purposes of applying the limitations of this section for a Limitation Year, all defined contribution plans (as defined in Regulation §1.415(c)-1(a)(2)(i) and without regard to whether the plan(s: have been terminated) ever maintained by the Employer and all defined contribution plans of a Predecessor Employer (in the Limitation Year in which such Predecessor Employer is created) under which a Participant receives Annual Additions are treated as one defined contribution plan.

(2)

Break-up of Affiliated Employers. The Annual Additions under a formerly affiliated plan (as defined in Regulation §1.415(f)-1(b)(2)(ii)) of the Employer are taken into account for purposes of applying their limitations of this section for the Limitation Year in which the cessation of affiliation took place.

(3)

Previously Unaggregated Plans. The limitations of this section are not exceeded for the first Limitation Year in which two or more existing plans, which previously were not required to be aggregated pursuant to Regulation §1.415(f), are aggregated, provided that no Annual Additions are credited to a Participant after the date on which the plans are required to be aggregated if the Annual Additions already credited to the Participant in the existing plans equal or exceed the Maximum Annual Addition.

(4)

Aggregation with Multiemployer Plan. If the Employer maintains a multiemployer plan, as defined in Code §414(f), and the multiemployer plan so provides, only the Annual Additions under the multiemployer plan that are provided by the Employer shall be treated as Annual Additions provided under a plan maintained by the Employer for purposes of this section.

(g)

Annual Additions and Exempt Loans. With respect to the amount of Annual Additions based on an Exempt Loan repayment, the Plan may use either (a) Employer contributions of both principal and interest used to repay the Exempt Loan for the Limitation Year or (b) the fair market value of shares released from the Suspense Account on account of the Exempt Loan repayment and allocated to Participants if that amount is less than the Employer Contribution of both principal and interest. If that amount is more than the Employer Contribution of both principal and interest, then the amount of an Employer Contribution that is considered to be an Annual Addition under Section 2.01 is calculated with respect to Employer Contributions of both principal and interest used to repay the Exempt Loan for the Limitation Year. If the Employer is a C corporation and no more than one-third of Employer Contributions used to repay the principal and interest due on an Exempt Loan and that are deductible under Code §404(a)(9) are allocated to the accounts of Highly Compensated Employees during the Plan Year, then Annual Additions described in Section 2.01 do not include forfeitures of the Employer Stock purchased with the proceeds of an Exempt Loan and Employer Contributions used to pay interest on an Exempt Loan which are deductible under Code §404(a)(9)(B) and charged against the Participant’s account.

Section 4.08 - Excess Amounts

(a)	Definitions. For purposes of this section, the following terms are defined:

ACP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in the group.

ADP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in the group.

Contribution Percentage means the ratio (expressed as a percentage) of the Eligible Participant’s Contribution Percentage Amounts to the Eligible Participant’s Compensation (excluding Differential Wage Payments) for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

Contribution Percentage Amounts means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP Test) made under the plan on behalf of the Eligible Participant for the plan year. Contribution Percentage Amounts shall not include Participant Contributions withheld from Differential Wage Payments, and Matching Contributions based on Elective Deferral Contributions and Participant Contributions withheld from such Differential Wage Payments. Matching Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in Regulation §1.401(m)-2(a)(5)(ii) of the regulations. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited (i) to correct Excess Aggregate Contributions; (ii) because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions; or (iii) because the contributions to which they relate were returned to the Participant as a Permissible Withdrawal. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan that were not used in computing the Deferral Percentage. Qualified Nonelective Contributions cannot be taken into account for a plan year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in Regulation §1.401(m)-2(a)(6)(v). The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Defer-al Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

Deferral Percentage means the ratio (expressed as a percentage) of Elective Deferral Contributions (other than Catch-up Contributions, Elective Deferral Contributions returned to the Participant as a Permissible Withdrawal, and Elective Deferral Contributions withheld from Differential Wage Payments) under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation Differential Wage Payments) for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective

Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. Qualified Matching Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in Regulation §1.401(m)-2(a)(5)(ii). Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in Regulation §1.401(k)-2(a)(6)(iv). For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

Elective Deferral Contributions means any employer contributions made to a plan at the election of a participant in lieu of cash compensation. With respect to any taxable year, a participant’s Elective Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement (CODA) described in Code §401(K), any salary reduction simplified employee pension plan described in Code §408(k)(6), any SIMPLE :RA plan described in Code §408(p), any plan described under Code §501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code §403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions include Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

Eligible Participant means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the plan for the year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the plan, any Employee who would be a participant in the plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

(1)

The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2)

The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

Excess Contributions means, with respect to any Plan Year, the excess of:

(1)	The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(2)

The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

Excess Elective Deferrals means those Elective Deferral Contributions of a Participant that either (i) are made during the Participant’s taxable year and exceed the dollar limitation under Code §402(g) or (ii) are made during a calendar year and exceed the dollar limitation under Code §402(g) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferral Contributions made under this Plan and any other plan, contract, or arrangement maintained by the Employer. If the Plan provides for Catch-up Contributions in such taxable year, the dollar limitation shall be increased by the dollar limit on Catch-up Contributions under Code §414(v).

Excess Elective Deferrals shall be treated as Annual Additions, as defined in Section 4.07, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

Matching Contributions means employer contributions made to this or any other defined contribution plan, or to a contract described in Code §403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant’s Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

Participant Contributions means contributions (other than Roth Elective Deferrals) made to the plan by or on behalf of a participant that are included in the participant’s gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

Pre-tax Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not includible in the participant’s gross income at the time deferred.

Qualified Matching Contributions means Matching Contributions that are nonforfeitable when allocated to participants’ accounts and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 6.03) applicable to Elective Deferral Contributions.

Qualified Nonelective Contributions means any employer contributions (other than Matching Contributions) that an Employee may not elect to have paid to him in cash instead of being contributed to the plan and that are nonforfeitable when allocated to participants’ accounts and that are distributable only in accordance with the distribution provisions (other than for hardships or deemed severance from employment as described in Section 6.04) applicable to Elective Deferral Contributions.

Roth Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not excludible from gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the participant in his elective deferral agreement. Whether an Elective Deferral Contribution is not excludible from gross income will be determined in accordance with Regulation §1.401(k)-1(f)(2). In the case of a self-employed individual, an Elective Deferral Contribution is not excludible from gross income only if the individual does not claim a deduction for such amount.

(b)

Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the firs: following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan, contract, or arrangement of the Employer or a Controlled Group member. The Participant’s claim for Excess Elective Deferrals shall be accompanied by the Participant’s written statement that if such amounts are not distributed, they will exceed the limit imposed on the Participant by Code §402(g) (including, if applicable, the dollar limitation on Catch-up Contributions under Code §414(v)) for the year In which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shat: be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year.

Distribution of Excess Elective Deferrals shall be made on a pro rata basis from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such Contributions were made for the applicable year, unless otherwise specified in Section 1.14(c). If provided in Section 1.14(c), the Participant may elect a different order of distribution.

The Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to suck Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participants Account resulting from Elective Deferral Contributions.

For purposes of determining income or loss on Excess Elective Deferrals, no adjustment shall be made for income or loss for the gap period.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited. If Catch-up Contributions are not matched, any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Elective Deferrals or redesignated as Catch-up Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

(c)

ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. -The ADP Test shall be satisfied using the current year testing method unless the Employer has elected in Section 1.12(b) to use prior year testing. An Employer Group may make a separate election under this section. Any elections must be made in writing and in accordance with the regulations under Code §401(k) and shall be included as a permanent part of the Plan.

(1)

Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(A)

The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multi cried by 1.25; or

(B)

The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year (i) shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and (ii) the difference between such ADPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ADP shall be 3 percent, unless the Employer has elected in Section 1.12(b) to use the Plan Year’s ADP for these Eligible Participants. An Employer Group may make a separate election under this section. Any elections must be made in writing in accordance with the regulations under Code §401(k) and shall be included as a permanent part of the Plan.

(2)

Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

(A)

The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(B)

The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year (i) shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and (ii) the difference between such ADPs is not more than 2.

If the Employer has elected in Section 1.12(b) or an Employer Group has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his account under two or more arrangements described in Code §401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member that have different plan years, all Elective Deferral Contributions made during the Plan Year shall be aggregated. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code §401(k).

If this Plan satisfies the requirements of Code §401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation §1.401(k)-2(c)(4), then any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with such regulations, unless the Employer has elected in Section 1.12(b) to use the current year testing method. Plans may be aggregated in order to satisfy Code §401(k) only if they have the same plan year and use the same testing method for the ADP Test.

For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test fc- the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member, the amount distributed shall not exceed the amount of the employer contributions taken into account in calculating the ADP Test and made to this Plan for the year in which the excess arose. If Catch-up Contributions are allowed for the Plan Year being tested, to the extent a Highly Compensated Employee has not reached his Catch-up Contribution limit under the Plan for such year. Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Contributions shall be treated as Annual Additions, as defined in Section 4.07, even if distributed.

The Excess Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

For purposes of determining income or loss on Excess Contributions, no adjustment shall be made for income or loss for the gap period.

Excess Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the amount of Excess Contributions in the Participant’s Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant’s Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively. The amount of Excess Contributions to be distributed from the Participant’s Account shall be reduced by any Excess Elective Deferrals previously distributed for the taxable year ending in the same Plan Year.

Distribution of Excess Contributions shall be made on a pro rata basis from the Participant’s Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions, if any, in the same proportion that such Contributions were made for the applicable year, unless otherwise specified in Section 1.14(c) If Section 1.14(c) is applied as of the last day of the applicable year, the Participant may elect a different order of distribution.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited. If Catch-up Contributions are not matched under Section 1.17, any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Contributions or redesignated as Catch-up Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

(d)

ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the current year testing method, unless the Employer has elected in Section 1.12(b) to use the prior year testing method. An Employer Group may make a separate election under this section. Any elections must be made in writing and in accordance with the regulations under Code §401(m) and shall be included as a permanent part of the Plan.

(1)

Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(A)

The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(B)

The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year (i) shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and (ii) the difference between such ACPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ACP shall be 3 percent, unless the Employer has elected in Section 1.12(b) to use the Plan Year’s ACP for these Eligible Participants. An Employer Group may make a separate election under this section. Any elections must be made in writing and in accordance with the regulations under Code §401(m) and shall be included as a permanent part of the Plan.

(2)

Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests.

(A)

The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(B)

The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year (i) shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and (ii) the difference between such ACPs is not more than 2.

If the Employer has elected in Section 1.12(b) or an Employer Group has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code §401(a) or arrangements described in Code §401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year shall be aggregated. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code §401(m).

If this Plan satisfies the requirements of Code §401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. If the Employer has elected in Section 1.12(b) to use the prior year testing method and more than 10 percent of the Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation §1.401(m)-2(c)(4), then any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with such regulations. Plans may be aggregated in order to satisfy Code §401(m) only if they have the same plan year and use the same testing method for the ACP Test.

For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. If a Highly Compensated Employee participates in two or more plans or arrangements of the Employer or of a Controlled Group member that include Contribution Percentage Amounts, the amount distributed shall not exceed the Contribution Percentage Amounts taken into account in calculating the ACP Test and made to this Plan for the year in which the excess arose. If such Excess Aggregate Contributions are distributed more than 2% months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Aggregate Contributions shall be treated as Annual Additions, as defined in Section 4.07, even if distributed.

The Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Contribution Percentage Amounts.

For purposes of determining income or loss on Excess Aggregate Contributions, no adjustment shall be made for income or loss for the gap period.

Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant’s Account resulting from such Participant Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro rata basis from the Participant’s Account resulting from Contribution Percentage Amounts.

Section 4.09 - 401(k) Safe Harbor Provisions

The provisions of this section shall apply if the Employer elects in Section 1.15 to be a 401(k) Safe Harbor Plan. In accordance with Regulation §1.401(k)-1(e)(7) and §1.401(m)-1(c)(2), the Employer cannot use ADP testing (and ACP testing, if applicable) for a Plan Year in which it is intended for the Plan through its written terms to be an ADP Test Safe Harbor (and ACP Test Safe Harbor, if applicable) and the Employer fails to satisfy the requirements of such safe harbors for the Plan Year, unless the 401(k) safe harbor election is revoked as provided in Section 4.09(e) below.

(a)	Rules of Application.

(1)

To satisfy the requirements to be a 401(k) Safe Harbor Plan, a Plan must (A) satisfy the notice and contribution requirements of this section; and (B) apply the 401(k) safe harbor provisions for the entire 12-month Plan Year, unless a short Plan Year exception in Section 4.09(a)(2) applies.

If the Employer elects in Section 1.15 to make the 401(k) safe harbor Contributions for all Plan Years, any provisions relating to the ADP Test in Section 4.08 do not apply. If the Employer elects in Section 1.15 to make a Qualified Nonelective Contribution for the Plan Year, any provisions relating to the ADP Test in Section 4.08 do not apply for the Plan Year specified in Section 1.15.

If the Employer elects to satisfy the ADP Test Safe Harbor and ACP Test Safe Harbor in Section 1.15 and the Employer elects in Section 1.15 to make the 401(k) Safe Harbor Contributions for all Plan Years, any provisions relating to the ACP Test in Section 4.08 with respect to Matching Contributions do not apply. If the Employer elects to satisfy the ADP Test Safe Harbor and ACP Test Safe Harbor in Section 1.15 and the Employer elects in Section 1.15 to make a Qualified Nonelective Contribution for the Plan Year, any provisions relating to the ACP Test in Section 4.08 with respect to Matching Contributions do not apply for the Plan Year specified in Section 1.15.

In modification of the foregoing, if the entry requirements for Elective Deferral Contributions and the 401(k) Safe Harbor Contributions are different, any provisions relating to the ADP Test shall apply in any Plan Year in which a Highly Compensated Employee is part of the group of otherwise excludable employees as defined in section 1.410(b)-6(b)(3) of the regulations for purposes of testing the group of otherwise excludable employees.

(2)	Short Plan Year Exceptions. The provisions of this section shall not apply unless the Plan Year is 12 months long except as provided below:

(A)

In the case of the first Plan Year of a newly established plan (other than a successor plan), the Plan Year is at least 3 months long (or any shorter period if the Employer is a newly established employer that establishes the Plan as soon as administratively feasible after coming into existence).

(B)

In the case of a cash or deferred arrangement that is added to an existing profit sharing, stock bonus, or pre-ERISA money purchase pension plan for the first time during a plan year, provided the Plan is not a successor plan and the cash or deferred arrangement is mace effective no later than 3 months prior to the end of the Plan Year. The Plan may not be an ACP Test Safe Harbor for such Plan Year unless the existing Plan did not provide for Matching Contributions and the amendment providing for Matching Contributions is made effective at the same time as the adoption of the cash or deferred arrangement.

(C)

If the Plan has a short Plan Year as a result of changing its Plan Year, provided that the Plan satisfied the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, for the immediately preceding Plan Year and the Plan satisfies the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, (determined without regard to the revocation of 401(k) safe harbor election described in Section 4.09(e)) for the immediately following Plan Year (or for the immediately following 12 months if the immediately following Plan Year is less than 12 months).

(D)

If the Plan has a short Plan Year due to Plan termination, provided that the Plan satisfies the ADP Test Safe Harbor requirements and ACP Test Safe Harbor requirements, if applicable, through the date of termination and either:

(i)

the Plan would satisfy the requirements of the revocation of 401(k) safe harbor election described in Section 4.09(e) below, treating the termination of the Plan as a reduction or suspension of Qualified Matching Contributions or Qualified Nonelective Contributions, other than the requirement that Active Participants have a reasonable opportunity to change the amount of their Elective Deferral Contributions; or

(ii)

the Plan termination is in connection with a transaction described in Code §410(b)(6)(C) or the Employer incurs a substantial business hardship comparable to a substantial business hardship described in Code §412(c).

(3)	To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of this section shall govern.

(b)	ADP Test Safe Harbor.

(1)

Contributions. The Employer may elect in Section 1.15(b) to satisfy the ADP Test Safe Harbor using either Qualified Matching Contributions or Qualified Nonelective Contributions. The Employer shall pay to the Insurer or Trustee, as applicable, the Qualified Matching Contributions or Qualified Nonelective Contributions for each Plan Year not later than the end of the 12-month period immediately following the Plan Year for which they are deemed to be paid.

(2)	Notice Requirement.

(A)

If the Employer elects in Section 1.15(b) to make the 401(k) safe harbor Contributions for all Plan Years, at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer shall provide each Active Participant a comprehensive notice of his rights and obligations under the Plan, including a description of the Qualified Matching Contributions or Qualified Nonelective Contributions that will be made to satisfy the ADP Test Safe Harbor.

(B)

If the Employer elects in Section 1.15 to make the 401(k) safe harbor Contributions for Plan Years in which the Plan is amended, at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer shall provide each Active Participant a comprehensive notice of his rights and obligations under the Plan, including a statement that the Employer may amend the Plan during the Plan Year to elect to make a Qualified Nonelective Contribution of at least 3% of a Participant’s Compensation. If the Employer elects to make a Qualified Nonelective Contribution for the Plan Year and the Plan is so amended, a supplemental notice will be provided no later than 30 days before the end of the Plan Year specified in Section 1.15 informing the Participant of such amendment.

The notice shall be written in a manner sufficiently accurate and comprehensive to apprise the Active Participant of his rights and obligations and calculated to be understood by the average Active Participant. If an Employee becomes an Active Participant after the 90th day before the beginning of the clan Year and does not receive the notices described above for that reason, the applicable notice must be provided no more than 90 days before he becomes an Active Participant but not later than the date he becomes an Active Participant.

(3)

Supplemental Notice. If the Employer elects in Section 1.15 to make a Qualified Nonelective Contribution for the Plan Year, the Employer shall provide each Active Participant a supplemental notice no later than 30 days before the end of the Plan Year specified in Article 1. The supplemental notice shall state that a Qualified Nonelective Contribution will be made for such Plan Year and disclose the amount of such Qualified Nonelective Contribution. Such notice may be provided separately or as a part of the notice in Section 4.09(b)(2) for the following Plan Year.

(4)

Election Periods. In addition to any other election periods provided under the Plan, each Active Participant may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 4.09(b)(2)(A) or Section 4.09(b)(2)(B) above.

(c)	ACP Test Safe Harbor.

(1)	If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, Matching Contributions shall be limited as provided in Section 1.15(c).

(2)

If the Plan is satisfying the ADP Test Safe Harbor using Qualified Matching Contributions, all Matching Contributions shall be Qualified Matching Contributions unless specified in Article 1. If the Plan is satisfying the ADP Test Safe Harbor using Qualified Nonelective Contributions, Matching Contributions shall not be Qualified Matching Contributions unless specified in Article 1.

(d)	ACP Test.

(1)

Continued Application. If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, the Plan must still satisfy the ACP Test in the manner specified in Section 4.09(d)(2) below with respect to Participant Contributions. If the Plan is satisfying the ADP Test Safe Harbor but not the ACP Test Safe Harbor, the Plan must satisfy the ACP Test in the manner specified in Section 4.09(d)(2) below with respect to Participant Contributions and Matching Contributions.

(2)

Special Rules. If the Plan is satisfying the ADP Test Safe Harbor and the ACP Test Safe Harbor, all Matching Contributions with respect to all Eligible Participants, as defined in Section 4.08, shall be disregarded. If the Plan is satisfying the ADP Test Safe Harbor using Qualified Nonelective Contributions, but is not satisfying the ACP Test Safe Harbor, such Qualified Nonelective Contributions shall be disregarded. Qualified Matching Contributions shall not be treated as being taken into account for purposes of the ADP Test. Elective Deferral Contributions may not be taken into account for purposes of the ACP Test.

(3)

Notice Requirement. If the Employer elected to make the 401(k) safe harbor Contributions for all Plan Years, then at least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer shall provide each Active Participant a comprehensive notice of his rights and obligations under the Plan.

(e)

Revocation of 401(k) Safe Harbor Election. The Employer may amend the Plan to revoke the 401(k) safe harbor election and the corresponding Qualified Matching Contributions or Qualified Nonelective Contributions during any Plan Year, if the following conditions are met:

(1)

All Active Participants shall be provided a supplemental notice that explains the consequences of the amendment, informs them of the effective date of the elimination of the Qualified Matching Contributions or Qualified Nonelective Contributions, and explains the procedures to change their Elective Deferral Agreement.

(2)	The effective date of the revocation cannot be earlier than the later of (A) 30 days after Active Participants are given such notice, and (B) the date the revocation amendment is adopted.

(3)

Active Participants are given a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) to change their Elective Deferral Agreement prior to the revocation of the 401(k) safe harbor election.

(4)

The elimination of Qualified Nonelective Contributions or Qualified Matching Contributions (for Plan Years beginning on or after January 1, 2015) during a Plan Year is permitted if the Employer either (A) is operating at an economic loss as described in Code §412(c)(2)(A) for the Plan Year or (B) includes in the notice described in (b)(2) above a statement that the

Plan may be amended during the Plan Year to revoke Qualified Nonelective Contributions or Qualified Matching Contributions and the revocation will not apply until at least 30 days after all Active Participants are provided notice of the revocation.

If elected in Article 1, the Employer shall revoke the 401(k) safe harbor election for the Plan Year and (A) perform the ADP Test and ACP Test, if applicable, for the entire Plan Year using the current year testing method described in Section 4.08, and (B) satisfy the Top-heavy Plan requirements of Article 12.

If elected in Article 1, the Employer shall make the Qualifies Matching Contributions with respect to Elective Deferral Contributions and Compensation for the portion of the Plan Year prior to the effective date of the revocation. If elected in Article 1, the Employer shall make the Qualified Nonelective Contributions with respect to Compensation paid for the portion of the Plan Year through the effective date of the revocation. The annual compensation limit applied to Compensation for purposes of the Qualified Matching Contributions and Qualified Nonelective Contributions shall be adjusted for the short determination period as described in the definition of Compensation in Section 2.01.

(f)	Top-heavy Rules. The Plan is deemed to not be a Top-heavy Plan, as defined in Section 12.02, for a Plan Year if the exception under Code §416(g)(4)(H) applies for such year.

Section 4.10 - Eligible Automatic Contribution Arrangement (EACA) Provisions

Eligible Automatic Contribution Arrangements are not currently permitted.

Section 4.11 - Qualified Automatic Contribution Arrangement (QACA) Provisions

QACA Safe Harbor Contributions are not currently permitted.

Section 4.12 - Prohibited Allocation of Securities in an S Corporation

Notwithstanding anything herein to the contrary, if Employer Stock is stock in an S Corporation, no portion of the assets of the Plan attributable to or allocable in lieu of Employer Stock may, during a Nonallocation Year, accrue an Impermissible Accrual or be allocated an Impermissible Allocation directly or indirectly under the Plan or any other qualified plan of the Employer for the benefit of any Disqualified Person.

(a)

Nonallocation Year. A Nonallocation Year is a Plan Year during which, at any time, ne Plan holds any shares of employer Stock that are shares of an S Corporation and Disqualified Persons own (1) at least 50% of the number of outstanding shares of stock in the S Corporation (including Deemed-Owned Shares), or (2) at least 50% of the sum of (A) the outstanding share of stock in the S Corporation ;including Deemed-Owned Shares), and (B) the Synthetic Equity Shares owned by Disqualified Person. Solely for purposes of determining whether a Plan Year is a Nonallocation Year, Synthetic Equity Shares are only treated as owned by

Disqualified Persons if such treatment results in the treatment of a Plan Year as a Nonallocation Year. Code §318(a) is applied to determine who is treated as owning Synthetic Equity Shares and shares in the S Corporation (including Deemed-Owned Shares). An individual is treated as owning Synthetic Equity Shares and shares in the S Corporation if such shares are attributable to the individual under Code §318(a) as modified in this paragraph. In applying Code §318(a)(1), the members of an individual’s family include the members of the Individual’s family described in the Disqualified Person Family Member Rules, and Code §318(a)(4) regarding stock options is disregarded.

Notwithstanding the employee trust exception in Code §318(a)(2)(B)(i), an individual is treated as owning Deemed-Owned Shares of the individual.

(b)

Impermissible Accrual. In a Nonallocation Year, all Employer Stock consisting of shares in the S Corporation and all other Plan assets attributable to S Corporation shares held in a Disqualified Person’s Plan account are an Impermissible Accrual for the benefit of that Disqualified Person, regardless of whether such Impermissible Accrual is attributable to contributions in the current or prior years. Plan assets attributable to S Corporation stock held in a Disqualified Person’s Plan account include distributions made on such stock within the meaning of Code §1368, proceeds from the sale of such stock, and earnings on such distributions or proceeds.

(c)

Impermissible Allocation. In a Nonallocation Year, an Impermissible Allocation occurs if any Annual Addition is made to the account of a Disqualified Person. An Impermissible Allocation also occurs in a Nonallocation Year if a Disqualified Person accrues additional benefits, directly or indirectly, under the Plan or any other qualified plan of the Employer that would have been allocated to the account of the Disqualified Person for the Nonallocation Year and invested in Employer Stock consisting of stock in an S Corporation owned by the Plan, but for a Plan provision that precludes such allocation and investment.

(d)

Disqualified Person. A Disqualified Person is defined as (1) any person whose number of Deemed-Owned Shares is at least 10% of the total number of the Deemed-Owned Shares; (2) any person whose aggregate number of Deemed-Owned Shares and Synthetic Equity Shares is at least 10% of the sum of the total number of Deemed-Owned Shares and such person’s Synthetic Equity Shares; (3) any person whose number of Deemed-Owned Shares, together with the number of Deemed-Owned Shares of the Members of the Family of such person, is at least 20% of the total number of Deemed-Owned Shares; or (4) any person whose aggregate number of Deemed-Owned Shares and Synthetic Equity Shares, together with the aggregate number of Deemed-Owned Shares and Synthetic Equity Shares of the Members of the Family of such person, is at least 20% of the sum of the total number of Deemed-Owned Shares and the Synthetic Equity Shares owned by such person and the Members of the Family of such person. Solely for purposes of determining whether a person is a Disqualified Person, a person is only treated as owning Synthetic Equity Shares if such treatment results in that person being treated as a Disqualified Person. “Member of the Family” means, with respect to an individual, the spouse of the individual; an ancestor or lineal descendent of the individual or of the individual’s spouse, and the spouse of such ancestor or lineal descendant; and a brother or sister of the individual or of the Individual’s spouse and any lineal descendant of such brother or sister, and the spouse of such brother or sister or lineal descendant. Member of the Family does not include a spouse who is legally separated under a decree of divorce or separate maintenance.

(e)

Deemed-Owned Shares. Means Employer Stock that is stock in the S Corporation allocated to a person’s ESOP account, including a person’s share of the stock in such S Corporation that is held by the ESOP but that has not been allocated to the accounts of Participants or Beneficiaries. A person’s share of such unallocated S Corporation stock is determined in the same proportion as the shares released and allocated from the Suspense Account under Section 4.12(f) for the most recently ended Plan Year for which there were shares released and allocated from the Suspense Account. If there has been no such prior release and allocation from the Suspense Account, a person’s share of such unallocated S Corporation stock is determined in proportion to a reasonable estimate of the shares that would be released and allocated in the first year of an Exempt Loan repayment.

(f)

Synthetic Equity. Synthetic Equity means any right described in the following categories and is treated as owned by the person who has any of these rights. The Nonallocation Year Attribution Rules apply for purposes of determining ownership.

(1)

Category 1 - S Corporation Stock and Payments Based on its Value. Synthetic Equity in this category is a right to acquire or receive stock of the S Corporation, including a stock option, warrant, restricted stock, deferred issuance stock right, stock appreciation right payable in stock, or similar interests or rights. Synthetic Equity in this category is also a right to a future payment (payable in cash or a form other than stock of the S Corporation) from an S Corporation that is based on the value of the stock of the S Corporation, such as stock appreciation. Synthetic equity does not include certain rights of first refusal as described in Regulation §1.409(p)-1(f)(2)(i)(B).

(2)

Category 2 - Related Entity. Synthetic Equity in this category is a right to acquire stock or of her similar interests in a Related Entity, but only to the extent of the S Corporation’s ownership. A “Related Entity” is any entity in which the S Corporation holds an interest and that is a partnership, a trust, an eligible e- that is disregarded as an entity that is separate from its owner under Regulation §301.7701-3, or a qualified subchapter S subsidiary under Code §1361(b)(3).

(3)

Category 3 - Certain Assets, Fringe Benefits and Nonqualified Deferred Compensation. Synthetic Equity in this category is a right to acquire assets of an S Corporation or a Related Entity (but only to the extent of the S Corporation’s ownership of such entity) other than rights to acquire goods, services or property at ‘air market value in the ordinary course of business, or fringe benefits excluded from gross income under Code §132. Synthetic Equity also includes “Nonqualified Deferred Compensation,” which is nonqualified deferred compensation as described in Regulation §1.409(p)-1(f)(2)(iv) with respect to an S Corporation or Related Entity, including any remuneration for services under a plan, method, or arrangement deferring the receipt of compensation to a date that is after the 15th day of the 3rd calendar month after the end of the entity’s taxable year in which the related services are rendered. However, Synthetic Equity does not include benefits under a plan that is an eligible retirement plan within the meaning of Code §402(c)(8)(B).

(g)

Synthetic Equity Shares. Defined as shares of Synthetic Equity, the number of which is determined as described below, without regard to lapse restrictions as described in Regulation §1.83-3(i). The person who is entitled to Synthetic Equity that is determined by reference to S Corporation stock (see the rights listed in Synthetic Equity Category 1 is treated as owning the number of shares of stock deliverable pursuant to such Synthetic Equity. If such Synthetic Equity is a right to purchase or receive S Corporation shares, the corresponding number of Synthetic Equity Shares is determined without regard to any amount required to be paid in exchange for the S Corporation shares. If such Synthetic Equity is a right to payment in cash or other non-S Corporation stock property, the number of Synthetic Equity Shares treated as owned is equal: to the number of shares of stock having a fair market value equal to the cash, or other non-S Corporation stock property.

(h)

Shares in Related Entity. A person entitled to Synthetic Equity that is determined by reference to shares of stock (or similar interests) in a Related (see the rights listed in Synthetic Equity Category 2 is treated as owning shares of stock of the S Corporation with the same aggregate value as the number of shares of stock (or similar interests) of the Related Entity.

(i)

Certain Assets and Nonqualified Deferred Compensation. The person who is entitled to Synthetic Equity determined by reference to the assets and Nonqualified Deferred Compensation described in Category 3 is treated as owning or. any date the number of shares of stock in the S Corporation equal to the present value of such Synthetic Equity divided by the fair market value of a share of the S Corporation’s stock, determined as of the date elected in Section 1.20(e) (“Determination Date”). However, if the Employer elects, the number of shares of Synthetic Equity in Category 3 will be fixed for the 3-year period beginning with the Determination Date on which that number of shares was determined and ending on the day before the third anniversary of the Determination Date (“Triennial Calculation”).

(j)

Adjustment of Number of Synthetic Equity Shares if ESOP Owns Less Than 100% of the S Corporation. The number of Synthetic Equity Shares otherwise determined under this Plan section is decreased ratably to the extent that shares of the S Corporation are owned by a person who is not an ESOP and who is subject to Federal income taxes.

(k)

Transfers from ESOP Portion to Non-ESOP Portion to Avoid a Nonallocation Year. If the Plan Administrator determines that a future event, such as a contribution to the Plan of shares of Employer Stock, would cause a Nonallocation Year (as defined herein) to occur (“Nonallocation Event”), the Plan Administrator will reduce the account balances of Disqualified Persons by transferring as described below the number of shares of Employer Stock necessary to prevent a Nonallocation Year, as selected in Section 1.20(e). This number of shares will be transferred (“Transferred Shares”) from the ESOP Portion to the Non-ESOP Portion prior to the Nonallocation Event. Immediately following the transfer, the number of shares transferred from a Participant’s account in the ESOP Portion will be credited to an account established for that Participant in the Non-ESOP Portion. The Plan Administrator will take steps to ensure that all actions necessary to implement the transfer are taken before the Nonallocation Event occurs. Plan assets held in accordance with this section are held under a portion of the Plan that is not an ESOP within the meaning of Code §4975(e)(7) (“Non-ESOP Portion”). Amounts held in the Non-ESOP Portion will be held in accounts that are separate from the accounts in the ESOP Portion. Any statements provided to Participants to show their interests in the Plan will separately identify the amounts held in each such portion. Except as specifically set forth in this section, all of the terms of the Plan apply to any amount held under the Non-ESOP Portion in the same manner and to the same extent as an amount held under the ESOP Portion. Shares will be transferred from the ESOP accounts of Participants under whichever of the following methods results in the fewest shares being transferred:

(1)

Method 1. First reducing the ESOP account of the Disqualified Person whose account has the largest number of shares (with the addition of Synthetic Equity Shares), and thereafter by reducing the ESOP account of each succeeding Disqualified Person whose account has the next largest number of shares (with the addition of Synthetic Equity Shares). The ESOP account of the Disqualified Person will be reduced until that Disqualified Person is no longer a Disqualified Person, or until that account has no more shares, whichever occurs first.

(2)

Method 2. First reducing the ESOP account of the Disqualified Person who is a Highly Compensated Employee with the fewest shares (with the addition of Synthetic Equity Shares) to the extent necessary to cause the Participant not to be a Disqualified Person, and thereafter reducing the ESOP account of each succeeding Disqualified Person who is a Highly Compensated Employee whose account has the next fewest shares (with the addition of Synthetic Equity Shares) to the extent necessary to cause each such Participant not to be a Disqualified Person. The ESOP account of the Disqualified Person will be reduced until that Disqualified Person is no longer a Disqualified Person, or until that account has no more shares, whichever occurs first.

If two or more Participants have the same number of shares, the account of the Participant with the most of years of Vesting Service will be reduced first.

Section 4.13 - Securities Acquired in a Sale Under Code §1042

If the Employer is a C corporation, no portion of the Plan assets attributable to (or allocable in lieu of) Employer Stock acquired by the Plan in a Code §1042 Sale may accrue (or be allocated directly or indirectly under any plan qualified under Code §401(a) maintained by the Employer) (1) during the Nonallocation Period for the benefit of any Nonallocation Participant, or (2) for the benefit of a 25% Shareholder.

(a)

Employer Stock. Employer Stock means Employer securities (as defined in Code §409(l)) which are issued by a domestic C corporation that has no stock outstanding that is Readily Tradable and were not received by the taxpayer in a distribution from a plan described in Code §401(a), or a transfer pursuant to an option or other right to acquire stock to which Code §83, Code §422, or Code §423 applied or to which Code §422 or Code §424 (as in effect on the day before the date of the enactment of the Revenue Reconciliation Act of 1990) applied.

(b)	Code §1042 Sale. A Code §1042 Sale means a sale of Employer Stock to the Plan in a transaction which Code §1042 (pertaining to the nonrecognition of gain) applies.

(c)

Nonallocation Period. Nonallocation Period means the period beginning on the date of the Code §1042 Sale, or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the Code §1042 Sale.

(d)

Nonallocation Participant. Nonallocation Participant means any Participant who makes an election under Code §1042(a) with respect to Employer Stock and any Participant who is related to such Participant within the meaning of Code §267(b) with the exception of any Participant who is a lineal descendant of a Participant who makes an election under Code §1042 if the aggregate amount allocated for the benefit of all such lineal descendants during the Nonallocation Period does not exceed more than 5% of the Employer Stock (or amounts allocated in lieu thereof) held by the ESOP that is attributable to a Code §1042 Sale by any period related to such descendants within the meaning of Code §267(c)(4).

(e)

25% Shareholder. The term 25% Shareholder means a Participant who owns more than 25% of the total value or any class of outstanding stock of the Employer or any corporation that is a member of the same controlled group of corporations (within the meaning of Code §409(l)(4)) as the Employer. Ownership is calculated under the rules of Code §318 without regard to the employee trust exception in Code §318(a)(2)(B)(i) and is applicable at any time during either the 1-year period ending on the date of sale of such stock to the Plan or on the date as of which Employer stock is allocated to Participants.

Article 5

Investment of Contributions

Section 5.01 - Investment and Timing of Contributions

The handling of Contributions and Plan assets is governed by the provisions of the Trust Agreement, if any, and any other relevant document, such as an Annuity Contract (for the purposes of this paragraph alone, the Trust Agreement and such other documents will each be referred to as a “document” or collectively as the “documents”), duly entered into by or with regard to the Plan that govern such matters.

To the extent permitted by the documents, the parties designated in Section 1.22(a) shall direct the Contributions for investment in any investment options available to the Plan under or through the documents, and may request the transfer of amounts resulting from those Contributions between such investment options.

(a)

Participant Directs Investment of Some or All Contributions. A Participant may not direct the investment of all or any portion of his Account in collectibles. Collectibles mean any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury. However, certain coins and bullion as provided in Code §408(m)(3) shall not be considered collectibles.

If a Participant has provided investment direction for all or certain specific Contributions made to his Account, such Contributions shall be invested in accordance with such direction to the extent possible. If an investment option selected by the Participant is no longer available and a new investment option is not selected by the Participant (in lieu of the one that is no longer available) by the deadline set by a fiduciary of the Plan (or by the date the investment option is no longer available), all amounts currently held in the investment option that is no longer available and future Contributions directed to such investment option by the Participant (and made after such deadline or date) shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

If an investment option selected by the Participant is no longer available for future Contributions only and a new investment option is not selected by the Participant (in lieu of the one that is no longer available) by the deadline set by a fiduciary of the Plan (or by the date the investment option is no longer available), all future Contributions directed to such investment option that is not available for future Contributions (and made after such deadline or date) shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

To the extent that a Participant who has the ability to provide investment direction (either on an ongoing basis or in response to a notice from a fiduciary of the Plan) fails to give timely investment direction, the amount in the Participant’s Account for which no investment direction is received shall be invested in the appropriate default investment option, unless otherwise directed by a fiduciary of the Plan.

(b)

Employer Directs Investment of Some or All Contributions. If the Employer has investment direction, the Contributions shall be invested in accordance with such direction. The Employer shall have investment direction for amounts that have not been allocated to Participants.

To the extent an investment option is no longer available, a fiduciary of the Plan may require that amounts currently held in such investment option be reinvested in other investment options. To the extent that the Employer has not given investment direction, and no Plan fiduciary gives direction regarding the reinvestment of such amounts, the amounts held in an investment option that is no longer available or which had been directed to be invested in an investment option that is not available for future Contributions shall be invested in the appropriate default investment option.

Default investment options are defined in documents duly entered into by or with regard to the Plan that govern such matters.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan’s objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan’s short-term and long-term financial needs so the investment policy can be coordinated with the Plan’s financial requirements.

However, the Named Fiduciary may delegate to the Investment Manager investment direction for Contributions and amounts that are not subject to Participant direction.

If a calculation period other than the Plan Year is selected in Section 1.15(d) for a 401(k) Safe Harbor Plan, the Employer shall pay to the Insurer or Trustee, as applicable, the Qualified Matching Contributions calculated based on Elective Deferral Contributions and Compensation for the payroll period specified in Section 1.15(d) not later than the last day of the following Plan-year Quarter.

All Contributions are forwarder by the Employer to: (i) the Trustee to be deposited in the Trust Fund or otherwise invested by the Trustee in accordance with the relevant documents; or (ii) the Insurer to be deposited under the Annuity Contract, as applicable.

Section 5.02 - Investment in Employer Stock

The ESOP Portion of the Plan is an employee stock ownership plan (“ESOP”) within the meaning of Code §4975(e)(7) and is designed to invest primarily in Employer Stock, and the provisions of this Section will apply to the extent they do not conflict with other ESOP provisions set forth in the Plan.

(a)	Contributions That May Be Invested. The Contributions that may be invested in the Employer Stock shad be limited to the Contributions specified in Section 1.22(d)(1).

(b)

Valuations. For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on :he Valuation Date which corresponds to the last day of the Plan Year, and in accordance with a method consistently followed and uniformly applied ‘n good faith. All valuations of Employer Stock must be made by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under Code §170(a)(1). Valuations of Employer Stock must be made in good faith and based on all relevant factors for determining the fair market value of securities. .n the case of a transaction between the Plan and a disqualified person within the meaning of Code §4975(e)(2), Employer Stock will be valued as of the date of the transaction. For all other all other purposes, value must be determined as of the most recent valuation date under the Plan. Earnings on shares allocated to participants’ accounts will be allocated to those accounts at least annually.

Section 5.03 - Income on Employer Stock

For Employers that are S Corporations, income with respect to Employer Stock that is acquired with the proceeds of an Exempt Loan and held in the Suspense Account is allocated as income of the Plan except to the extent the Trustee elects that such income shall be used to repay that Exempt Loan. If income is allocated to a Participant’s or Beneficiary’s account, it shall be allocated in the manner elected in Section 1.22(g). If the Employer is an S corporation, earnings as described in Code §1368(a) with respect to Employer Stock (whether or not the Employer Stock is allocated to the accounts of Participants) will be used at the Trustee’s discretion to make payments on the Exempt Loan used to acquire such Employer Stock. If such earnings with respect to Employer Stock that is allocated to a Participant’s account are used to make payments on such Exempt Loan, then Employer Stock with a fair market value of not less than the amount of the earnings used to make payments on the Exempt Loan must be allocated to a Participant’s account for the year that such earnings would have been allocated to the Participant’s account if they were not used to make payments on the Exempt Loan.

For Employers that are C corporations, dividends paid in cash with respect to Applicable Employer Stock, whether or not allocated to a Participant’s account, will be used at the Trustee’s discretion to make payments on an Exempt Loan, the proceeds of which were used to acquire the Employer Stock with respect to which the dividend is paid. If a dividend paid respect to Employer Stock that is allocated to a Participant’s account is used to make payments on an Exempt Loan, then Employer Stock with a fair market value of not less than the amount of the dividend used to make such payments must be allocated to a Participant’s account for the year that such dividend would have been allocated to the Participant’s account if it were not used to make payments on an Exempt Loan. To the extent dividends on Applicable Employer Stock allocated to Participant accounts are not used to repay an Exempt Loan, dividends will be treated under either Option 1, Option 2, Option 3 or Option 4 below, as elected by the Employer in a uniform nondiscriminatory manner.

Any such dividends that are allocated to a Participant’s account will be allocated in the manner elected in Section 1.22(g).

(a)	Option 1: Direct Cash Payment to Participant. The Employer will pay dividends with respect to Applicable Employer Stock allocated to a Participant’s account in cash to that Participant.

(b)

Option 2: Cash Payment to Plan Followed by Distribution to Participant. The Employer will pay dividends with respect to Applicable Employer Stock allocated to a Participant’s account to the Plan and distribute them in cash to the Participant not later than 90 days after the close of the Plan Year in which paid.

(c)

Option 3: Participant Election. Dividends with respect to Applicable Employer Stock allocated to a Participant’s account will be, at the election of such Participant, either (1) be paid in cash, or (2) be paid to the Plan and reinvested in Employer Stock and allocated to the account of such Participant. If the Participant elects a cash payment, the payments shall be made, as elected by the Employer, either (1) directly from the Employer to the Participant, or (2) to the Plan and distributed in cash to that Participant not later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan. If a Participant fails to make an affirmative dividend election, the default election selected by the Employer in a uniform nondiscriminatory manner will apply. A Participants election will not be valid unless he or she is given a reasonable opportunity to make the election before a dividend is paid or distributed, change a dividend election at least annually, and if there is a change in the Plan terms governing the manner in which the dividends are paid or distributed to Participants, make an election under the new Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid or distributed.

(d)

Option 4: Allocated to Accounts With No Distribution. Dividends with respect to Applicable Employer Stock allocated to a Participant’s account will remain in the Participant’s Account and will not be distributed until such time as the Participant is otherwise entitled to a distribution under the Plan.

(e)	Definition of Applicable Employer Stock. For purposes of this section, the term “Applicable Employer Stock” means Employer Stock that is held by the ESOP on the record date for the dividend.

Section 5.04 - Diversification Requirements

(a)

Diversification Requirements Under Code 401(a)(28). Notwithstanding any provision in the Plan to the contrary, and subject to a uniform, nondiscriminatory Diversification Policy promulgated by the Plan Administrator, a Qualified Participant shall be permitted to direct the Trustee as to the investment of amounts credited to his or her Employer Stock Account in accordance with the provisions below:

(1)

Amount Subject to Diversification. During each Annual Election Period in the Qualified Election Period, a Qualified Participant may elect to direct the Plan as to the investment of at least 25% of the amount of shares allocated to the Participant’s Account in the Plan to the extent such portion exceeds the amount to which a prior election under this section applies. In the year in which the Participant can make his or her last election, 50% is substituted for 25% in the preceding sentence.

(2)

Small Accounts. If elected in the Diversification Policy, the right to elect to diversify under this Section only applies to a Qualified Participant if the fair market value of his Employer Stock Account is more than the amount indicated therein (but not more than $500). For this purpose, the fair market value is determined as of the Valuation Date immediately preceding the first day on which a Qualified Participant is eligible to make the diversification election.

(3)

Restriction on Investment in Employer Stock. The portion of a Qualified Participant’s Employer Stock Account that is diversified pursuant to a diversification election cannot be reinvested in Employer Stock, other than at the Participant’s election.

(4)

Diversification Methods. Shares of Employer Stock that a Qualified Participant directs the Plan to diversify (the “Diversification Shares”) may be diversified by one or more of the following methods, as set forth in the Diversification Policy:

(A)

Distribution to the Participant. The Trustee may distribute either the Diversification Shares, or an amount equal to the value of these shares, to the Qualified Participant. The distribution must occur within 90 days after the last day of the Annual Election Period. Distributions of Diversification Shares must comply with Section 7.01(g).

(B)

Alternative Investments. The Trustee may invest an amount equal to the value of the Diversification Shares in one or more of at least three alternative investment options available under the Plan, as directed by the Qualified Participant. Each of these investment options must be diversified and have materially different risk and return characteristics. The Plan must invest the value of the Diversification Shares in accordance with the direction of the Qualified Participant within 90 days after the last day of the Annual Election Period.

(C)

Transfer to Another Defined Contribution Plan. The Trustee may transfer an amount equal to the value of the Diversification Shares to another qualified defined contribution plan of the Employer that offers at least three investment options (each of which must be diversified and have materially d:fferent risk and return characteristics). This transfer must be made within 90 days after the last day of the Annual Election Period and must comply with applicable qualification requirements, including Code §§414(l), 411(d)(6) and 401(a)(11).

(5)	Definitions. For purposes of this Section, the following definitions will apply:

(A)

Annual Election Period. The term Annual Election Period means a period of at least 90 days following the helm of each Plan Year in the Qualified Election Period, as determined from time to time by the Employer pursuant to a uniform nondiscriminatory administrative policy.

(B)

Qualified Election Period. The term Qualified Election Period means a period of at least 6 Plan Years beginning with the first Plan Year in which the individual becomes a Qualified Participant unless a longer is elected in the Plan Elections.

(C)

Qualified Participant. The term Qualified Participant means a Participant who has satisfied any age and/or participation requirement as set forth in the Diversification Policy, provided, however, that any service requirement cannot be more than 10 years of participation in the Plan, and any age requirement cannot exceed the age of 55. Years of participation shall be determined as set forth in the Diversification Policy with respect to a Participant in the Plan (whether or not the Plan was an employee stock ownership plan or a predecessor play For this purpose, a predecessor plan includes any employee stock ownership plan maintained by the Employer or a predecessor employer within the meaning of Regulation §1.415(f)-1(c), and any plan that has been merged into, consolidated with, or transferred assets to the Plan in accordance with Code §414(l).

(b)

Diversification Requirements Under Code §401(a)(35). If the ESOP holds any contributions that are subject to the requirements of Code §401(k) or Code §401(m), then if the Plan holds Publicly Traded Employer Stock, the diversification requirements below apply for Plan Years beginning on or after January 1, 2007. For purposes of this Section, the term Publicly Traded Employer Stock means Employer Stock under section 407(d)(1) of ERISA which is readily tradable on an established securities market. A security is readily tradable on an established securities market if the security is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1934, or if the security is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and where the security is deemed by the Securities and Exchange Commission as having a ready market under SEC Rule 15c3-1.

An applicable individual (as defined in Regulation §1.401(a)(35)-1(b)) is permitted to elect to direct any publicly traded Employer Stock (as defined in Code §401(a)(35)(G)(v)) held in his Account under the Plan to be reinvested in other investment options offered under the Plan with respect to the portion of his Account that is subject to Code §§401(a)(35)(B) or (C). The Employer may permit diversification of amounts invested in Employer Stock earlier than required as long as the earlier time period is applied consistently to all applicable individuals.

The Plan shall offer at least three investment options, other than Employer Stock, to which the applicable individual may direct all or any portion of his Account invested in Employer Stock, and each investment option must be diversified and have materially different risk and return characteristics that satisfy the requirements of Department of Labor Regulation §2550.404c-1(b)(3). The Plan may limit the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly. The Plan may not impose any restrictions or conditions with respect to the investment of Employer Stock that are not imposed on the investment options offered under the Plan, except as provided in Regulation §1.401(a)(35)-1(e).

For Employer Stock held under the Plan in a Plan Year beginning before January 1, 2007, the diversification rights described above shall only apply to the applicable percentage of the number of shares of those securities as follows: (1) the applicable percentage is 33% for the first Plan Year to which Code §401(a)(35) applies; (2) the applicable percentage is 66% for the second Plan Year to which Code §401(a)(35) applies; and (3) the applicable percentage is 100% for all subsequent Plan Years.

If there is more than one class of securities held under the Plan, the transition rule above shall apply separately with respect to each class. The transition rule above does not apply to Participants who are age 55 or older and have completed at least three years of service (as defined in Regulation §1.401(a)(35)-1(c)(3)) prior to the first day of the first Plan Year beginning after December 31, 2005.

A notice must be provided to each applicable individual that describes the divestiture rights and the importance of diversifying the investment of retirement plan assets. The Employer shall provide the notice to all applicable individuals no later than 30 days before the date on which the applicable individuals are eligible to exercise their right to diversify.

Section 5.05 - Buy/Sell Window

If the Plan holds Employer Stock that is not Readily Tradable, then annually, or at such other intervals as directed by the Plan Administrator, the Plan Administrator, at its discretion, may allow Active Participants the opportunity to buy and/or sell Employer Stock, and Inactive Participants the opportunity to sell Employer Stock. Notwithstanding any other provision in the Plan, the valuation of Employer Stock for the buy/sell window shall be based on the valuation performed as of the most recent Valuation Date provided that, in the opinion of the Plan Administrator, such value is representative of the fair market value of such stock on the date of the transaction. The Plan Administrator shall require a new valuation of Employer Stock if, in the opinion of the Plan Administrator, the valuation as of the most recent Valuation Date is not representative of the fair market value of the Employer Stock. The Plan Administrator shall set up nondiscriminatory procedures, including any limits, to accommodate implementation of such transfers among other investment options and Employer Stock.

Section 5.06 - Voting and Tender Rights

Voting rights with respect to Employer Stock will be passed through to Participants. Participants will be allowed to direct the voting rights of Employer Stock for any matter put to the vote of shareholders, as elected in Section 1.22(d)(2). For purposes of Section 1.22(d)(2) and this Section 5.06, the term Registration-Type Employer Stock means Employer Stock that is either a class of securities required to be registered under section 12 of the Securities Exchange Act of 1934, or a class of securities that would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such section 12.

With respect to Employer Stock that is Registration-Type Employer Stock, each Participant or beneficiary is entitled to direct the Plan as to the manner in which shares of Employer Stock that are entitled to vote, and are allocated to his or her account, are to be voted.

With respect to Employer Stock that is not Registration-Type Employer Stock, each Participant or beneficiary is entitled to direct the Plan as to the manner in which voting rights under such shares of Employer Stock that are allocated to his or her account are to be exercised, as elected in Section 1.22(d)(2), provided the Participant is always entitled to vote such Employer Stock with regard to any Significant Corporate Event.

If some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, then the Trustee shall vote such Employer Stock in the same proportion as those shares of Employer Stock for which the Trustee has received proper direction for such matter.

The Trustee shall hold the Participant’s individual directions with respect to voting rights in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee’s compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

The Employer may develop procedures to facilitate the exercise of votes, such as the use of facsimile transmissions for the Participants located in physically remote areas.

Tender rights or exchange offers for Employer Stock will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for Employer Stock, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Employer Stock, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.

If some or all of the Participants have not directed or have not timely directed the Trustee on how to tender, then the Trustee shall tender such Employer Stock in the same proportion as those shares of Employer Stock for which the Trustee has received proper direction for such matter.

If the tender or exchange offer is limited so that all the snares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

The Trustee shall hold the Participant’s individual directions with respect to tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee’s compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

The Employer may develop procedures to facilitate the exercise of tender rights, such as the use of facsimile transmissions for the Participants located in physically remote areas.

Section 5.07 - Voting and Tender of Self-Directed Brokerage Accounts

Rights of ownership of securities held in the Self-Directed Brokerage Account, including voting rights, tender rights, and rights to exercise exchange offers, shall be passed through to the Participant with respect to the Self-Directed Brokerage Account was established. These rights shall be exercised by the Participant through the mechanism (including the course of dealing and practices and procedures) established by the Trustee under the Principal Trust Company Directed Trust Agreement for the exercise of such rights and in accordance with the Self-Directed Brokerage Account documents.

Section 5.08 - Life Insurance

As elected under Section 1.22(c), investment in Life Insurance is not permitted.

Section 5.09 - Exempt Loans

The trustee may incur an Exempt Loan only if it meets the requirements of this section.

(a)	Definitions.

(1)

Exempt Loan. The term “Exempt Loan” means a loan that satisfies the provisions of this Section 5.09. For purposes of the Plan, the term “Loan” means a loan made to the Plan by a disqualified person or a loan to the Plan that is guaranteed by a disqualified person. The term Loan includes a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of the Plan. The term “Guarantee” includes an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law. For purposes of section, the term “Disqualified Person’ means a disqualified person as defined in Code §4975(e)(2).

(2)

Suspense Account. The term “Suspense Account” means the account established under the Plan to hold snares of Employer Stock and other assets acquired with the proceeds of an Exempt Loan that have not been allocated to the accounts of participants.

(b)

Purpose, Terms, Interest Rate. An Exempt Loan must be primarily for the benefit of the participants and their beneficiaries. The terms of an Exempt Loan must be at least as favorable to the Plan as the terms of a comparable loan resulting from an arm’s length negotiation between independent parties. The interest rate of an Exempt Loan must not exceed a reasonable rate of interest. An Exempt Loan must be for a specific term. The proceeds of any Exempt Loan must be used within a reasonable time after their receipt to acquire Employer Stock, to repay such Exempt Loan, or to repay a prior Exempt Loan. All assets acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Suspense Account.

(c)

Liability, Recourse, Collateral, and Payments. Any Exempt Loan must be without recourse against the Plan. The only Plan asset that may be used as collateral on an Exempt Loan is Employer Stock acquired with the Exempt Loan, or Employer Stock used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

No person entitled to payment under the Exempt Loan has any right to Plan assets other than collateral given for the Exempt Loan, contributions (other than contributions of Employer Stock) that are made under the Plan to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions.

Payments made by the trustee with respect to any Exempt Loan during a plan year must not exceed an amount equal to the sum of (1) contributions (other than contributions of Employer Stock) that are made under the Plan to meet its obligations under the Exempt Loan, and (2) earnings attributable to collateral given for the Exempt Loan and the investment of such contributions received during or prior to the year less such payments in prior years. Such contributions and earnings must be accounted for separately in the books of account of the ESOP until the Exempt Loan is repaid.

(d)

Not Payable Upon Demand and Default. The Exempt Loan cannot be payable upon the demand of any person except in the event of default. In the event of such default, the value of the Plan assets transferred by the trustee in satisfaction of the Exempt Loan must not exceed the amount of default. If the lender is a disqualified person, the Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

(e)	Release from Suspense Account. An Exempt Loan shall provide for the release of shares from the Suspense Account in accordance with one of the following methods at the Trustee’s discretion:

(1)

Principal and Interest Payment Release Method. For each Plan Year during the duration of the Exempt Loan, the number of shares of Employer Stock released from the Suspense Account must equal the number of shares of Employer Stock held in the Suspense Account immediately before the release for the current Plan Year multiplied by a fraction. The numerator must be the amount of the principal and interest paid on the Exempt Loan for that Plan Year, and the denominator must be the sum of the numerator p.us the total payments of principal and interest to be paid for all future Plan Years. The number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. if the interest rate under the Exempt Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

(2)

Principal Payment Release Method. Shares of Employer Stock are released from the Suspense Account solely with reference to principal payments in the fraction described above. However, this Principal Payment Release Method cannot be used unless these conditions are met: (A) The Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time man level annual payments of such amounts for 10 years; (B) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the Principal Payment Release Method cannot be used beginning from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

(f)

Protections and Rights. Except for the put option described in Section 7.01(g) and Section 7.01(h), no Employer Stock acquired with an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and distributed from the Plan, whether or not the Plan is then an ESOP. The rights and protections granted in this Section and in Section 7.01(g) and Section 7.01(h) are non-terminable and will continue to exist as long as any Employer Stock acquired with an Exempt Loan is held by the Plan or any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor any Plan amendment, will cause a termination of the protections and rights

Article 6

Benefits

Section 6.01 - Retirement Benefits

On a Participant’s Retirement Date, his Vested Account shall be distributed to him according to the distribution provisions of Article 7 and the small amounts payment provisions of Section 11.07.

Section 6.02 - Death Benefits

If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution provisions of Article 7 and the small amounts payment provisions of Section 11.07.

Section 6.03 - Vested Benefits

If an Inactive Participant’s Vested Account is not payable under the small amounts payment provisions of Section 11.07, he may elect, but is not required, to receive a distribution of any part of his Vested Account after he has a Severance from Employment. If elected in vested benefit restrictions in Section 1.27(f), distributions from the Participant’s Vested Account resulting from the designated Contributions shall not begin before the Participant becomes Totally Disabled or distributions from the Participant’s Vested Account resulting from the designated Contributions shall not be made until he has had a Severance from Employment for the period of time specified, whichever is applicable. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article 7.

A Participant may not elect to receive a distribution under this section after he again becomes an Employee until he subsequently has a Severance from Employment and meets the requirements of this section.

A Participant who has been performing Qualified Military Service for a period of more than 30 days is deemed to have had a severance from employment (as described in Code §414(u)(12)(B)(i)) for purposes of requesting a distribution of his Vested Account resulting from Elective Deferral Contributions. The Plan will suspend Elective Deferral Contributions and Participant Contributions for six months after receipt of the distribution. If the Participant is also eligible to receive a Qualified Reservist Distribution and the distribution could be either type of distribution, the distribution will be treated as a Qualified Reservist Distribution and is not subject to the six-month suspension described in the preceding sentence.

If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of Section 6.01 or Section 6.02.

The Nonvested Account of an Inactive Participant who has had a Severance from Employment shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

Section 6.04 - When Benefits Start

(a)	Unless otherwise elected, benefits shall begin no later than the 60th day following the close of the Plan Year in which the latest date below occurs:

(1)	The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

(2)	The 10th anniversary of the Participant’s earliest Entry Date.

(3)	The date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse, if applicable, to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 7.02 or Section 7.03, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

The Participant may elect to have benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he has a Severance from Employment, if later. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant’s Retirement Date or Required Beginning Date, as defined in Section 8.02.

(b)

The Participant’s Vested Account resulting from Elective Deferral Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions may not be distributed earlier than Severance from Employment, death, or disability. Such amount may also be distributed upon:

(1)	Termination of the Plan as permitted in Article 9.

(2)	The attainment of age 59 1/2 as permitted in Section 1.27(c) and Section 6.05.

(3)	A federally declared disaster, where resulting legislation or guidance authorizes such a distribution.

The	Participant’s Vested Account resulting from Elective Deferral Contributions may also be distributed:

(4)	As a hardship withdrawal if permitted in Section 1.26(b) and Section 6.05(a).

(5)	As a Qualified Reservist Distribution if permitted in Section 1.26(e) and Section 6.05(b).

(6)	If the Participant is deemed to have had a severance from employment as described in Code §414(u)(12)(B)(i) and Section 6.03.

All distributions made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the applicable distribution of benefits provisions of Article 7. In addition, distributions that are triggered by the termination of the Plan must be made in a lump sum. A lump sum shall include a distribution of an annuity contract.

(c)

If the Plan holds Employer Stock that is not publicly traded, a Participant will not be eligible to receive a distribution of his vested Employer Stock Account until the Participant has a Severance from employment or died, and has received or requested a distribution of the total remaining vested Account. If a Participant is eligible to receive a distribution under this section, and has elected to receive the distribution in accordance with procedures established by the Plan Administrator, the value of Employer Stock for purposes of the distribution shall be based on the valuation as of the most recent Valuation Date and the distribution shall be made to the Participant as soon as administratively feasible; provided, however, that the Participant’s vested Employer Stock Account may only be distributed subject to the Plan’s available liquidity or pursuant to a nondiscriminatory Distribution Policy that coordinates the valuation of Employer Stock and the Plan’s buy/sell window.

(d)

Distribution of a Participant’s vested Employer Stock Account will begin no later than one year after the close of the Plan Year in which the Participant has a Severance from Employment by reason of the attainment of Normal Retirement Age, Disability, or death. If the Participant has a Severance from Employment for a reason other than attainment of Normal Retirement Age, Disability, or death, the distribution of the Participant’s vested Employer Stock Account will begin during the year as selected by the Employer in the Distribution Policy, but such distribution must begin no later than the year after the close of the Month Plan Year following the Plan Year in which the Participant has a Severance from Employment for a reason other than attainment of Normal Retirement Age, death or disability.

Section 6.05 - Withdrawal Benefits

In-service withdrawals are permitted in accordance with the following paragraphs.

(a)

Financial Hardship Withdrawals. Withdrawals of part of the Participant’s Account as provided in Section 1.26(b) will be permitted in the event of hardship due to an immediate and heavy financial need. If elected by the Employer in Section 1.26(f), the portion of the Participant’s Account held in the Employer Stock Account may not be redeemed for purposes of these withdrawals.

Immediate and heavy financial need shall be limited to (1) expenses incurred or necessary for medical care that would be deductible under Code §213(a) (determined without regard to whether the expenses exceed the stated limit on adjusted gross income); (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code §152 without regard to Code §§152(b)(1), (b)(2), and (d)(1)(B)); (4) payments necessary to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant’s principal residence; (5) payments for funeral or burial expenses for the Participant’s deceased parent. spouse, child, or dependent (as defined in Code §152 without regard to Code §152(d)(1)(B)); (6) expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (7) any other distribution deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations. If elected by the Employer in Section 1.26(b), immediate and heavy financial need shall also include expenses described in clauses (1), (3), and (5) of this paragraph (relating to medical, tuition, and funeral expenses, respectively) of a Primary Beneficiary.

No withdrawal shall be allowed which is not necessary to satisfy the immediate and heavy financial need.

Such withdrawal shall be deemed necessary only if all of the following requirements are met: (1) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); (2) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer; and (3) the Plan, and all other plans maintained by the Employer, provide that the Participant’s elective contributions and participant contributions will be suspended for at least six months after receipt of the hardship distribution. The Plan will suspend elective contributions and participant contributions for six months as provided in the preceding sentence.

A Participant shall not cease to be an Eligible Participant, as defined in Section 4.08, merely because his elective contributions or participant contributions are suspended.

(b)

Other Withdrawals. If permitted under Section 1.26, (1) a Participant may withdraw any part of his Vested Account resulting from Voluntary Contributions, subject to the limitations provided in Section 1.26; (2) a Participant may withdraw any part of his Vested Account resulting from Rollover Contributions, subject to the limitations provided in Section 1.26; (3) withdrawals of part of the Participant’s Vested Account will be permitted as provided in Section 1.26; (4) withdrawals of part of the Participant’s Vested Account, as provided in Section 1.26, will be permitted at any time after he attains age 59%, subject to the limitations provided in Section 1.26; (5) withdrawals of any part of the Participant’s Vested Account, as provided in Section 1.26, will be permitted after he has been an Active Participant for at least five years subject to the limitations provided in Section 1.26; and (6) a Participant may withdraw any part of his Vested Account resulting from Elective Deferral Contributions if such distribution meets the requirements to be a Qualified Reservist Distribution.

If elected by the Employer in Section 1.26, the portion of the Participant’s Account held in the Employer Stock Account may not be redeemed for purposes of these withdrawals.

A request for withdrawal shall be made in such manner and in accordance with such rules the Employer prescribes for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). Withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distributor of benefits provisions of Article 7. A forfeiture shall not occur solely as a result of a withdrawal.

Section 6.06 - Loans to Participants

Loans shall be made available to all Participants on a reasonably equivalent basis. If elected in Section 1.22(b)(7), the source of the loan is limited to the portion of the Participant’s Account resulting from the Contributions selected in that section. The amount of the loan shall be limited to the amount needed to satisfy such need. For purposes of this section, and unless otherwise specified, Participant means any Participant or Beneficiary who is a party-in-interest as defined in ERISA. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants. If a plan is amended to remove loans to Participants, the provisions of this section will continue to apply only for purposes of repaying loans approved prior to the effective date of such amendment. If this Plan does not allow loans to Participants and another participant allows loans to Participants is merged into this Plan, the provisions of the merged plan as of the day prior to the merger date will continue to apply only for purposes of repaying loans approved prior to the merger date.

A loan to a Participant shall be a Participant-directed investment of his Account. The loan is a Trust Fund investment but no Account other than the borrowing Participant’s Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

The Participant’s Employer Stock Account may be redeemed as specified in Section 1.22(b)(8).

The number of outstanding loans shall be limited to one unless otherwise specified in Section 1.22(b)(4. No more than one loan shall be approved for any Participant in any 12-month period unless specified in Section 1.22(b)(5). The minimum amount of any loan shall be $1,000 unless otherwise specified in Section 1.22(b)(2).

If specified in Section 1.22(b)(5), after the repayment of an outstanding loan or approval of a loan, no additional loans will be approved for a Participant for the period specified in Section 1.22(b)(5).

Loans must be adequately secured and bear a reasonable rate of interest.

The amount of the loan shah not exceed the maximum amount that may be treated as a loan under Code §72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

(a)	$50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

(b)

The greater of clause (1) or (2), reduced by clause (3), as follows: (1; one-half of the Participant’s Vested Account (without regard to any accumulated deductible employee contributions, as defined in Code §72(o)(5)(B)); (2) $10,000; and (3) any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, all qualified employer plans, as defined in Code §72(p)(4), of the Employer arc any Controlled Group member shall be treated as one plan.

The foregoing notwithstanding, the amount of such loan shall not exceed 50% of the amount of the Participant’s Vested Account reduced by any outstanding loan balance on the date the new loan is made. In addition, the amount of the loan may be further limited to a specified dollar amount, if Section 1.22(b)(3) so indicates. If indicated in Section 1.22(b)(7), the loans can only be made from the portion of the Participant’s Vested Account resulting from the Contributions selected therein, and the maximum amount of the loan is further limited to the portion of the Participant’s Vested Account resulting from Contributions selected in Section 1.22(b)(7), (and further reduced by any outstanding loan balance on the date the new loan is made if more than one outstanding loan is allowed in Section 1.22(b)(4). For purposes of this maximum, a Participant’s Vested Account does not include accumulated deductible employee contributions, as defined in Code §72(o)(5)(B). No collateral other the: a portion of the Participant’s Vested Account (as limited above) shall be accepted.

The Participant’s outstanding loan balance shall include any deemed distribution, along with accrued interest, that has not been repaid or offset.

A Participant must obtain the consent of his spouse, if any, to the use of the Vested Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan to be so secured is made. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new cc sent shall be required if the Vested Account is used for collateral upon renegotiation, extension, renewal, or other revision of the loan. If life annuities are not allowed under Section 1.28(b)(2), no consent shall be required. If the Employer elected in Section 1.28(b)(2) to include life annuities as optional forms of distribution, no consent shall be required.

If a valid spousal consent has been obtained in accordance with the above, or spousal consent is not required, then, notwithstanding any other provision of this Plan, the portion of the Participant’s Vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account in determining the amount of the Vested Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If spousal consent is required and less than 100% of the Participant’s Vested Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Account shall be adjusted by first reducing the Vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If the Employer elects in Section 1.22(b)(6) to allow the term of the loan to be longer than five years and the loan is used to acquire a dwelling unit, which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment period may extend beyond five years from the date of the loan, but the extended repayment period shall, as elected in Section 1.22(b)(6), be consistent with either commercial home loan practices or with the number of years specified therein.

The Participant shall make an application for a loan in such manner and in accordance with such rules the Employer prescribes for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). The application must specify the amount and duration requested.

Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due.

Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

There will be an assignment of collateral to the Plan executed at the time the loan is made.

In those cases where repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. If the Participant has previously been treated as having received a deemed distribution and the subsequent loan is being made before the deemed distribution, along with accrued interest, has been repaid or offset, a payroll deduction agreement shall be required. If a payroll deduction agreement is required because of a previous deemed distribution and the Participant later revokes such agreement, the outstanding loan balance at the time of the revocation shall be treated as a deemed distribution.

Where payroll deduction is not available, payments in cash are to be timely made. Any payment that is not made by payroll deduction shall be made payable to the Employer, insurer or the Trustee, as specified in the promissory note, and delivered to the Plan to be credited to the Account of the Participant. Such payment may include prepayments.

The promissory note may provide for reasonable late payment penalties and service fees, which shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

The Plan may suspend loan payments for a period not exceeding one year during which an approved unpaid leave of absence occurs other than a military leave of absence. The Loan Administrator shall provide the Participant a written explanation of the effect of the suspension of payments upon his loan.

If a Participant separates from service (or takes a leave of absence) from the Employer because of service in the military and does not receive a distribution of his Vested Account, the Plan may suspend loan payments until the Participant’s completion of military service or until the Participant’s fifth anniversary of commencement of military service, if earlier, as permitted under Code §414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.

Unless otherwise specified in Section 1.22(b)(9), if any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due, the loan shall be in default. For purposes of Code §72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.

Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. The entire principal balance whether or not otherwise then due, along with accrued interest, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due shall not occur until a distributable event occurs in accordance with the Plan, and shall not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

All reasonable costs and expenses, including but not limited to attorney’s fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

If payroll deduction is being utilized, in the event that a Participant’s available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued, shall become due and payable, as above. In lieu of 90 days, a different number of days or the end of the calendar-year quarter may be specified in Section 1.22(b)(9).

If no distributable event has occurred under the Plan at the time that the Participant’s Vested Account would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan. Unless otherwise specified in Section 1.22(b)(10), an outstanding loan will become due and payable in full 60 days after a Participant has a Severance from Employment and ceases to be a party-in-interest as defined in ERISA or after complete termination of the Plan. If elected in Section 1.22(b)(10), the previous sentence shall not apply if it has been determined by mutual agreement between the Loan Administrator and the former Participant that the former Participant may continue the repayment of a loan after having a Severance from Employment and ceasing to be a party-in-interest as defined in ERISA. If elected in Section 1.22(b)(10), an outstanding loan shall not be due and payable to the extent a Participant (1) elects a Direct Rollover of an Eligible Rollover Distribution that includes the loan note; (2) the Direct Rollover is paid to another qualified plan; and (3) the rollover of the note is made in accordance with nondiscriminatory procedures set up by the Loan Administrator.

Section 6.07 - Distributions Under Qualified Domestic Relations Orders

Unless otherwise specified in Section 1.28(b)(3), the Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order, as defined in Code §414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code §414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution be made prior to the earliest retirement age or allows an Alternate Payee to elect distribution prior to the earliest retirement age.

Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

The benefit payable to an Alternate Payee shall be subject to the small amounts payment provisions of Section 11.07 if the value of the benefit does not exceed $5,000 or a lesser amount specified in Section 1.27(g).

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and each Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code §414(p).

If any portion of the Participant’s Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

Section 6.08 - Conversion of Inactive Participants’ Employer Stock Accounts

In a uniform and nondiscriminatory manner, Participant Employer Stock Accounts may be converted to non-Employer Stock investments at the end of the Plan Year in which a Participant has a Separation from Service and shall thereafter be allocated investment gains and losses according to prorata gains and losses attributable to non-Employer Stock investment assets of the Plan. The investment of Employer Stock from terminated Participant Accounts into non-Employer Stock Account assets shall be made on a prorata basis among Active Participant’s Accounts in a uniform and nondiscriminatory manner. Such investment may be limited to the extent the Trust Fund has sufficient assets in the general accounts of Active Participants, including taking into account expenses of Plan administration and distributions. If general Trust Fund assets are insufficient to reinvest all terminated Participant Employer Stock Accounts as of the end of a Plan Year, a prorata portion of such Accounts shall be reinvested. The remaining terminated Participants’ Employer Stock Account balances shall be reinvested on subsequent Valuation Dates as soon as general Trust Fund assets are available.

Article 7

Distribution of Benefits

Section 7.01 - Distribution from the ESOP Portion of the Plan

(a)

Form of Distribution. Subject to a stated Distribution Policy, and after taking into consideration the liquidity of the ESOP Portion of the Plan, the Plan Administrator shall direct and the Trustee shall commence distribution of a Participant’s Account balance attributable to the ESOP Portion of the Plan in a single sum payment or in substantially equal annual installments over a period not to exceed 5 years. The 5-year period may be extended up to 5 years for accounts whose value exceeds $1,090,000 (as adjusted in the same manner as Code §415(d)), or 5 years plus 1 additional year (but not more than 5 additional years) for each $220,000 (as adjusted) or fraction thereof by which such balance exceeds $1,090,000 (as adjusted). Notwithstanding the foregoing, such installment period may be any period elected by the participant, not to exceed the Participant’s life expectancy or the joint life expectancies of the Participant and the Participant’s designated beneficiary. The Plan Administrator shall adopt a Distribution Policy with regard to such distributions and apply it in a uniform nondiscriminatory manner. To the extent that the Distribution Policy provides for installment distributions, the Distribution Policy may also provide that each installment distribution shall be a minimum stated amount.

(b)

Participant May Demand Employer Stock. If the Employer is a C Corporation, distributions will be made in cash or Employer Stock, as set forth in the Distribution Policy. However, if the Employer provides in the Distribution Policy that distributions will be made in cash, Participants who are entitled to distributions from the Plan have the right to demand that their benefits be distributed in the form of Employer Stock. Prior to a distribution, the Administrator will advise a Participant or Beneficiary in writing of his or her right to demand that benefits be distributed solely in Employer Stock. If the Participant or Beneficiary fails to make such demand in writing within 90 days after receipt of such notice, the Participant’s Vested Percentage will be distributed in the form of Employer Stock to the extent allocated to the Participant’s Employer Stock Account and the balance of the Vested Percentage will be distributed in cash.

(c)

Mandatory Put Option. If the Employer is an S Corporation, or if the Employer is a corporation whose charter or bylaws restrict the ownership of substantially all outstanding Employer securities to Employees or to a trust described in Code §401(a), the Employer may provide in the Distribution Policy that a Participant who is entitled to a distribution will either receive the distribution in cash, or in Employer Stock subject to a requirement that the Employer Stock must be sold to the Employer (“Mandatory Put”) under a fair valuation formula that meets the requirement of Section 7.01(h). If such Mandatory Put option is provided for in the Distribution Policy and Employer Stock is distributed as part of either an installment distribution or a total distribution, payment will be made within 30 days of the date the Participant sells the Employer Stock to the Employer or the Plan. For purposes of this paragraph, a total distribution is a distribution made within one taxable year of the balance to the credit of the Participant’s account and any other distribution is an installment distribution.

(d)

Distribution in Whole and Fractional Shares. If a Participant or Beneficiary, pursuant to the Distribution Policy, demands that benefits be distributed solely in Employer Stock, distribution will be made in whole, and at the election of the Trustee, fractional shares. Any balance in a Participant’s Account not attributable to Employer Stock will be applied by the Trustee to acquire for distribution the maximum number of shares of Employer Stock at the then fair market value. Any unexpended balance in the Participant’s Account will be distributed in cash. If the Trustee is unable to purchase the Employer Stock required for the distribution, the Trustee will make distribution in cash within one year after the date the distribution was to have been made, except in the case of a retirement distribution which must be made within 60 days after the close of the Plan Year in which retirement occurs.

(e)

Restrictions on Distributed Stock. Except as otherwise provided herein, distributed Employer Stock may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer if the restrictions are applicable to all Employer Stock of the same class. If a Participant is required to offer the sale of his Employer Stock to the Employer before offering them to a third party, the Employer may not pay a price less than that which is offered to the distributee by another potential buyer making a bona fide offer, and the Trustee may not pay a price less than the fair market value of the Employer Stock.

(f)

Multiple Classes of Employer Stock Acquired With Exempt Loan. If shares of Employer Stock which were acquired with an Exempt Loan and which are available for distribution consist of more than one class of security, a Participant’s or Beneficiary’s distribution must receive substantially the same proportion of each such class of such security.

(g)

Right of First Refusal. Employer Stock acquired with the proceeds of an Exempt Loan may be subject to a right of first refusal if they are not Readily Tradable at the time the right may be exercised if so elected in Plan Elections. If applicable, and if shares of Employer Stock that are not Readily Tradable are distributed, then except as otherwise provided in this Section, if any Participant, Beneficiary, or other person to whom such stock is distributed (the “Selling Participant”) at any time desires to sell some or all of such stock (the “Offered Securities”) to a third party (the “Third Party”), then the Selling Participant must give written notice thereof to the Employer and Administrator, subject to the following:

(1)

Requirements of Written Notice. The written notice required to be given hereunder must contain the number of shares offered for sale, the proposed terms of the sale, and the names and addresses of both the Selling Participant and the Third Party.

(2)

Rights of the Plan and Employer. Both the Plan and Employer will have the right of first refusal for a period of 14 days from the date the Selling Participant gives written notice to the Employer and Plan Administrator (such 14-day period to run concurrently against the Plan and Employer) to acquire the Offered Securities. As between the Plan and Employer, the Plan has priority under the right of first refusal. The selling price and terms will be the same as offered by the Third Party.

(3)

Third Parties. If the Plan and Employer do not exercise their respective rights of first refusal within the required 14-day period, the Selling Participant will have the right, at any time following the expiration of such 14-day period, to dispose of the Offered Securities to the Third Party, provided, however, that no disposition will be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant. If a Third Party is offered terms more favorable than those set forth in the written notice delivered to the Plan and the Employer, then the Offered Securities will again be subject to the right of first refusal.

(4)

Time of Closing. The closing pursuant to the exercise of the right of first refusal will take place at such place as is agreed upon between the Administrator and the Selling Participant, but not later than 10 days after the Employer or the Plan has notified the Selling Participant of the exercise of the right of first refusal. At closing, the Selling Participant will deliver certificates representing the Offered Securities duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or Trustee will deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

(5)

Employer Stock Acquired With an Exempt Loan. Notwithstanding the foregoing, Employer Stock acquired with an Exempt Loan will be subject to a right of first refusal only for so long as such stock is not publicly traded on an established securities market. The selling price and other terms under the right of first refusal must not be less favorable to the seller than the greater of (A) the value of the Employer Stock as determined under Regulation §54.4975-11(d)(5), or (B) the purchase price of the Employer Stock and other terms offered by a buyer (other than the Employer) making a good faith offer to purchase such stock. The right of first refusal must lapse no later than 14 days after the Selling Participant gives written notice to the Administrator and Employer that an offer from a Third Party has been received for the Offered Securities. The right of first refusal will comply with paragraphs (1) through (3), except to the extent they conflict with this paragraph.

(h)

Put Option. If shares of Employer Stock which are not Readily Tradable are distributed to a Participant, he or she will have a right to require the Employer to repurchase such Employer Stock under a fair valuation formula, subject to the following provisions:

(1)

Stock Acquired With an Exempt Loan. Employer Stock acquired with an Exempt Loan will be subject to a put option if such Stock (A) is not Readily Tradable, or (B is subject to a trading limitation when distributed. For purposes of this Section, a trading limitation is a restriction under any federal or state securities law, or an agreement, not prohibited by this Section, which would make such stock not as freely tradable as stock not subject to such restriction.

(2)

Conditions of Exercise. The put option may only be exercised by a Participant, by his Beneficiary, or by a person (including an estate or its distributee) to whom the Employer Stock passes upon a Participant’s death. The put option must permit a Participant to put the Employer Stock to the Employer. Under no circumstances may the put option bind the Plan, or otherwise obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder; however, it must grant the Plan an option to assume the rights and obligations of the Employer at the time the put option is exercised. If it is known at the time a loan is made that federal or state law will be violated by the Employer’s honoring such put option, the put option must permit the Employer Stock to be put, in a manner consistent with law, to a third party (for example, an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.

(3)

Duration of Put Option. The put option will begin as of the day following the date the shares of Employer Stock are distributed and end 60 days thereafter. If not exercised within the 60-day period, an additional 60 day-period will begin on the first day after the new determination of the value of the Employer Stock by the Trustee in the following Plan Year. With respect to shares of Employer Stock which are publicly traded without restrictions when distributed but ceases, after distribution, to be so traded within either of the 60-day periods described above, the Employer must notify each holder thereof in writing on or before the 10th day after the date the stock ceases to be so traded that for the remainder of the applicable 60-day period the stock is subject to the put option. The notice must inform distributees of the terms of the put option that they are to hold, and the terms must satisfy the requirements of this Section. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the option is prohibited from honoring it by federal or state law. Notwithstanding the foregoing, the Employer may extend one or more of the 60-day periods described above pursuant to a uniform nondiscriminatory administrative policy.

(4)

Manner of Exercise. The put option will be exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice will state the name and address of the holder and the number of shares to be sold.

(5)

Terms of Payment. The price at which a put option must be exercised is the value of the Employer Stock determined by an independent appraiser as of the Valuation Date coinciding with or immediately preceding the date of distribution. Payment must be reasonable. The deferral of payment is reasonable if adequate security and reasonable interest are provided for any credit extended and if the cumulative payments at any time are not less than the aggregate of reasonable periodic payments as of such time. Periodic payments are reasonable if annual installments, beginning 30 days after the date the put option is exercised, are substantially equal. The payment period may generally not be more than 5 years after the date the put option is exercised, but it may be extended to a date no later than the earlier of 10 years from the date the put option is exercised or the date the proceeds of the loan used by the Plan to acquire the Employer Stock subject to the put option are entirely repaid.

(6)

Payment Restrictions. Payment under a put option cannot be restricted by the provisions of a loan or any other arrangement, including the terms of articles of incorporation or bylaws, unless so required under applicable state law. An arrangement involving the Plan that creates a put option cannot provide for the issuance of put options other than provided for under this Section. The Plan cannot otherwise obligate itself to acquire Employer Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(7)

Payment Requirements for Total Distributions. Notwithstanding the foregoing, and with respect to shares of Employer Stock which are not readily tradable, and which is acquired after December 31, 1986, if a distribution of such stock constitutes a Total Distribution, payment of the fair market value of a Participant’s Employer Stock Account will be made in 5 substantially equal annual payments. The first installment will be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days. For purposes of this Section, the term Total Distribution means the distribution with one taxable year to the recipient of the balance of his Employer Stock Account.

(8)

Requirements for Installment Distributions. Notwithstanding Section 7.01(h)(7), if the distribution does not constitute a Total Distribution, the Plan will pay the Participant an amount equal to the fair market value of the Employer Stock repurchased no later than 30 days after the Participant exercises the put option.

(i)

Non-Terminable Rights and Protections. Except as otherwise provided in Section 7.01(g) and Section 7.01(h), no Employer Stock acquired with an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and distributed from the Plan, whether or not the Plan is then an ESOP. The rights and protections granted in this Section and in Section 7.01(g) and Section 7.01(h), are non-terminable and will continue to exist as long as any Employer Stock acquired with an Exempt Loan is held by the Plan or any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor any Plan amendment, will cause a termination of the protections and rights.

Section 7.02 - Distribution from the Non-ESOP Portion of the Plan Providing Life Annuities

The provisions of this Section shall apply if the Employer elected in Section 1.28(b)(1) or Section 1.28(b)(2) to include life annuities as the automatic form of retirement benefit or as optional forms of distribution. The provisions of this article shall apply to any Participant who is credited with at least one Hour of Service on or after August 23, 1984, and to such other Participants as provided in Section 6.05.

(a)

Automatic Form of Distribution. If elected in Section 7.02(a), unless an optional form of benefit is selected pursuant to a qualified election within the election period described in Section 7.02(c)(3) the automatic form of benefit payable to or on behalf of a Participant from the Non-ESOP Portion of the Plan shall be determined as follows:

(1)

Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be the Qualified Joint and Survivor Annuity for a Participant who has a spouse, and the Normal Form for a Participant who does not have a spouse.

(2)	Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be as described below:

(A)

As a Qualified Preretirement Survivor Annuity for a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. If selected in Section 1.28(b)(3), the one-year marriage requirement in the preceding sentence will not apply. The spouse may elect to start receiving the death benefit on any day on or after the Participant dies and by the date the Participant would have been age 70 1/2. If the spouse dies before benefits start, the Participant’s Vested Account, determined as of the date of the spouse’s death, shall be paid to the spouse’s Beneficiary.

(B)	As a single sum payment to the Participant’s Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

(b)

Optional Form of Distribution. To the extent elected in Section 7.02(b), the permitted optional forms of benefit payable to or on behalf of a Participant with respect to the Non-ESOP Portion of the Plan are:

(1)	Retirement Benefits. A single life annuity; single life annuities with certain periods of 5, 10, or 15 years; a single life annuity with installment refund;

survivorship life annuities with installment refund and survivorship percentages of 50%, 66-2/3%, 75%, or 100%; fixed period annuities for any period of whole months that is not less than 60; a fixed period installment option; a fixed payment installment option; and a single sum payment or partial payments, subject to any limitations on the minimum amount of such distributions as may be elected under Section 1.28(b)(3). The portion, if any, of a Participant’s Account that is held in the Self-Directed Brokerage Account may be distributed in kind if elected under Section 1.28(b)(3).

If elected under Section 1.28(b)(3), any survivorship life annuities and any life annuity options selected in Section 7.02(b) will only be available for the portion of a Participant’s Account resulting from a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan that is subject to the survivor annuity requirements of Code §§401(a):11) and 417.

The fixed period installment option is an optional form of benefit under which the Participant elects to receive substantially equal annual payments over a fixed period of whole years. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

The fixed payment installment option is an optional form of benefit under which the Participant elects to receive a specified dollar amount each year. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

Under the installment options, the amount payable in the Participant’s first Distribution Calendar Year (as defined in Section 8.02) must satisfy the minimum distribution requirements of Article 8 for such year. Distributions for later Distribution Calendar Years must satisfy the requirements of Article 8 for such years. If the Participant’s Annuity Starting Date does not occur until his second Distribution Calendar Year, the amount payable for such year must satisfy the minimum distribution requirements of Article 8 for both the first and second Distribution Calendar Years.

Election of an optional form is subject to the qualified election provisions of Section 7.02(c)(3) and the distribution requirements of Article 8.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

(2)

Death Benefits. The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit, except for survivorship life annuities. Election of an optional form is subject to the qualified election provisions of Section 7.02(c)(3) and the distribution requirements of Article 8.

(c)

Election Procedures. The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under Section 7.02(c)(1) and Section 7.02(c)(2) below shall be subject to the qualified election provisions of Section 7.02(c)(3) below.

(1)

Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in Section 7.02(b).

(2)

Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit available in Section 7.02(b)(2). If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant. The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary. In lieu of the Qualified Preretirement Survivor Annuity described in Section 7.02(a)(2), the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit available in Section 7.02(b)(2).

(3)

Qualified Election. The Participant, Beneficiary, or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(A)

Election Period for Retirement Benefits. The election period as to retirement benefits is the 180-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Annuity may not be made before the date the Participant is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity.

(B)

Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The spouse’s election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary’s election period begins on the date the Participant dies and ends on the date benefits begin. An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant’s election to waive the Qualified Preretirement Survivor Annuity that is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he has a Severance from Employment will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he had a Severance from Employment.

(C)

Consent to Election. If the Participant’s Vested Account exceeds the amount determined in Section 11.07, any benefit that is (i) immediately distributable or (ii) payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, requires the consent of the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor). Such consent shall also be required if the Participant had previously had an Annuity Starting Date with respect to any portion of such Vested Account. The consent of the Participant or spouse to a benefit that is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be in writing.

The consent shall not be made more than 180 days before the Annuity Starting Date. Spousal consent is not required for a benefit that is immediately distributable in a Qualified Joint and Survivor Annuity. If spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Code §§401(a)(9) or 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) do not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)) the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62.

If the Qualified Joint and Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be in writing. The consent shall not be made more than 180 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse’s consent shall be witnessed by a Plan representative or notary public. The spouse’s consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse’s consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.

Spousal consent is not required if the Participant establishes to the satisfaction of the Plan representative that consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse’s consent hereunder shall not be valid with respect to any other spouse. A Participant may revoke a prior election without spousal consent. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further spousal consent. A spouse’s consent may be revoked at any time within the Participant’s election period.

(d)

Special Rule for Profit Sharing Plans. Unless otherwise specified in Section 1.28(b)(4), this paragraph (d) applies if the Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Code §§401(a)(11) and 417. If the above condition is met, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity. If such condition is not met, such consent requirements shall be operative. If elected in Section 1.28(b)(4), this paragraph (d) applies if no portion of the Participant’s Account resulted from a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Code §§401(a)(11) and 417. If the above condition is met, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity. If such condition is not met, such consent requirements shall be operative. If elected in Section 1.28(b)(4), this subparagraph (d) applies if no portion of the Participant’s Account that is part of the distribution resulted from a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Code §§401(a)(11) and 417. If the above condition is met, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity. If such condition is not met, such consent requirements shall be operative. If elected in Section 1.28(b)(4), spousal consent shall be required for all distributions even if such consent would not otherwise be required under Code §417.

(e)	Notice Requirements.

(1)

Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant and the Participant’s spouse a written explanation of the right of the Participant and the Participant’s spouse to defer distribution until such time it is no longer immediately distributable. Such notice shall include a written explanation of the optional forms of retirement benefit in Section 7.02(b), including a general description of the material features and a description of the consequences of not deferring the distribution. The explanation shall be written in a manner that would satisfy the notice requirements of Code §417(a)(3) and Regulation §1.417(a)(3)-1. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant’s spouse no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, (B) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (C) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. Notwithstanding the forgoing, distributions shall only be delayed by the 7-day period above if the Participant is electing an optional form of retirement benefit that is a life annuity or he is subject to the survivor annuity requirements of Code §§401(a)(11) and 417, pursuant to Section 7.02(d).

(2)

Qualified Joint and Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent, if applicable) a form of distribution other than a Qualified Joint and Survivor Annuity, (B) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and (C) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. Notwithstanding the forgoing, distributions shall only be delayed by the 7-day period above if the Participant is electing an optional form of retirement benefit that is a life annuity or he is subject to the survivor annuity requirements of Code §§401(a)(11) and 417, pursuant to Section 7.02(d).

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator’s explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity. The written explanation shall comply with the requirements of Regulation §1.417(a)(3)-1.

(3)

Qualified Preretirement Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period.

The applicable period for a Participant is whichever of the following periods ends last: (A) the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or (B) the period beginning one year before the date the Participant’s spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant has a Severance from Employment before attaining age 35, an additional notice shall be given within the period beginning one year before the date he has a Severance from Employment and ending one year after such date.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator’s explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity. The written explanation shall comply with the requirements of Regulation §1.417(a)(3)-1.

Section 7.03 - Distribution from the Non-ESOP Portion of the Plan Not Providing Life Annuities

The provisions of this Section 7.03 shall apply if life annuities are not allowed under Section 1.28(b)(1) and Section 1.28(b)(2). Section 7.02 shall apply if the Employer elects in Section 1.28(b)(1) or Section 1.28(b)(2) to include life annuities as the automatic form of retirement benefit or as optional forms of distribution.

(a)

Automatic Form of Distribution. Unless an optional form of benefit is selected pursuant to a qualified election within the election period described in Section 7.03(c), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

(1)	Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be a single sum payment.

(2)	Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be a single sum payment to the Participant’s Beneficiary.

(b)	Optional Form of Distribution. To the extent elected in Section 1.28(b)(2), the optional forms of benefit payable to or on behalf of a Participant with respect to the Non-ESOP Portion of the Plan are:

(1)

Retirement Benefits. The optional forms of retirement benefit may be (A) a single sum payment or partial payments; (B) fixed period annuities for any period of whole months that is not less than 60; (C) a fixed period installment option; and (D) a fixed payment installment option. The portion, if any, of a Participant’s Account that is held in the Self-Directed Brokerage Account may be distributed in kind if elected under Section 1.28(b)(3).

The fixed period installment option is an optional form of benefit under which the Participant elects to receive substantially equal annual payments over a fixed period of whole years. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

The fixed payment installment option is an optional form of benefit under which the Participant elects to receive a specified dollar amount each year. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

Under the installment options the amount payable in the Participant’s first Distribution Calendar Year, as defined in Section 8.02, must satisfy the minimum distribution requirements of Article 8 for such year. Distributions for later Distribution Calendar Years must satisfy the minimum distribution requirements for such years. If the Participant’s Annuity Starting Date does not occur until his second Distribution Calendar Year, the amount payable for such year must satisfy the minimum distribution requirements for both the first and second Distribution Calendar Years.

Election of an optional form is subject to the qualified election provisions of Section 7.03(c)(3) and the distribution requirements of Article 8.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased by the Plan and distributed to a Participant or spouse shall comply with the requirements of this Plan.

(2)

Death Benefits. The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit. Election of an optional form is subject to the qualified election provisions of Section 7.03(c)(3) and the distribution requirements of Article 8.

(c)

Elections Procedures. The Participant or Beneficiary, if applicable, shall make any election hereunder in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under Section 7.03(c)(1) and Section 7.03(c)(2) below shall be subject to the qualified election provisions of Section 7.03(c)(3) below:

(1)	Retirement Benefits. A Participant may elect his Beneficiary.

(2)	Death Benefits. A Participant may elect his Beneficiary.

(3)

Qualified Election. The Participant or Beneficiary, if applicable, may make an election at any time during the election period. The Participant or Beneficiary, if applicable, may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(A)	Election Period for Retirement Benefits. The Participant may make an election as to retirement benefits at any time before the Annuity Starting Date.

(B)

Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The Beneficiary’s election period, if applicable, begins on the date the Participant dies and ends on the date benefits begin.

(C)

Consent to Election. If the Participant’s Vested Account exceeds the amount determined in Section 11.07, any benefit that is immediately distributable requires the consent of the Participant. The consent of the Participant to a benefit that is immediately distributable must not be made before the date the Participant is provided with the notice of the ability to defer the distribution. Such consent shall be in writing.

The consent shall not be made more than 180 days before the Annuity Starting Date. The consent of the Participant shall not be required to the extent a distribution is required to satisfy Code §§401(a)(9) or 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)) the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant before the Participant attains the older of Normal Retirement Age or age 62.

Spousal consent is needed to name a Beneficiary other than the Participant’s spouse. If the Participant names a Beneficiary other than his spouse, the spouse has the right to limit consent only to a specific Beneficiary. The spouse can relinquish such right. Such consent shall be in writing. The spouse’s consent shall be witnessed by a plan representative or notary public. The spouse’s consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary and that the relinquishment of such right was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse’s consent must be limited to the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

Spousal consent is not required if the Participant establishes to the satisfaction of the Plan representative that consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse’s consent hereunder shall not be valid with respect to any other spouse. A Participant may revoke a prior election without spousal consent. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further spousal consent. A spouse’s consent may be revoked at any time within the Participant’s election period.

(d)

Notice Requirements. If the automatic form of distribution elected under Section 1.28(b)(1) is a single sum payment and no optional forms of distribution are elected under Section 1.28(b)(2), the provisions of Section 7.03(d)(1) below shall apply. If any optional forms of distribution are elected under Section 1.28(b)(2), then the provisions of Section 7.03(d)(2) below shall apply.

(1)

Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the right of the Participant to defer distribution until the benefit is no longer immediately distributable and a description of the consequences of not deferring the distribution. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days, before the Annuity Starting Date. However, distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and the Participant, after receiving the notice, affirmatively elects a distribution.

(2)

Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the right of the Participant to defer distribution until such time it is no longer immediately distributable. Such notice shall include a written explanation of the optional forms of retirement benefit in Section 7.03(b), including a general description of the material features and a description of the consequences of not deferring the distribution. The explanation shall be written in a manner that would satisfy the notice requirements of Code §417(a)(3) and Regulation §1.417(a)(3)-1. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

However, distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

Article 8

Required Minimum Distributions

Section 8.01 - Application

The optional forms of distribution are only those provided in Article 7, whichever applies. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

Section 8.02 - Definitions

For purposes of this article, the following terms are defined:

Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.03(b)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

5-percent Owner means a Participant who is treated as a 5-percent Owner for purposes of this Article 8. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent owner as defined in Code §416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

Life Expectancy means life expectancy as computed by use of the Single Life Table in Q&A-1 in Regulation §1.401(a)(9)-9.

Participant’s Account Balance means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Required Beginning Date means, for a Participant who is a 5-percent Owner, April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for a Participant who is not a 5-percent Owner, April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

If the Plan previously provided a Required Beginning Date based on age 70 1/2 for all Participants, the preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

If the Plan previously provided for a Required Beginning Date based on age 70 1/2 for all Participants, the options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution option shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which he retires. If no such election is made, the Participant shall begin receiving distributions by April 1 of the calendar year following the year in which he attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996). Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions that are not purchased annuities and recommence by April 1 of the calendar year following the calendar year in which he retires. To satisfy the joint and survivor annuity requirements, if any, described in Article 7, the requirements in Notice 97-75, Q&A-8, must be satisfied for any Participant who elects to stop distributions, including the requirement that such distributions stop before the end of the Plan’s remedial amendment period under Code §401(b) for changes in plan qualification requirements made by the Small Business Job Protection Act of 1996. There shall be a new Annuity Starting Date upon recommencement.

Section 8.03 - Required Minimum Distributions

(a)	General Rules.

(1)

Subject to Section 7.02 and Section 7.03, joint and survivor annuity requirements, if applicable, the requirements of this article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 2002.

(2)

All distributions required under this article shall be determined and made in accordance with the regulations under Code §401(a)(9), including the incidental death benefit requirement in Code §401(a)(9)(G), and the regulations thereunder.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than:

(A)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70%, if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under Section 8.03(e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(B)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under Section 8.03(e) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this Section 8.03(b)(2), other than Section 8.03(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 8.03(b)(2) and Section 8.03(d), unless Section 8.03(b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 8.03(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.03(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.03(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)

Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Section 8.03(c) and Section 8.03(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the regulations thereunder.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(1)

Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of (A) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table in Q&A-2 in Regulation §1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or (B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is his spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table in Q&A-3 in Regulation §1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.03(c) beginning with the first Distribution Calendar Year and continuing up to, and including, the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(A)

Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)

Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 8.03(d)(1), except to the extent that an election is made to receive distributions in accordance with the 5-year rule under Section 8.03(e). Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(B)

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.03(b)(2)(A) above, this Section 8.03(d)(2) will apply as if the surviving spouse were the Participant.

(e)

Election of 5-year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule in Section 8.03(b)(2) and Section 8.03(d)(2) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which the distribution would be required to begin under Section 8.03(b)(2) above if no such election is made, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

(f)

Employer Stock. If the Plan holds Employer Stock that is not publicly traded, any distribution of a Participant’s Vested Account attributable to Employer Stock shall be made subject to the procedures providing liquidity, including the coordination of Contributions for the current Plan Year that are to be made in the form of Employer Stock.

Article 9

Termination of the Plan

The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned.

The Account of each Participant shall be 100% vested and nonforfeitable as of the effective date of the complete termination of the Plan. The Account of each Participant shall also be 100% vested and nonforfeitable upon complete discontinuance of Contributions. If Section 1.01 states that the plan is frozen, the effective date to freeze the Plan will be treated as the date of complete discontinuance of Contributions. Further, the Account of each Participant who is included in the group of Participants deemed to be affected by a partial termination of the Plan (as determined by the Plan Administrator or a governmental entity authorized to make such determination) shall be 100% vested and nonforfeitable as of the effective date of such event. The Participant’s Vested Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

A Participant’s Vested Account that does not result from Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, QACA Matching Contributions, and QACA Nonelective Contributions may be distributed to the Participant after the effective date of the complete termination of the Plan. A Participant’s Vested Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Employer nor any Controlled Group member maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code §§4975(e)(7) or 409(a), a simplified employee pension plan as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan described in Code §§457(b) or (f)) at any time during the period beginning on The date of complete termination of the Plan and ending 12 months after all assets have been distributed from the Plan. Such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article 7, except that the fixed period and fixed payment installment options shall not be available. If a Participant or Beneficiary is receiving payments under the fixed period or fixed payment installment option, the Vested Account shall be paid to such person in a single sum.

The Participant’s entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if (a) the requirements for distribution of Elective Deferral Contributions in the above paragraph are met and (b) consent of the Participant is not required in Section 7.02 or Section 7.03, whichever is applicable, to distribute a benefit that is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made.

The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

Article 10

Administration of the Plan

Section 10.01 - Administration

Subject to the provisions of this Article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse, or Contingent Annuitant may become entitled. The Plan Administrator’s decisions upon all matters within the scope of its authority shall be final.

Without limiting the foregoing, the Plan Administrator shall be the Named Fiduciary for Contributions, unless the Plan Administrator delegates to a retirement committee pursuant to Section 10.06 the duties and responsibilities of the Named Fiduciary for Contributions. The Named Fiduciary for Contributions shall have sole and exclusive responsibility for (a) collecting all Contributions, including the determination of the amount of Contributions required to be made under the Plan, (b) monitoring and ensuring that Contributions are timely made to the Plan, and (c) enforcing the Plan’s legal claims for Contributions, including for trusteed plans, responsibility for directing the Trustee with respect to the Plan’s legal claims for delinquent Contributions.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary to assist it with the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

Section 10.02 - Expenses

Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Expenses of the Plan will be paid in accordance with the most recent service and expense agreement or such other documents duly entered into by or with regard to the Plan that govern such matters. The Plan Administrator may establish a separate expense budget account (“EBA”) under the Plan from which expenses will be paid. An EBA will generally be funded by revenue sharing payments remitted to the plan related to the Investment Fund or service agreements, but may also be funded by amounts deducted or netted from Participant Accounts. If any amounts remain in this account after expenses have been paid, the Plan Administrator may, in a uniform and nondiscriminatory manner, allocated amounts to Participants as earnings no later than the Plan Year in which the amounts were credited to the EBA or, in appropriate circumstances, no later than the end of the immediately succeeding Plan Year. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan. Expenses that relate solely to a specific Participant or Alternate Payee may be assessed against such Participant or Alternate Payee as provided in the service and expense agreement or such other documents duly entered into by or with regard to the Plan that govern such matters.

Section 10.03 - Records

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator’s custody. Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation are acceptable means of keeping records.

Section 10.04 - Information Available

Any Participant or any Beneficiary may examine copies of the summary plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract, or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

Section 10.05 - Claim Procedures

(a)

A Claimant must submit any necessary forms and needed information when making a claim for benefits under the Plan. If a claim for benefits is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator’s decision is expected to be rendered. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

The Plan Administrator’s notice to the Claimant shall: (1) specify the reason or reasons for the denial; (2) reference the specific Plan provisions on which the denial is based; (3) describe any additional material and information needed for the Claimant to perfect his claim for benefits; (4) explain why the material and information is needed; and (5) inform the Claimant of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on appeal.

Any appeal made by a Claimant must be made in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator’s notice of denial of benefits. If the Claimant appeals to the Plan Administrator, the Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review. The notice must be furnished within 60 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 60-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period.

In the event the benefit determination is being made by a committee or board of trustees that hold regularly scheduled meetings at least quarterly, the above paragraph shall not apply. The benefit determination must be made by the date of the meeting of the committee or board that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, the benefit determination must be made by the date of the second meeting following the Plan’s receipt of the request for review. The date of the receipt of the request for review shall be determined without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the committee or board expects to render the determination on review. In no event shall such benefit determination be made later than the third meeting of the committee or board following the Plan’s receipt of the request for review. The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review as soon as possible, but not later than five days after the benefit determination is made.

If the claim for benefits is wholly or partially denied on review, the Plan Administrator’s notice to the Claimant shall: (1) specify the reason or reasons for the denial; (2) reference the specific Plan provisions on which the denial is based; (3) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (4) include a statement of the Claimant’s right to bring a civil action under ERISA §502(a). Any civil action under (iv) must be filed no later than one year after the date on the Plan Administrator’s notice.

A Claimant may authorize a representative to act on the Claimant’s behalf with respect to a benefit claim or appeal of an adverse benefit determination. Such authorization shall be made by completion of a form furnished for that purpose. In the absence of any contrary direction from the Claimant, all information and notifications to which the Claimant is entitled shall be directed to the authorized representative.

The Plan Administrator shall perform periodic examinations, reviews or audits of claims to determine if whether claims determinations are made in accordance with the governing Plan documents and, where appropriate, Plan provisions have been consistently applied with respect to similarly situated Claimants.

(a)

Disability Claim Procedures. If the Employer elects under Section 1.27(e) that disability is determined by a physician chosen by the Plan Administrator, in the case of a claim for disability benefits, the above provisions will be modified as provided below.

The Plan Administrator shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. If a claim for disability benefits is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 45 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The period for furnishing the notice may be extended for up to 30 days if the Plan Administrator both determines an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant in writing within this initial 45-day period. The notice shall indicate the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period may be extended for up to an additional 30 days, provided the Plan Administrator notifies the Claimant in writing, within the first 30-day extension period, of the circumstances requiring the extension and the date by which the Plan expects to render a decision. In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded at least 45 days within which to provide the specified information.

In the event that a period of time is extended due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

The Plan Administrator’s notice to the Claimant shall: (a) specify the reason or reasons for the denial; (2) reference the specific Plan provisions on which the denial is based; (3) describe any additional material and information needed for the Claimant to perfect his claim for benefits; (4) explain why the material and information is needed; (5) inform the Claimant of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on appeal; (6) provide the Claimant with any internal rule, guideline, protocol, or other similar criteria that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criteria of the Plan does not exist; and (7) provide the Claimant with an explanation of any scientific or clinical judgment for the determination if benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit or a statement that the benefit is based on such an exclusion or limit and such explanation will be provided free of charge.

The notice shall also provide the Claimant with a discussion of the decision, including an explanation of the basis for disagreeing with or not following, (i) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (iii) a disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration.

The notice shall be provided in a culturally and linguistically appropriate manner and provide a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits.

Any appeal made by a Claimant must be made in writing to the Plan Administrator within 180 days after receipt of the Plan Administrator’s notice of denial of benefits. The Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial adverse benefit determination and shall be conducted by an appropriate named fiduciary who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. If the adverse benefit determination is based in whole or in part on a medical judgment, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The Claimant shall be provided with the identity of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on.

Before a claim for disability benefits is wholly or partially denied on review, the Plan Administrator shall provide the Claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, Insurer, or other person making the benefit determination (or at the direction of the Plan, Insurer or such other person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice that the claim for disability benefits is wholly or partially denied on review to give the Claimant a reasonable opportunity to respond prior to that date; and provide before a claim for disability benefits is wholly or partially denied on review based on a new or additional rationale, the Plan Administrator shall provide the Claimant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice that the claim for disability benefits is wholly or partially denied on review to give the Claimant a reasonable opportunity to respond prior to that date.

The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review. The notice must be furnished within 45 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 45-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 45 days from the end o’ the initial 45-day period.

To the extent that a period of time is extended due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

If the claim for disability benefits is wholly or partially denied on review, the Plan Administrator’s notice to the Claimant shall: (1) specify :re reason or reasons for the denial; (2) reference the specific Plan provisions on which the denial is based; (3) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; (4) include a statement of the Claimant’s right to bring a civil action under ERISA §502(a); (5) provide the Claimant with any internal rule, guideline, protocol, or similar criteria that was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criteria of the Plan does not exist, (6) provide the Claimant with an explanation of any scientific or clinical judgment for the determination it if benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit or a statement that the benefit is based on such an exclusion or limit and such explanation will be provided free of charge; and (7) provide the Claimant with the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.” Any civil action under (4) must be filed no later titan one year after the date on the Plan Administrator’s notice.

The notice shall also provide the Claimant with a discussion of the decision, including an explanation of the basis for disagreeing with or not following, (i) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (iii) a disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration.

The notice shall be provided in a culturally and linguistically appropriate manner in accordance with section 2560.503-1(o) of the regulations.

Section 10.06 - Delegation of Authority

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

Section 10.07 - Exercise of Discretionary Authority

The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons.

Section 10.08 - Transaction Processing

Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or other parties. No guarantee is ace by the Plan, Plan Administrator, Trustee, Insurer, or the Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions. Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserve the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee, except that such investment option shall be valued as of the last day of the Plan Year as stated in the definition of Valuation Date in Section 2.01.

Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event shall be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and shall be considered the applicable Valuation Date for any transaction.

Article 11

General Provisions

Section 11.01 - Amendments

(a)

Amendment by the Employer. The Employer may amend a selection or specification in the Plan at any time, including any remedial retroactive changes (within the time specified by the Regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject. The Employer may amend the Plan to specify or change the effective date of a provision as permitted under the Plan.

An amendment may not allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

The Employer may amend the Plan by adding overriding language to the Plan Elections in order to satisfy Code §§415 and 416 because of the required aggregation of multiple plans under those sections. The Employer may amend the Plan by adding sample or model amendments published by the Internal Revenue Service that provide that their adoption will not result in the Employer losing reliance on the opinion letter. The Employer may amend administrative provisions of the Plan such as provisions relating to investments, claims procedures, and employer contact information provided the amended provisions are not in conflict with any other provision of the Plan and do not cause the Plan to fail to qualify under Code Section 401. The Employer may make interim amendments or discretionary amendments that are related to a change in qualification requirements. The Employer may amend The Plan in order to correct failures under the Internal Revenue Service correction programs or to correct a coverage or nondiscrimination failure, as permitted under applicable Treasury regulations. An amendment to this Plan will be forwarded to Principe; Life Insurance Company, the pre-approved plan provider.

The Employer may attach an addendum which lists the Code §411(d)(6) protected benefits that must be preserved due to a restatement or amendment of the Plan. Such a list would not be considered an amendment to the Plan and will not cause the Plan to be treated as individually designed.

If the Employer amends the Plan for any reason other than those set out above, the Plan shall no longer nave reliance on the opinion letter. The Employer reserves the right to continue its retirement program under a document separate and distinct from this Plan. In such event, all rights and obligations of the Employer, or any Participant or Beneficiary, under this document, shall cease. Assets held in support of this Plan wail be transferred to the designated funding medium under the new or restated plan and, if applicable, trust agreement, in the manner permitted under, and subject to, the Annuity Contract.

An amendment may not eliminate or reduce a Code §411(d)(6) protected benefit, as defined in Q&A-1 in Regulation §1.411(d)-4, that has already accrued, except as provided in Regulation §§1.411(d)-3 or 1.411(d)-4. This is generally the case even if such elimination or reduction is contingent upon the Employee’s consent and includes an amendment that otherwise places greater restrictions or conditions on a Participant’s right to Code §411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code §§411(a)(3) through 1). However, the Plan may be amended to eliminate or reduce Code §411(d)(6) protected benefits with respect to benefits not yet accrued as of the later of the amendment’s adoption ::ate or effective date without violating Code §411(d)(6). For purposes of this paragraph, an amendment that has the effect of decreasing a Participant’s Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit if the amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single sum distribution form is otherwise identical only if the single sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule in effect as of the last day such Contributions were permitted shall remain in effect with respect to that part of the Participant’s Account resulting from such Contributions. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan changes the computation of the percentage used to determine that portion of a Participant’s Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account attributable to Employer Contributions shall not be less than the percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant or former Participant (a) who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988), and (b) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account resulting from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted and end no earlier than the 60th day after the latest of the date the amendment is adopted or becomes effective, or the date the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

With respect to a Participant’s Account attributable to Employer Contributions accrued as of the later of the adoption or effective date of the amendment and earnings, the vested percentage of each Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

(b)	Amendment by the Pre-approved Plan Provider. The Employer delegates the authority to amend this

Plan to Principal Life Insurance Company as the pre-approved plan provider. The Employer hereby consents to any such amendment. However, no such amendment shall increase the duties of the Named Fiduciary without his consent. Such an amendment shall not deprive any Participant or Beneficiary of any accrued benefit except to the extent necessary to comply with any law or regulation issued by any governmental agency to which this Plan is subject. Such an amendment shall not provide that the Plan Fund be used for any purpose other than the exclusive benefit of Participants or their Beneficiaries or that such Plan Fund ever revert to or be used by the Employer.

However, for purposes of reliance on an opinion letter, Principal Life Insurance Company as the pre-approved plan provider will no longer have the authority to amend the Plan on behalf of the Employer as of the date (1) the Employer amends the Plan to incorporate a type of plan described in section 6.03 of Revenue Procedure 2017-41 that is not permitted under the pre-approved plan program, or (2) the Internal Revenue Service notifies the Employer in accordance with section 8.06(3) of Revenue Procedure 2017-41, that the Plan is an individually designed plan due to the nature and extent of employer amendments to the Plan.

Any amendment to this Plan by Principal Life Insurance Company, as the pre-approved plan provider, shall be deemed to be an amendment to this Plan by the Employer. The effective date of any amendment shall be specified in the written instrument of amendment.

Section 11.02 - Direct Rollovers

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

In the event of a Mandatory Distribution of an Eligible Rollover Distribution greater than $1,000 in accordance with the small amounts payment provisions of Section 11.07 (or which is a small amounts payment under Article VIII at complete termination of the Plan), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan with an affiliate of Principal Life Insurance Company. For purposes of determining whether a Mandatory Distribution is greater than $1,000, (a) the portion of the Participant’s distribution attributable to any Rollover Contributions is included; and (b) a Designated Roth Account and all other accounts under the Plan shall be treated as accounts held under two separate plans and shall not be combined.

In the event of any other Eligible Rollover Distribution to a Distributee in accordance with the small amounts payment provisions of Section 11.07 (or which is a small amounts payment under Article VIII at complete termination of the Plan), if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution to the Distributee.

Section 11.03 - Mergers and Direct Transfers

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in this Plan would (if that plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code §401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan. The Employer will not transfer any amounts attributable to elective deferral contributions, qualified matching contributions, qualified nonelective contributions, and contributions used to satisfy Code §401(k)(13) safe harbors unless the transferee plan provides that the limitations of Regulation §1.401(k)-1(d) of the regulations shall apply to such amounts (including post-transfer earnings thereon), unless the amounts could have been distributed at the time of the transfer (other than for hardship or deemed severance from employment as described in Section 6.03), and the transfer is an elective transfer described in Q&A-3(b)(1) in Regulation §1.411(d)-4.

Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee’s retirement, death, disability, or Severance from Employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code §414(l), to this Plan from a money purchase pension plan qualified under Code §401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The limitations of Regulation §1.401(k)-1(d) applicable to elective deferral contributions, qualified matching contributions, qualified nonelective contributions, and contributions used to satisfy Code §401(k)(13) safe harbors shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardship or deemed severance from employment as described in Section 6.03), and the transfer is an elective transfer described in Q&A-3(b)(1) in Regulation §1.411(d)-4.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Participant Contributions, until the time he meets all of the requirements to become an Active Participant.

The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

A Participant’s Code §411(d)(6) protected benefits, as defined in Q&A-1 in Regulation §1.411(d)-4, may not be eliminated by reason of transfer or any transaction amending or having the effect of amending a plan or plans to transfer benefits except as provided below.

A Participant’s Code §411(d)(6) protected benefits may be eliminated or reduced upon transfer between qualified defined contribution plans if the conditions in Q&A-3(b)(1) in Regulation §1.411(d)-4 are met. The transfer must meet all of the other applicable qualification requirements.

A Participant’s Code §411(d)(6) protected benefits may be eliminated or reduced if a transfer is an elective transfer of certain distributable benefits between qualified plans (both defined benefit and defined contribution) and the conditions in Q&A-3(c)(1) in Regulation §1.411(d)-4 are met. The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution under the minimum distribution requirements of Code §401(a)(9). If the Participant is eligible to receive an immediate distribution of his entire Vested Account in a single sum that would consist entirely of an eligible rollover distribution under Code §401(a)(31), such transfer will be accomplished as a direct rollover under Code §401(a)(31).

Section 11.04 - Provisions Relating to the Insurer and Other Parties

The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased will comply with the Plan. See Section 11.09.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

Such Insurer, issuer, or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of an amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

Section 11.05 - Employment Status

Nothing contained in this Plan gives an Employee the right to be retained in the Employer’s employ or to interfere with the Employer’s right to discharge any Employee.

Section 11.06 - Rights to Plan Assets

An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse, or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

Section 11.07 - Small Amounts

If the value of the Participant’s Vested Account does not exceed $5,000 (or a lesser amount specified in Section 1.27(g)), the Participant’s entire Vested Account shall be distributed within an administratively reasonable time as of the earliest of his Retirement Date, the date he dies, or the date he has a Severance from Employment for any other reason; provided that if the Plan holds Employer Stock that is not Readily Tradable, amounts invested in Employer Stock may only be distributed subject to the Plan’s available liquidity. For purposes of this section, if elected in Section 1.27(g), Rollover Contributions shall be disregarded when determining the value of the Participant’s Vested Account. If the Participant’s Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. This is a small amounts payment.

If a vested benefit delay of the small vested account in Section 1.27(g) is elected, the Participant shall not be treated as having a Severance from Employment for any reason other than retirement or death before the period of time specified has elapsed or becoming Totally Disable, if applicable, and no small amounts payment shall be made if he again becomes an Employee before such period of time has elapsed.

If a Participant does not elect to have a small amounts payment paid directly to an Eligible Retirement specified by the Participant in a Direct Rollover or to receive the distribution directly and his Vested Account is greater than $1,000, a Mandatory Distribution will be made in accordance with the provisions of Section 11.02. If his Vested Account is $1,000 or less, the Participant’s entire Vested Account shall be paid directly to him.

If a small amounts payment is made on or after the date the Participant dies, the payment shall be made to the Participant’s Beneficiary (spouse if the death benefit is payable to the spouse). If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant.

The small amounts payment is in full settlement of all benefits otherwise payable. No other small amounts payment shall be made.

Section 11.08 - Beneficiary

Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. The Beneficiary of a Participant who has a spouse shall be the Participant’s spouse. The Participant’s Beneficiary designation and any change of Beneficiary shall be subject to the provisions of Section 7.02 or Section 7.03, as applicable.

It is the responsibility of the Participants to give writer, notice to the Plan Administrator of the name of the Beneficiary on a form furnished for that purpose. The Plan Administrator shall maintain records of Beneficiary designations for Participants before their Retirement Dates. However, the Plan Administrator may delegate to another party the responsibility of maintaining records of Beneficiary designations. In that event, the written designations made by Participants shall be filed with such other party. If a party other than the Insurer maintains the records of Beneficiary designations and a Participant dies before his Retirement Date, such other party shall certify to the Insurer the Beneficiary designation on its records for the Participant.

If there is no Beneficiary named or surviving when a Participant des, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant’s estate for the benefit of the estate, unless otherwise specified in Section 1.27(h).

Section 11.09 - Nonalienation of Benefits

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse, or Contingent Annuitant. A Participant, Beneficiary, spouse, or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign such benefits except in the case of a loan, if any, as provided in Section 6.06. The preceding sentences shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code §414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgment, order, or decree issued, or a entered into which meets the requirements of Code §§401(a)(13)(C) or (D).

Section 11.10 - Construction

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included. In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control. Moreover, in the event of any conflict between the terms of the Plan and any conflicting provision in any associated trust, custodial account document or any document that is incorporated by reference, the terms of this Plan will govern.

Section 11.11 - Legal Actions

No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan. Should any Participant, Beneficiary, or other person claiming an interest in the Plan pursue legal action against the Plan, such legal action may not be brought more than two years following the date such cause of action or proceeding arose.

Section 11.12 - Word Usage

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, where used in this Plan, shall include the plural, unless the context indicates otherwise.

The words “in writing” and “written”, where used in this Plan, shall include any other forms (such as voice response or other electronic system) as permitted by any governmental agency to which the Plan is subject.

Section 11.13 - Change in Service Method

(a)

Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under the Plan, the Employee’s service shall be equal to the sum of Section 11.13(a)(1), (2) and (3) below:

(1)	The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

(2)

One year of service for the service period in which the change is effective if he is credited with the required of Hours of Service. For that portion of the service period ending on the date of the change (or the first day of the service period if the change is made on the first day of the service period), the Employee will be credited with the greater of (A) his actual Hours of Service or (B) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date of the change, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of the service period (the period beginning on the second day of the service period and ending on the last day of the service period if the change is made on the first day of the service period), the Employee will be credited with his actual Hours of Service.

(3)	The Employee’s service determined under this Plan using the hours method after the end of the service period in which the change in service method was effective.

If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee’s service shall be equal to the sum of Section 11.13(a)(4), (5) and (6) below:

(4)	The number of whole years of service credited to the Employee under the Plan as of the beginning of the service period in which the change in service method is effective.

(5)

The greater of (A) the service that would be credited to the Employee for that entire service period using the elapsed time method or (B) the service credited to him under the Plan as of the date the change is effective.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable service period under the other plan in which he became an Eligible Employee.

(b)

Transfer Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer Vat credited service under the elapsed time method for any purpose that under this Plan is determined using the hours method, then the Employee’s service shall be equal to the sum of Section 11.13(b)(1), (2) and (3) below:

(1)	The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

(2)

One year of service for the applicable service period in which he became an Eligible Employee if he is credited with the required Hours of Service. For that portion of such service period ending on the date he became an Eligible Employee (for the first day of such service period if he became an Eligible Employee on the first day of such. service period), the Employee will be credited with the greater of (A) his actual Hours of Service or (B) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date he became an Eligible Employee, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of such service period (the period beginning on the second day of such service period and ending on the last day of such service period if he became an Eligible Employee on the first day of such service period), the Employee will be credited with his actual Hours of Service.

(3)	The Employee’s service determined under this Plan using the method after the end of the service period in which he became an Eligible Employee.

If an Employee has been a participant in another plan of the Employer that credited service under the hours method for any purpose ?hat under this Plan is determined using the elapsed time method, then the Employee’s service shall be equal to the sum of Section 11.13(b)(4), (5), and (6) below:

(4)	The number of whole years of service credited to the Employee under the other plan as of the beginning of the service period under that plan in which he became an Eligible Employee under this Plan.

(5)

The greater of (A) the service that would be credited to the Employee for that entire service period using the elapsed time method or (B) the service credited to him under -.ne other plan as of the date he became an Eligible Employee under this Plan.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable service period under the other plan in which he became an Eligible Employee.

If an Employee has been a participant in a Controlled Group member’s plan that credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply though the Controlled Group member’s plan was a plan of the Employer.

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

Section 11.14 - Military Service

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to Qualified Military Service in accordance with Code §414(u). Loan repayments may be suspended under this Plan as permitted under Code §414(u).

A Participant who dies on or after January 1, 2007, while performing Qualified Military Service is treated as having resumed and then terminated employment on account of death, in accordance with Code §401(a)(37) and any subsequent guidance. The survivors of such Participant are entitled to any additional benefits provided under the Plan on account of death of the Participant.

Section 11.15 - Qualification of Plan

If the Plan is denied initial qualification upon fling timely application, it will be treated as void from the beginning. It will be terminated and all amounts contributed to the Plan, less expenses paid, shall be returned to the Employer within one year after the date of denial. If amounts have been contributed by Employees, the Employer shall refund to each Employee the amount made by him or, if less, the amount then in his Account resulting from such amounts. The Insurer and Trustee shall be discharged from all further obligations.

If the Plan fails to attain or retain qualification, it shall no longer participate in this pre-approved plan and shall be considered an individually designed plan.

Section 11.16 - Unclaimed Property

In the event a cash distribution of a small Vested Account or any other distribution (whether required by the Plan or requested by a Participant or Beneficiary) in accordance with Article 6, 7, or 8, whichever applies goes unclaimed by a Participant or Beneficiary, the Plan Administrator, at its discretion, may treat such amount as a Forfeiture or pay the distribution in a Direct Rollover to an individual retirement plan with an affiliate of Principal Life Insurance Company.

Before any unclaimed amount may be treated as a Forfeiture, the Plan Administrator must make reasonable efforts to locate the Participant or Beneficiary who is entitled to the unclaimed amount. For this purpose, reasonable efforts include, but are not limited to the following: (a) send a notice to the Participant or Beneficiary at his last known address via certified mail; (b) check related plan and employer records for updated information regarding the current residence of the Participant or Beneficiary; (c) in the case of a Participant who has named a Designated Beneficiary, contact his Designated Beneficiary to request updated contact information for the Participant; (d) use of one or more free internet search tools; or (e) use of Internet search tools, commercial locator services, credit reporting agencies, information brokers, investigation databases and analogous services. Reasonable expenses to conduct a search for the Participant or Beneficiary, may be assessed against the Participant’s Account.

If a Participant or Beneficiary makes a claim for benefits that have been treated as a Forfeiture under this section, the Plan Administrator shall restore the amount that was forfeited, unadjusted for any investment gains or losses. If a Participant again becomes an Employee of the Employer, he will be deemed to have made a claim for any of his benefits that were subject to Forfeiture under this section. If the Employer terminates the Plan, any amounts forfeited under this section shall be restored and paid in a Direct Rollover to an individual retirement plan for the benefit of the Participant or Beneficiary who is entitled to the unclaimed amount. Notwithstanding the foregoing, any amount that is subject to escheatment under applicable state law shall not be considered a Forfeiture under this section.

Article 12

Top-Heavy Plan Requirements

Section 12.01 - Application

The provisions of this article shall supersede all other provisions in the Plan to the contrary.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

The accrued benefit or account of a participant resulting from deductible employee contributions shall not be included for any purpose under this article.

The minimum vesting and contribution provisions of Section 12.03 and Section 12.04 shall not apply to any Employee included in a group of Employees covered by a collective bargaining agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. The term “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives.

Section 12.02 - Definitions

For purposes of this article, the following terms are defined:

Aggregation Group means (a) each of the Employer’s qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plans have terminated); (b) each of the Employer’s other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code §401(a)(4) or the minimum coverage requirement of Code §410; and (c) any of the Employer’s other qualified plans not included in clauses (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code §§401(a)(4) and 410. The plans in clauses (a) and (b) above constitute the “required” Aggregation Group. The plans in clauses (a), (b), and (c) above constitute the “permissive” Aggregation Group.

Compensation means compensation as defined in Section 1.13 for purposes of Section 4.07.

Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the Determination Date is the last day of that year.

Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is (a) an officer of the Employer having Compensation for the Plan Year greater than $175,000 (as adjusted under Code §416(i)(1)); (b) a 5-percent owner of the Employer; or (c) a 1-percent owner of the Employer having Compensation for the Plan Year of more than $150,000. The determination of who is a Key Employee shall be made according to Code §416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Nonkey Employee means any Employee who is not a Key Employee.

Top-heavy Plan means a plan that is top-heavy for any plan year. This Plan shall be top-heavy if any of the following conditions exist: (a) the Top-heavy Ratio for this Plan exceeds 60% and this Plan is not part of any required Aggregation Group or permissive Aggregation Group; (b) this Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60%; or (c) this Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60%.

Top-heavy Ratio means:

(a)

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), both computed in accordance with Code §416 and the regulations thereunder. In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Both the numerator and denominator of the Top-heavy Ratio are increased to reflect contributions not actually made as of the Determination Date, but which is required to be taken into account on that date under Code §416 and the regulations thereunder.

(b)

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code §416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group). In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(c)

For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (a) who is not a Key Employee but who was a Key Employee in a prior year or (b) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

Section 12.03 - Modification of Vesting Requirements

A Participant’s Vesting Percentage is at all times at least as great as the Vesting Percentage required to satisfy the requirements of Code §416. The part of the Participant’s Account resulting from the minimum contributions required pursuant to Section 12.04 will vest according to the vesting schedule selected in Section 1.23.

The part of the Participant’s Vested Account resulting from the minimum contributions required pursuant to Section 12.04 (to the extent required to be nonforfeitable under Code §416(b)) may not be forfeited under Code §§411(a)(3)(B) or (D).

Section 12.04 - Modification of Contributions

Unless otherwise specified in Section 1.20(d), during any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution for the Plan Year on behalf of each Nonkey Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Nonkey Employee is not required to have a minimum number of Hours of Service or minimum amount of Compensation in order to be entitled to this minimum. A Nonkey Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

(a)	3 percent of such person’s Compensation for such Plan Year.

(b)

The “highest percentage” of Compensation for such Plan Year at which Employer Contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year and selecting the greatest quotient (expressed as a percentage).To determine the highest percentage, all of the Employer’s defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code §§401(a)(4) or 410.

(c)	For purposes of (a) and (b) above, Compensation shall be limited by Code §401 (a)(17).

If employer contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If total employer contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

The minimum contribution applies to all of the Employer’s defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

To the extent a participant covered under this Plan can be covered under any other plan or plans of the Employer, the Employer may provide in Section 1.20(d) that the minimum contribution or benefit requirement applicable to Top-heavy Plans shall be made in only one of the plans (including a plan that consists solely of a cash or deferred arrangement that meets the requirements of Code §§401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code §§401(m)(11) or 401(m)(12) are met).

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required. Matching contributions, as defined in Code §401(m), shall be taken into account for purposes of satisfying the minimum contribution requirements of Code §416(c)(2) and the Plan. Matching contributions -.hat are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code §401(m).

The requirements of this section shad be met win-out regard to any Social Security contribution.

Article 13

Execution Provisions

By executing this Plan, the Employer, adopts the Principal Financial Group Pre-approved ESOP/KSOP Plan for the exclusive benefit of its Employees. The selections and specifications contained in this Plan constitute the Employer’s Plan.

It is understood that Principal Financial Group is not a party to the Employer’s Plan and shall not be responsible for any tax or legal aspects of the Employer’s Plan. The Employer assumes responsibility for these matters. The Employer acknowledges that it has counseled, to the extent necessary, with selected legal and tax advisors. The obligations of Principal Financial Group shall be governed solely by the provisions of its contracts and policies. Principal Financial Group shall not be required to look into any action taken by the Plan Administrator, Named Fiduciary, Trustee, Investment Manager, or the Employer and shall be fully protected in taking, permitting, or omitting any action on the basis of the Employer’s actions. Principal Financial Group shall incur no liability or responsibility for carrying out actions as directed by the Plan Administrator, Named Fiduciary, Trustee, Investment Manager, or the Employer.

Note: The Employer must sign the Plan when it first adopts the Plan. The Employer must also complete and sign a new Plan if the Plan has been restated, or if the Plan has been amended to change any prior elections or make new elections.

(Complete in black ink)

This Plan is executed	6/21/2022 , .
(Date signed - month, day and year)

FOR THE EMPLOYER

By my signature I certify that I have reviewed the terms of and the elections within this Plan. I also certify that a copy of this document shall be provided to each Trustee.

By	/s/John McWhortor	Business Title	EVP/CFO
(signature)

This Plan is an important legal document. It is recommended that the Employer consult with legal counsel regarding the tax and legal implications of the Plan, for which neither Principal Financial Group, nor its agents, can assume responsibility.

Principal Financial Group will inform the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The address of Principal Financial Group is 711 High Street, Des Moines, Iowa 50392-0001. When the Employer first adopts the pre-approved plan document, Principal Financial Group will assign a contact person and provide a toll-free number. If the Employer has not been assigned a contact person, call 1-800-543-4015, extension 86227, for assistance.

The Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code §401 except to the extent provided in Revenue Procedure 2017-41. The Employer may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to the Plan or in Revenue Procedure 2017-41.

INTERIM AMENDMENT TO COMPLY WITH THE

HARDSHIP WITHDRAWAL PROVISIONS OF

THE BIPARTISAN BUDGET ACT OF 2018 AND THE

2017 TAX CUTS AND JOBS ACT

This amendment of the Plan is adopted to comply with the Final Treasury Regulations issued September 23, 2019, in response to enactment of (a) sections 41113 and 41114 of the Bipartisan Budget Act of 2018, (b) sections 826 and 827 of the Pension Protection Act of 2006, (c) section 105(b)(1)(A) of the Heroes Earnings Assistance and Relief Tax Act of 2008, and (d) section 11044 of the Tax Cuts and Jobs Act of 2017.

This amendment supersedes any conflicting provisions of the Plan, where applicable, is not part of the Plan as approved under Revenue Procedure 2017-41, and has not been reviewed by the Internal Revenue Service (IRS) for compliance with statutory and/or regulatory changes. Furthermore, pursuant to Revenue Procedure 2017-41, this amendment does not affect reliance on the IRS opinion letter issued to the Plan.

Unless the Employer elects an earlier effective date by resolution, written direction, or administrative policy or procedure, hardship withdrawals made on or after January 1, 2020 by plans that permit such distributions with respect to Elective Deferral Contributions, will be administered in accordance with the provisions of the current Plan with the exception of the following provisions that supersede and replace the identified sections. Reference to a particular subsection of the Plan refers to the subsection as identified in the Plan and applies to the corresponding provision as identified in any individual Plan produced from such specimen plan.

1.	Subject to any administrative directive adopted by the Employer, the Section of Article 1 “Withdrawal Benefits”, is hereby revised by adding the following paragraph to rea:, as follows:

For Plan Years beginning prior to January 1, 2019, a hardship withdrawal from a Participant’s Elective Deferral Contributions did not include any income credited thereto unless such income was credited as of the later of December 31, 1988, or the end of the last Plan Year ending before July 1, 1989. Similarly, for Plan Years beginning prior to January 1, 2019, a hardship withdrawal from a Participant’s Safe Harbor Matching or Nonelective Contributions, Qualified Matching. and/or Qualified Nonelective Contributions Accounts, as applicable and available for hardship withdrawal, did not include any such Contributions made or income credited after the later of December 31, 1988, or the end of the last Plan Year ending before July 1, 1989. Unless elected earlier by the Employer by resolution, written direction, or administrative policy or procedure, effective for distributions made on or after January 1, 2020, the restrictions on hardship withdrawal of income, along with the restriction on the availability of any Safe Harbor Matching or Nonelective Contributions, Qualified Matching, and Qualified Nonelective Contributions (as applicable) for hardship withdrawal, no longer apply. The Employer may choose to make hardship withdrawals of such Contributions and, unless otherwise elected by the Employer by resolution, written direction, or administrative policy or procedure, the interest accrued on such Contributions available for hardship distribution.

1

2.	Subject to any administrative directive adopted by the Employer, Section of Article 6 titled “Withdrawal Benefits”, is hereby revised at subsection (a) to read as follows:

(a)

Financial Hardship Withdrawals. Withdrawals of part of the Participant’s Account as provided in the Withdrawal Benefits section of Article 1 will be permitted in the event of hardship due to an immediate and heavy financial need. If elected by the Employer in the Withdrawal Benefits section of Article 1, the portion of the Participant’s Account held in the Employer Stock Account may not be redeemed for purposes of these withdrawals.

Immediate and heavy financial need shall be limited to (1) expenses incurred or necessary for medical care that would be deductible under Code §213(a) (determined without regard to whether the expenses exceed the stated limit on adjusted gross income); (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code §152 without regard to Code §§152(b)(1), (b)(2), and (d)(1)(B)); (4) payments necessary to prevent the eviction of the Participant from or foreclosure on the mortgage of, the Participant’s principal residence; (5) payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code §152 without regard to Code §152(d)(1)(B)); (6) expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to Code 165(h)(5) and whether the loss exceeds 10% of adjusted gross income); (7) expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub.L.100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or (8) any other distribution deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations. If elected by the Employer in the Withdrawal Benefits section of Article 1, immediate and heavy financial need shall also include expenses described in clauses (1), (3), and (5) of this paragraph (relating to medical, tuition, and funeral expenses, respectively) of a Primary Beneficiary.

No withdrawal shall be allowed which is not necessary to satisfy the immediate and heavy financial need.

2

A withdrawal from a Participant’s Safe Harbor Matching or Nonelective Contributions, Qualified Matching, and/or Qualified Nonelective Contributions Accounts (if and as applicable) shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant represents (in writing, by an electronic medium, or in such other form as may be prescribed by the Commissioner) that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need. The Plan Administrator and the Employers may rely on a Participant’s substantiation of such necessity and are not obligated to inquire into the Participant’s financial condition, unless the Plan Administrator and/or Employers have actual knowledge to the contrary, that the need cannot be satisfied by one of the actions listed below or if the effect would increase the need: (a) through reimbursement or compensation by insurance or otherwise; (2) by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; (3) by cessation of Elective Deferral Contributions or Voluntary Contributions (if and as applicable); or (4) by other distributions or, if so mandated by the Employer, nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

Unless otherwise elected by the Employer, the requirement that any available nontaxable loan (at the time of the application) be taken is no longer required.

All references to a six-month suspension from making Elective Deferral Contributions and/or Voluntary Contributions (if and as applicable) upon receipt of a hardship withdrawal are removed.

A Participant shall not cease to be an Eligible Participant, as defined in Section 4.08, merely because his Elective Deferral Contributions and/or Voluntary Contributions (if and as applicable) are suspended.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

3

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this             21st            day of             June            , 2022.

For the Employer

By	/s/ John McWhorter
Title	EVP/CFO

4

Adopting Employer Agreement

of

Third Coast Commercial Capital, Inc.

To be an Adopting Employer, an Employer must affirmatively adopt this Plan. Third Coast Commercial Capital, Inc. adopts this Plan and agrees to be bound by its terms and conditions as set forth therein, except that for purposes of this adoption, all service with and Compensation from an Adopting Employer shall be included as service with and Compensation from the Employer.

Adopting Employer:	Third Coast Commercial Capital, Inc.

Business Address:	20202 Hwy 59 N. Humble, Texas 77338

Business telephone:	(281) 570-1850

Employer Tax ID:	47-5462028

In witness whereof, the Adopting Employer has executed this document on the date indicated below pursuant to authority of its board of directors or similar governing body, to implement this Pre-Approved Plan as of the effective date set forth in Article 1.

/s/ John McWhortor	6/21/22
Signature of Officer of the Employer	Date

John McWhorter	EVP
Name of Officer (print)	Title

/s/ Adriana Herrera	6/21/22
Witness by:	Date

Adriana Herrera	VP/ Benefits/ Payroll Manager
Name of Witness (print)	Title